                                                                   EXHIBIT 10.13


                                      INDEX


Main Agreement .....................................................     1
Appendix UNE & Price List ..........................................     2
Appendix OSS-UNE ...................................................     3
Appendix 911 .......................................................     4
Appendix BCR .......................................................     5
Appendix CH ........................................................     6
Appendix DCO .......................................................     7
Appendix FGA .......................................................     8
Appendix Host ......................................................     9
Appendix ITR .......................................................     10
Appendix MAP .......................................................     11
Appendix NIM .......................................................     12
Appendix Port ......................................................     13
Appendix Recording .................................................     14
Appendix TP ........................................................     15
Appendix Wireless ..................................................     16

                                TABLE OF CONTENTS

1.0      DEFINITIONS .............................................................................................       2

2.0      INTERPRETATION AND CONSTRUCTION .........................................................................       6

3.0      IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES ............................................       6

4.0      INTERCONNECTION PURSUANT TO SECTION 251(c)(2) ...........................................................       7
         4.1      Scope ..........................................................................................       7
         4.2      Interconnection Coverage .......................................................................       7
         4.3      Methods for Interconnection ....................................................................       8
         4.4      Physical Architecture ..........................................................................       9
         4.5      Technical Specifications .......................................................................      10
         4.6      Interconnection in Additional Metropolitan Exchange Areas ......................................      10

5.0      TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC  PURSUANT TO SECTION 251(c)(2) ...........      11
         5.1      Scope of Traffic ...............................................................................      11
         5.2      Responsibilities of the Parties ................................................................      12
         5.3      Reciprocal Compensation for Termination of Local Traffic .......................................      12
         5.4      Reciprocal Compensation for Transit Traffic ....................................................      13
         5.5      Reciprocal Compensation for Termination of IntraLATA Interexchange Traffic .....................      14
         5.6      Compensation for Origination and Termination of Switched Access Service Traffic
                  to or From an IXC (Meet-Point Billing (MPB) Arrangements) ......................................      15
         5.7      Billing Arrangements for Compensation for Termination of IntraLATA, Local, Transit,
                  and Optional Calling Area Traffic ..............................................................      17

         5.8      Compensation for "Porting" Optional Calling Area Numbers .......................................      18

6.0      TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT
         TO 251(c)(2) ............................................................................................      18
         6.1      Scope of Traffic ...............................................................................      18
         6.2      Trunk Group Architecture Traffic Routing .......................................................      18

7.0      TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC .....................................................      18
         7.1      Information Services Traffic ...................................................................      18
         7.2      Line Status Verification (LSV)/Busy Line Interrupt (BLI) Traffic ...............................      19
         7.3      Wireless Traffic ...............................................................................      19

8.0      SIGNALING ...............................................................................................      19

9.0      NUMBERING ...............................................................................................      20

10.0     RESALE -- SECTIONS 251(B)1); 251(c)(4); 252(d)(3); and 271(c)(2)(B)(xiv) ................................      21

11.0     UNBUNDLED NETWORK ELEMENTS - SECTIONS 251(c)(3), 271(c)(2)(B) (ii),(iv),(v),(vi),(x) ....................      21

12.0     NOTICE OF CHANGES -- SECTION 251(c)(5) ..................................................................      22

13.0     COLLOCATION -- SECTION 251(c)(6) ........................................................................      22

14.0     NUMBER PORTABILITY -- SECTIONS 251(b)(2) and 271(c)(2)(B)(xi)...... .....................................      22

15.0     DIALING PARITY -- SECTION 251(b)(3); 271(c)(2)(B)(xii); and 271(e)(2) ...................................      23

16.0     ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4) and 271(c)(2)(B)(iii) ......................................      23

17.0     DATABASE ACCESS -- SECTION  271(c)(2)(B)(x) .............................................................      23

18.0     INTERCEPT REFERRAL ANNOUNCEMENTS ........................................................................      23

19.0     COORDINATED REPAIR CALLS ................................................................................      24

20.0     OTHER SERVICES 271(c)(B)(2)(vii) and 271(c)(2)(B)(viii) .................................................      24
         20.1     White Pages ....................................................................................      24
         20.2     Calling Name Information .......................................................................      24
         20.3     Billing/Collecting/Remitting ...................................................................      25
         20.4     911/E911 Service ...............................................................................      25
         20.5     Directory Assistance (DA) ......................................................................      25
         20.6     Direct Access (DIRECT) .........................................................................      25
         20.7     Operator Services ..............................................................................      25
         20.8     Clearinghouse Services .........................................................................      25
         20.9     Hosting ........................................................................................      25
         20.10    Signaling System 7 Interconnection .............................................................      25

21.0     GENERAL RESPONSIBILITIES OF THE PARTIES .................................................................      25

22.0     EFFECTIVE DATE, TERM, AND TERMINATION ...................................................................      27

23.0     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES ............................................................      28

24.0     CHANGES IN END USER LOCAL EXCHANGE SERVICE PROVIDER SELECTION ...........................................      28

25.0     SEVERABILITY ............................................................................................      29

26.0     INTELLECTUAL PROPERTY ...................................................................................      29

27.0     INDEMNIFICATION .........................................................................................      29

28.0     LIMITATION OF LIABILITY .................................................................................      32

29.0     LIQUIDATED DAMAGES FOR SPECIFIED ACTIVITIES .............................................................      32
         29.1     Certain Definitions ............................................................................      32
         29.2     Specified Performance Breach ...................................................................      33
         29.3     Liquidated Damages .............................................................................      33
         29.4     Limitations ....................................................................................      34
         29.5     Sole Remedy ....................................................................................      34
         29.6     Records ........................................................................................      34

30.0     REGULATORY APPROVAL .....................................................................................      34

31.0     MISCELLANEOUS ...........................................................................................      35
         31.1     Authorization ..................................................................................      35
         31.2     Compliance and Certification ...................................................................      35
         31.3     Law Enforcement ................................................................................      35
         31.4     Independent Contractor .........................................................................      36
         31.5     Force Majeure ..................................................................................      36
         31.6     Confidentiality ................................................................................      37
         31.7     Governing Law ..................................................................................      38
         31.8     Taxes ..........................................................................................      39
         31.9     Non-Assignment .................................................................................      41
         31.10    Non-Waiver .....................................................................................      41
         31.11    Audits .........................................................................................      41
         31.12    Disputed Amounts ...............................................................................      42

         31.13    Disputed Resolutions ...........................................................................      43
         31.14    Notices ........................................................................................      43
         31.15    Publicity and Use of Trademarks or Service Marks ...............................................      43
         31.16    Section 252(i) Obligations .....................................................................      44
         31.17    Joint Work Product .............................................................................      44
         31.18    Intervening Law ................................................................................      45
         31.19    No Third Party Beneficiaries; Disclaimer of Agency .............................................      45
         31.20    No License .....................................................................................      45
         31.21    Survival .......................................................................................      45
         31.23    Scope of Agreement .............................................................................      45
         31.24    Entire Agreement ...............................................................................      46

                                                    GENERAL TERMS AND CONDITIONS
                                                                    PAGE 6 OF 48
                                                                      SWBT/Birch


 INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE TELECOMMUNICATIONS
                                  ACT OF 1996




                                 BY AND BETWEEN


                       SOUTHWESTERN BELL TELEPHONE COMPANY

                                       AND

                         BIRCH TELECOM OF MISSOURI, INC.

                                                    GENERAL TERMS AND CONDITIONS
                                                                    PAGE 7 OF 48
                                                                      SWBT/Birch



 INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE TELECOMMUNICATIONS
                                  ACT OF 1996


         This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is by and between Southwestern Bell Telephone Company, a Missouri Corporation ("SWBT"), and Birch Telecom of Missouri, Inc. ("Birch"), a Delaware Corporation.

         WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide, directly or indirectly, Telephone Exchange Services and Exchange Access to residential and business end users predominantly over their respective telephone exchange service facilities in Missouri; and

         WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Telecommunications Act of 1996 ("the Act") and additional services as set forth herein; and

         WHEREAS, for purposes of this Agreement, the Parties intend to operate where SWBT is the incumbent local exchange carrier and Birch, a competitive local exchange carrier, is certified by the Missouri Public Service Commission, as required.

         NOW, THEREFORE, Birch and SWBT hereby agree as follows:

1.0      DEFINITIONS

         1.1 "Act" means the Communications Act of 1934 [47 U.S.C. 151 et seq.], as amended by the Telecommunications Act of 1996.

         1.2 "Affiliate" is as defined in the Act.

         1.3 "Automatic Number Identification" or "ANI" is a switching system feature that forwards the telephone number of the calling party and is used for screening, routing and billing purposes.

         1.4 "Busy Line Interrupt" or "BLI" is performed when one Party's operator bureau interrupts a telephone number in progress after Line Status Verification has occurred. The operator bureau will interrupt the busy line and inform the called party that there is a call waiting.

         1.5 "Calling Party Number" or "CPN" is a feature of signaling system 7
(SS7) protocol whereby the ten (10) digit number of the calling party is forwarded from the end office.

         1.6 "Central Office Switch" means a single switching system within the public

                                                    GENERAL TERMS AND CONDITIONS
                                                                    PAGE 8 OF 48
                                                                      SWBT/Birch


switched telecommunications network, including the following:

                           (i) "End Office Switches" which are Class 5 switches where end user Exchange Services are directly connected and offered; and

                           (ii) "Tandem Office Switches" or "Tandems" which are Class 4 switches used to connect and switch trunk circuits between Central Office Switches.

Central Office Switches may be employed as combination End Office/Tandem Office switches (combination Class 5/Class 4).

         1.7 "CLASS Features" mean certain CCS-based features available to end users including, but not limited to: Automatic Call Back; Call Trace; Caller Identification and related blocking features; Distinctive Ringing/Call Waiting; Selective Call Forward; and Selective Call Rejection.

         1.8 "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the premises of a second Party (the "Housing Party"). Collocation may be "physical" or "virtual." In "Physical Collocation," the Collocating Party installs and maintains its own equipment in the Housing Party's premises. In "Virtual Collocation," the Housing Party installs and maintains the collocated equipment in the Housing Party's premises. Collocation includes, but is not limited to, collocation of 38 GHz basic transmission equipment, provided it complies with the guidelines in SWBT's current Physical Collocation Technical Publication as of the date of this Agreement provided to Birch.

         1.9 "Commission" means the Missouri Public Service Commission.

         1.10 "Common Channel Signaling" or "CCS" is a special network, fully separate from the transmission path of the public switched network, that digitally transmits call set-up and network control data. Unless otherwise agreed by the Parties, the CCS used by the Parties shall be SS7.

         1.11 "Cross Connect" means the unbundled network element cross connect rate element which is used to designate connection between: i) the SWBT distribution frame and an unbundled network element component, or ii) two unbundled network element components, or iii) the SWBT distribution frame and the tie cable termination point for a Birch collocation.

         1.12 "Dialing Parity" is as defined in the Act. As used in this Agreement, Dialing Parity refers to both Local Dialing Parity and Toll Dialing Parity.

                                                    GENERAL TERMS AND CONDITIONS
                                                                    PAGE 9 OF 48
                                                                      SWBT/Birch

         1.13 "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

         1.14 "Digital Signal Level 0" or "DS0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

         1.15 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

         1.16 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

         1.17 "End User" means a third-party residence or business, that subscribes to Telecommunications Services provided by either of the Parties, or by another telecommunications service provider.

         1.18     "Exchange Access" is as defined in the Act.

         1.19 "Exchange Message Record" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications Carriers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

         1.20 "Fiber-Meet" means an Interconnection architecture method whereby the Parties physically interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

         1.21 "Interconnection" is as described in the Act and refers to the connection of separate pieces of equipment, facilities, or platforms between or within networks for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

         1.22 "Interconnection Activation Date" is the date that the construction of the joint facility Interconnection arrangement has been completed, trunk groups have been established, and joint trunk testing is completed.

         1.23 "Interexchange Carrier" or "IXC" means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services. For purposes of Section 6.0 of this Agreement, the term "IXC" includes any entity which purchases FGB or FGD Switched Exchange Access Service in order to originate or terminate traffic to/from Birch's end users.

         1.24 "IntraLATA Toll Traffic" means those intraLATA station calls that are not defined as Local Traffic in this Agreement.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 10 OF 48
                                                                      SWBT/Birch

         1.25 "Line Status Verification" or "LSV" or "Busy Line Verify" or "BLV" is performed when one Party's end user requests assistance from the operator bureau to determine if the called line of the other Party is in use.

         1.26 "Local Traffic," for purposes of intercompany compensation, is if
(i) the call originates and terminates in the same SWBT exchange area; or (ii) originates and terminates within different SWBT Exchanges that share a common mandatory local calling area, e.g., mandatory Extended Area Service (EAS), mandatory Extended Local Calling Service (ELCS), or other like types of mandatory expanded local calling scopes.

         1.27 "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).

         1.28 "MECAB" refers to the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee
(CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of access services provided to an IXC by two or more LECs, or by one LEC in two or more states within a single LATA. The latest release is issue No. 5, dated June 1994.

         1.29 "MECOD" refers to the Multiple Exchange Carriers Ordering and Design (MECOD) Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee of the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions
(ATIS). The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes methods for processing orders for access service which is to be provided to an IXC by two or more telecommunications providers. The latest release is issue No. 3, dated February 1996.

         1.30 "Meet-Point Billing" or "MPB" refers to a billing arrangement whereby two or more Telecommunications Carriers jointly provide for switched access service to an IXC, with each LEC receiving an appropriate share of its switched access revenues as defined by its effective access tariffs.

         1.31 "Metropolitan Exchange Area" means a geographical area defined in SWBT current tariffs effective as a metropolitan exchange local calling area. For example, Dallas, Ft. Worth, Houston, Little Rock, Oklahoma City, St. Louis and Austin would be examples of Metropolitan Exchange Areas.

         1.32 "Bona Fide Request" means the process described in Appendix UNE that is attached hereto and incorporated herein and that is described in Section
4.36 that prescribes the

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 11 OF 48
                                                                      SWBT/Birch

terms and conditions relating to a Party's request that the other Party provide a Network Element or a form of interconnection not otherwise provided for in this Agreement.

         1.33 "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include, but are not necessarily limited to: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access services.

         1.34 "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps (OC-1/STS-1) and higher rates are direct multiples of the base rate, up to 13.22 Gpbs.

         1.35 "Telephone Exchange Service" is as defined in the Act.

         1.36 "Wire Center" means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy and which serves as a Routing Point for Switched Exchange Access Service.

2.0      INTERPRETATION AND CONSTRUCTION

         All references to Sections, Exhibits, Schedules, and Appendices shall be deemed to be references to Sections of, and Exhibits, Schedules, and Appendices to, this Agreement unless the context shall otherwise require. The headings of the Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including SWBT or other third party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, statute, regulation, rule or tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision). In the event of a conflict or discrepancy between the provisions of this Agreement or the definitions contained herein and the Act, as from time to time interpreted in the rules, as effective, the provisions and definitions of the Act or such rules and regulations shall govern.

3.0      IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES

         Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Sections 4.0, 5.0 and 6.0 for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic shall be established on or before the corresponding "Interconnection Activation Date" shown for each such Metropolitan Exchange Area on Appendix DCO attached hereto and incorporated by reference. Appendix DCO may be revised and supplemented from time to time upon the mutual agreement of the

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 12 OF 48
                                                                      SWBT/Birch

Parties to reflect the Interconnection of additional Metropolitan Exchange Areas pursuant to Section 4.6 by modifying or updating Appendix DCO.

4.0 INTERCONNECTION PURSUANT TO SECTION 251(C)(2)(A),(B),(C); 47 CFR SECTION 51.305(a)(1)

         4.1      SCOPE

         This Section 4.0 describes the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act. Such Interconnections shall be equal in quality to that provided by the Parties to themselves or to any subsidiary, affiliate or Third Party, provided however, that nothing contained in this Section shall be construed as limiting the duties otherwise imposed by Section
29. Appendix ITR attached hereto and incorporated by reference prescribes the specific trunk groups (and traffic routing parameters) which will be configured over the physical connections described in this Section 4.0 to provide the facilities for the transmission and routing of Telephone Exchange Service traffic (as described in Section 5.0), Exchange Access traffic (as described in Section 6.0), LSV/BLI traffic (as described in sub-section 7.2).

         4.2 INTERCONNECTION COVERAGE SECTION 251(c)(2)(B) AND (C), 47 CFR SECTION51.305(A)(2)

         The Parties shall provide for interoperation of their networks that is at least equal in quality to that provided by SWBT to itself or to any subsidiary, affiliate, or any other party to which SWBT provides interconnection and shall interconnect at any technically feasible point in their network as stated below:

         4.2.1. Birch shall interconnect with SWBT's facilities as follows:

                  a. In each SWBT exchange area in which Birch chooses to offer local exchange service, Birch, at a minimum, will interconnect its network facilities to: (a) a SWBT access tandem(s), and (b) to either each SWBT local tandem(s) or each SWBT end office(s) ("EO") subtending that local tandem(s); or as the Parties may otherwise agree. SWBT EOs and tandems through which Birch will terminate its traffic will be called SWBT Interconnection Wire Centers and are identified in Appendix DCO. As Birch initiates Exchange Service operations in additional SWBT exchange areas, SWBT and Birch shall agree upon additional SWBT Interconnection Wire Centers in each new exchange area. Birch agrees that if SWBT establishes additional tandems in an exchange area within which Birch offers local exchange service, Birch will interconnect to the additional tandems.

                  b. Interconnection to a SWBT local tandem(s) will provide Birch local

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 13 OF 48
                                                                      SWBT/Birch

                           access to the SWBT end offices and NXXs which subtend that tandem(s), and to other Local Exchange Carriers ("LECs") (subject to sub-section 5.4) which are connected to that tandem(s). Interconnection to SWBT EO(s) will provide Birch access only to the NXXs served by that individual EO(s) to which Birch interconnects.

                  c. Interconnection to a SWBT access tandem will provide Birch interexchange access to SWBT, IXCs, LECs and CRMS providers (subject to sub-section 7.3) which are connected to that tandem. Where an access tandem also provides local tandem functions, interconnection to a SWBT access tandem serving that exchange will also provide Birch access to SWBT's EOs with the same functionality described in (b) above.

                  d. Where Birch requires ancillary services (e.g., Directory Assistance, Operator Assistance, E911/911) additional interconnection to SWBT's Interconnection Wire Center(s) or special trunking will be required for interconnection to such ancillary services.

         4.2.2. SWBT shall interconnect with Birch's facilities under terms and conditions no less favorable than those identified in sub-section 4.2.1, above.

         4.3      METHODS FOR INTERCONNECTION

         Where the Parties interconnect, for the purpose of exchanging traffic between networks, the Parties may use the following interconnection methods for each Tandem and End Office identified in Appendix DCO making use of facilities they own or lease from a third party or SWBT.

                  4.3.1 Physical Collocation Interconnection ("PCI") - Where Birch provides fiber cable and connects to its equipment located in the SWBT Wire Center. Birch owns and maintains Birch's equipment.

                  4.3.2 Virtual Collocation Interconnection ("VCI") - Where Birch provides fiber cable to SWBT for connection to Birch-designated basic transmission equipment dedicated solely for Birch's use, located in the SWBT Interconnection Wire Center. SWBT owns and maintains the basic transmission equipment at the SWBT Interconnection Wire Center. This option shall be consistent with the terms of SWBT's virtual collocation tariff.

                  4.3.3 SONET-Based Interconnection ("SBI") - Where Birch provides fiber cable to SWBT for connection to SWBT-designated basic transmission equipment located at the SWBT Interconnection Wire Center and dedicated solely for Birch's use. SWBT owns and maintains the basic transmission equipment. This option shall be consistent with SWBT's SBI tariff.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 14 OF 48
                                                                      SWBT/Birch

                  4.3.4 Leased Facility Interconnection ("LFI") - Where facilities exist, either Party may lease facilities from the other Party.

                  4.3.5 Mid-span Fiber Interconnection ("NIM") - Where the Parties agree to interconnect through SONET technology, using a Fujitsu originating line terminating multiplexer fiber optic terminal ("FOT") details of this architecture are addressed in Appendix NIM attached hereto and incorporated by reference. This interconnection arrangement is limited to interconnecting trunks.

                  4.3.6 Other interconnection methods, as negotiated by the parties, which interconnect Birch's and SWBT's networks (1) for the transmission and routing of telephone exchange traffic, exchange access traffic, or both; (2) at any technically feasible point within SWBT's network including: (i) the line-side of a local switch; (ii) the trunk-side of a local switch, (iii) the trunk interconnection points for a tandem switch; (iv) central office cross-connect points; (v) out-of-band signaling transfer points necessary to exchange traffic at these points and access call related databases, and (vi) the points of access to unbundled network elements; (3) that is a level of quality that is equal to that which SWBT provides itself, a subsidiary, an affiliate, or any other party. If Birch requests, and to the extent technically feasible, SWBT shall negotiate interconnection that is superior or lesser in quality to that provided by SWBT to itself or any subsidiary, affiliate, or any other party to which the incumbent LEC provides interconnection. Birch may also request additional interconnection methods through the Bona Fide Request process as described in Appendix UNE.

         4.4 PHYSICAL ARCHITECTURE. Using one or more of the Interconnection Methods described in Section 4.3 above, the Parties will agree on a physical architecture plan. This plan will be documented within Appendix DCO. The Parties agree to deploy one physical architecture plan per Metropolitan Serving Area. The two architecture arrangements, End Point Meet and Mid-Point Meet, are discussed below. Additional physical architectures, as yet undefined, may evolve during the term of this Agreement. These future as yet undefined architectures can be deployed if mutually agreed upon or secured through the Bona Fide Request process.

                  4.4.1 End Point Meet. Using the "End Point Meet" architecture, the Parties will establish transport facilities from their own Central Office(s) to the other party's Central Office(s) utilizing any method of interconnection described in Section 4.3 above. Unless otherwise mutually agreed upon, each Party will use its own transport facilities to provide its trunking as set forth in Appendix ITR. Each Party will be responsible for the appropriate sizing, operation, and maintenance of its own transport facilities. If initially deployed as an End Point Architecture, the deployment architecture may be migrated or groomed, upon mutual agreement, to a Mid-Point Meet architecture.

                  4.4.2 Mid-Point Meet. Using the Mid-Point Meet architecture, the Parties will agree upon a Point of Interconnection (POI). The POI functions as a demarcation point for each Party. Each Party is responsible to transport all trunking to its side of the POI utilizing any

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 15 OF 48
                                                                      SWBT/Birch

method of interconnection described in Section 4.3 above. Each Party is responsible for the appropriate sizing, operation, and maintenance of the transport facility and trunking to the POI.

                           4.4.2.1 A second POI can be established to eliminate
a "single point of failure" when mutually agreed upon. The establishment of the second POI should not require additional or increased trunking or facilities of either Party. Trunking from the initial POI will be groomed or augmented to the second POI upon mutual agreement.

                           4.4.2.2 When required, based on guidelines
established pursuant to Appendix ITR, either Party may trunk directly to the other Party's EO. If the Party is virtually or physically collocated to the EO, then that collocation will be designated a POI. This collocation will be used for the transport of direct EO trunking, in addition to other uses. The collocated Party is responsible for the appropriate sizing, operation, and maintenance of the transport facility. In the instance where the Party is not collocated, the EO trunk group will be handed off at the original POI and both Parties will be responsible for the transport facility on their side of that POI.

                           4.4.2.3 Unless otherwise mutually agreed upon, when
Mid-Point Meet architecture has been deployed, it will remain as the architecture of choice during the term of this Agreement.

         4.5      TECHNICAL SPECIFICATIONS

                  4.5.1 Birch and SWBT shall work cooperatively to install and maintain a reliable network. Birch and SWBT shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

                  4.5.2 Birch and SWBT shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

                  4.5.3 Technical Publications describe the practices, procedures, specifications and interfaces generally utilized by SWBT, are listed in Appendix TP attached hereto and incorporated by reference. Appendix TP will herein assist the Parties in meeting their respective Interconnection responsibilities. Copies of the publications listed in Appendix TP have been or shall be provided to Birch by SWBT.

         4.6      INTERCONNECTION IN ADDITIONAL METROPOLITAN EXCHANGE AREAS

                  4.6.1 If Birch decides to offer Telephone Exchange Services in any Metropolitan Exchange and Areas in which SWBT also offers Telephone Exchange Services, Birch shall provide written notice to SWBT of the need to establish Interconnection in such

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 16 OF 48
                                                                      SWBT/Birch

Metropolitan Exchange Areas pursuant to this Agreement.

                  4.6.2 The notice provided in Section 4.6.1 shall include: (i) the initial Routing Point Birch has designated in the Metropolitan Exchange Area; (ii) Birch's requested Interconnection Activation Date; and (iii) a non-binding forecast of Birch's trunking requirements.

                  4.6.3 Unless otherwise agreed by the Parties, the Parties shall designate the Wire Center that Birch has identified as its initial Routing Point in the Metropolitan Exchange Area as Birch Interconnection Wire Center
(IWC) in that Metropolitan Exchange Area and shall designate the SWBT Tandem Office Wire Center within the Metropolitan Exchange Area nearest to the IWC (as measured in airline miles utilizing the V&H coordinates method) as the SWBT Interconnection Wire Center (SIWC) in that Metropolitan Exchange Area.

                  4.6.4 Unless otherwise agreed by the Parties, the Interconnection Activation Date in each new Metropolitan Exchange Area shall be the one-hundred and fiftieth (150th) day following the date on which Birch delivered notice to SWBT of the need to establish Interconnection pursuant to
Section 4.6.1 above. Within ten (10) business days of SWBT's receipt of Birch's notice, SWBT and Birch shall confirm their respective Wire Centers to be Interconnected and the Interconnection Activation Date for the new Metropolitan Exchange Area by attaching a supplementary schedule to Appendix DCO.


5.0 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)(D); 252(d)(1) AND (2); 47 CFR SECTION 51.305(a)(5)

         5.1      SCOPE OF TRAFFIC

         This Section 5.0 prescribes parameters for Traffic Exchange trunk groups the Parties shall establish over the Interconnections specified in
Section 4.0. The Parties shall allow for the Traffic Exchange trunk groups specified in this Section 5.0 and in Appendix ITR for the transmission and routing of all Local and IntraLATA Toll Traffic between the Parties' respective Telephone Exchange Service end users.

                  5.1.1 For purposes of compensation under this Agreement, the telecommunications traffic traded between Birch and SWBT will be classified as either Local Traffic, Transit Traffic, Optional Calling Area Traffic), IntraLATA Interexchange Traffic, InterLATA Interexchange Traffic, or FGA Traffic. The compensation arrangement for the joint provision of Feature Group A (FGA) Services is covered in Appendix FGA, attached hereto and incorporated herein by reference. The Parties agree that, notwithstanding the classification of traffic under this Agreement, either Party is free to define its own "local" calling area(s) for purposes of its provision of Telecommunications Services to its end users.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 17 OF 48
                                                                      SWBT/Birch

                  5.1.2 Calls originated by one Party's end user and terminated to the other Party's end user will be classified as "Local Traffic" under this Agreement if the call: (i) originates and terminates in the same SWBT exchange area; or (ii) originates and terminates within different SWBT Exchanges that share a common mandatory local calling area, e.g., mandatory Extended Area Service (EAS), mandatory Extended Local Calling Service (ELCS), or other like types of mandatory expanded local calling scopes.

THE PARTIES DISAGREE AS TO WHETHER RECIPROCAL COMPENSATION SHOULD APPLY TO ISP TRAFFIC AND WHAT LANGUAGE, IF ANY, SHOULD ADDRESS THAT ISSUE.

         5.2      RESPONSIBILITIES OF THE PARTIES

                  5.2.1 Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved.

                  5.2.2 Each Party will include in the information transmitted to the other for each call being terminated on the other's network (where available), the originating Calling Party Number (CPN).

                  5.2.3 If the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information will be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use (MOU) of calls exchanged with CPN information. If the percentage of calls passed with CPN is less than ninety percent (90%), the Parties shall meet to ascertain the source of the problem and correct it. The Parties shall work together to rate correctly all calls passed without CPN. Where CPN is not passed and no valid technical reason exists for the failure to pass CPN, the Parties will bill switched access.

                  5.2.4 The type of originating calling number transmitted depends on the protocol of the trunk signaling used for interconnection. Traditional toll protocol will be used with Multi-Frequency (MF) signaling, and ANI will be sent from the originating Party's end office switch to the terminating Party's tandem or end office switch.

                  5.2.5 Where one Party is passing CPN but the other party is not properly receiving information, the Parties will cooperate to rate the traffic correctly.

         5.3      RECIPROCAL COMPENSATION FOR TERMINATION OF LOCAL TRAFFIC

                  5.3.1 The Compensation set forth below will apply to all Local Traffic as defined in sub-section 5.1.2 of this Agreement.

                  5.3.2    Applicability of Rates

                           i)       The rates, terms, conditions in this Section
                                    5.3 apply only to the termination of Local
                                    Traffic, except as explicitly noted.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 18 OF 48
                                                                      SWBT/Birch

                           ii) The Parties agree to compensate each other for the termination of Local Traffic on a minute of use (MOU) basis.

                   5.3.3   Rate Elements

                           5.3.3.1 A Tandem Served rate element is applicable to
Tandem Routed Local Traffic on a terminating local MOU basis and includes compensation for the following sub-elements:

                                      i) Tandem Switching - compensation for the use of tandem switching functions.

                                      ii) Tandem Transport - compensation for
                                      the transmission facilities between the
                                      local tandem and the end offices
                                      subtending that tandem.

                                      iii) End Office Switching - compensation for the local EO office switching and line termination functions necessary to complete the transmission.

                           5.3.3.2 An End Office Served rate element applies to
direct-routed Local Traffic on a terminating local MOU basis and includes compensation for End Office Switching. This includes direct-routed Local Traffic that terminates to offices that have combined tandem and End Office functions.

                   5.3.4   Local Traffic Interconnection Rates


                             Serving Method           Prices Per MOU
                             --------------           --------------
                             Tandem Served            $.00975
                             End Office Served        $.00720


         5.4      RECIPROCAL COMPENSATION FOR TRANSIT TRAFFIC

                  5.4.1 Transit Traffic allows one Party to send traffic to a third party network through the other Party's tandem. A Transit Traffic rate element applies to all MOUs between a Party and third party networks that transit the other Party's tandem switch. The originating Party is responsible for the appropriate rates unless otherwise specified. The Transit Traffic rate element is only applicable when calls do not originate with (or terminate to) the transit Party's end user. The two categories of Transit Traffic are: i) Local, and ii) Optional Area. The following details when each element applies:

                           i) The Local Transit Traffic rate element applies when both the

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 19 OF 48
                                                                      SWBT/Birch

                                   originating and terminating end users are within SWBT local and mandatory exchanges.

                           ii) The Optional Area Transit Traffic rate element applies when one end user is in a SWBT optional exchange which is listed in Appendix Map and the other end user is within the SWBT local or mandatory exchanges. The Parties agree also to apply the Optional Area Transit rate to traffic terminating to third party incumbent LECs that share a common mandatory local calling area with all SWBT exchanges included in a specific metropolitan exchange area. ILEC mandatory exchanges are listed in Appendix Map.

                           5.4.1.1 The Parties acknowledge that traffic originated in third party incumbent LEC mandatory exchange areas as listed in Appendix Map, which is attached hereto and incorporated by reference, may traverse the SWBT tandem and terminate in other third party LEC exchange areas. Although direct connections could be used for this traffic, SWBT agrees to transit this traffic for the rate of $0.006 per MOU if the other LEC exchanges share a common mandatory local calling area with all SWBT exchanges included in a specific exchange area.

                             Type of Transit Traffic        Prices Per MOU
                             -----------------------        --------------
                             Local Transit                  $0.003
                             Optional Area Transit          $0.004


                  5.4.2 All other traffic which transits a tandem shall be treated as Meet-Point Billing Traffic as described in Section 5.6 below or as intraLATA interexchange traffic as described in Section 5.5.3 below, unless otherwise agreed.

                  5.4.3 If transit traffic is passed by Birch without authority from a third party, SWBT shall transit such traffic and Birch shall be responsible for reimbursing SWBT for any terminating compensation SWBT may be required to pay as a result of transiting such traffic. Birch shall indemnify SWBT for such terminating compensation. Traffic originated by a third party and transiting SWBT's network shall be terminated to Birch and Birch shall be responsible for obtaining compensation from such third party, at its discretion.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 20 OF 48
                                                                      SWBT/Birch



         5.5 RECIPROCAL COMPENSATION FOR TERMINATION OF INTRALATA INTEREXCHANGE TRAFFIC

                  5.5.1 Optional Calling Area Compensation (OCA) - For the SWBT optional calling areas listed in Appendix Map, the compensation for termination of intercompany traffic will be at a rate of $0.0160 per MOU. This terminating compensation rate applies to all traffic to and from the exchange(s) listed in Appendix Map, and the associated metropolitan area. This rate is independent of any retail service arrangement established by either Party.

                  5.5.2 The Parties also agree to apply the OCA compensation rate $0.0160 per MOU for traffic terminating to Birch end users in other incumbent LEC exchange that share a common mandatory local calling area with all SWBT exchanges that are included in the metropolitan exchange area. Appendix Map lists the shared mandatory local calling areas. This rate is independent of any retail service arrangement established by either Party to their respective end users.

                  5.5.3 For intrastate intraLATA interexchange service traffic, compensation for termination of intercompany traffic will be at terminating access rates for Message Telephone Service (MTS) and originating access rates for 800 Service, including the Carrier Common Line (CCL) charge, as set forth in each Party's Intrastate Access Service Tariff. For interstate intraLATA intercompany service traffic, compensation for termination of intercompany traffic will be at terminating access rates for MTS and originating access rates for 800 Service including the CCL charge, as set forth in each Party's interstate Access Service Tariff.

         5.6 COMPENSATION FOR ORIGINATION AND TERMINATION OF SWITCHED ACCESS SERVICE TRAFFIC TO OR FROM AN IXC (MEET-POINT BILLING
                  (MPB) ARRANGEMENTS)

                  5.6.1 For interLATA traffic and for intraLATA traffic (e.g. dial around) to or from an IXC, compensation will be at access rates as set forth in each Party's own applicable access tariffs.

                  5.6.2 The Parties will establish MPB arrangements in order to provide Switched Access Services to IXCs via SWBT's access tandem switch in accordance with the MPB guidelines adopted by and contained in the Ordering and Billing Forum's MECOD and MECAB documents. Birch's Meet Points with SWBT shall be those identified in Appendix DCO and any supplements thereto.

                  5.6.3 Billing to IXCs for the Switched Exchange Access Services jointly provided by the Parties via Meet-Point Billing arrangement shall be according to the multiple bill/single tariff method. As described in the MECAB document, each Party will render a bill in accordance with its own tariff for that portion of the service it provides. For the purpose of this Agreement, Birch is the Initial Billing Company (IBC) and SWBT is the Subsequent Billing Company (SBC). The assignment of revenues, by rate element, and the Meet-Point Billing percentages applicable to this Agreement are set forth in Appendix DCO. The actual rate values

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 21 OF 48
                                                                      SWBT/Birch

for each element shall be the rates contained in that Party's own applicable access tariffs.

                  5.6.4 The Parties will maintain provisions in their respective federal and state access tariffs, or provisions within the National Exchange Carrier Association (NECA) Tariff No. 4, or any successor tariff, sufficient to reflect this MPB arrangement, including MPB percentages.

                  5.6.5 As detailed in the MECAB document, the Parties will, in accordance with accepted time intervals, exchange all information necessary to accurately, reliably and promptly bill third Parties for Switched Access Services traffic jointly handled by the Parties via the Meet Point Arrangement. Each Party reserves the right to charge the other Party for the recording/processing functions it performs pursuant to the terms and conditions of Appendix Recording attached hereto and incorporated by reference. Information shall be exchanged in Exchange Message Record (EMR) format, on magnetic tape or via a mutually acceptable electronic file transfer protocol.

                  5.6.6 Initially, billing to IXCs for the Switched Access Services jointly provided by the parties via the MPB arrangement will be according to the multiple bill single tariff method, as described in the MECAB document. Each Party will render a bill to the IXC in accordance with its own tariff for that portion of the service it provides. Each Party will bill its own network access service rates to the IXC. The residual interconnection charge
(RIC), if any, will be billed by the Party providing the End Office function.

                  5.6.7 Meet-Point Billing shall also apply to all jointly provided MOU traffic bearing the 900, 800, and 888 NPAs or any other non-geographic NPAs which may likewise be designated for such traffic in the future where the responsible party is an IXC. When SWBT performs 800 database queries, SWBT will charge the provider of the Signaling Service Point for the database query in accordance with standard industry practices.

                  5.6.8 Each Party shall coordinate and exchange the billing account reference ("BAR") and billing account cross reference ("BACR") numbers for the Meet Point Billing service. Each Party shall notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number.

                  5.6.9 Each Party will provide the other with the Exchange Access detailed usage data within thirty (30) days of the end of the billing period. SWBT will perform assembly and editing, messages processing and provision of Access Usage Records in accordance with Appendix Recording, attached hereto and incorporated by reference. Each Party will provide to the other the Exchange Access summary usage data within ten (10) working days after the date that a bill is rendered to the IXC by the initial Party. To the extent Birch provides SWBT with Access Usage Records, SWBT will compensate Birch on the same terms as Birch compensates SWBT per Appendix Recording. SWBT acknowledges that currently there is no charge for Summary Usage Data Records but that such a charge may be appropriate. At Birch's request, SWBT will negotiate a mutual and reciprocal charge for provision of Summary Usage Data

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 22 OF 48
                                                                      SWBT/Birch


Records.

                  5.6.10 Errors may be discovered by Birch, the IXC or SWBT. Both SWBT and Birch agree to provide the other Party with notification of any discovered errors within two (2) business days of the discovery.

                  5.6.11 In the event of a loss of data, both Parties shall cooperate to reconstruct the lost data within sixty (60) days of notification and if such reconstruction is not possible, shall accept a reasonable estimate of the lost data, based upon no more than three (3) to twelve (12) months of prior usage data, if available.

         5.7 BILLING ARRANGEMENTS FOR COMPENSATION FOR TERMINATION OF INTRALATA, LOCAL, TRANSIT, AND OPTIONAL CALLING AREA TRAFFIC

                  5.7.1 Other than for traffic described in sub-section 5.6 above, each Party shall deliver monthly settlement statements for terminating the other Party's traffic based on the following:

                           5.7.1.1 Each Party shall, unless otherwise agreed,
adhere to the detailed technical descriptions and requirements for the recording, record exchange, and billing of traffic using the guidelines as set forth in the Technical Exhibit Settlement Procedures (TESP), previously provided by SWBT to Birch. Reference to this technical publication is included in Appendix TP.

                           (a) Where Birch has direct/high usage trunks to a SWBT end office with overflow trunking through a SWBT tandem, billing for the Tandem Traffic will be calculated as follows:

                                     Total Originating MOUs Recorded By Birch
                                     Less Direct End Office Terminating MOUs
                                     Recorded By SWBT Equals Total MOUs To Be
                                     Compensated As Tandem Traffic.

                           (b) Where Birch has direct/high usage trunks to a third party with overflow trunking through a SWBT tandem, Birch must differentiate the originating MOU records for the Parties to ascertain how many MOUs should be compensated as Transit Traffic. If Birch is unable to so differentiate the originating MOU records, the Parties shall mutually agree upon a surrogate method for calculating Transit Traffic charges owed to SWBT.

                           5.7.1.2 On a monthly basis, each Party will record
its originating MOU including identification of the originating and terminating NXX for all intercompany calls.

                           5.7.1.3 Each Party will transmit the summarized
originating MOU

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 23 OF 48
                                                                      SWBT/Birch

from Section 5.7.1.1 above to the transiting and/or terminating Party for subsequent monthly intercompany settlement billing.

                           5.7.1.4 Bills rendered by either Party will be paid
within thirty (30) days of receipt subject to subsequent audit verification.

                           5.7.1.5 MOUs for the rates contained herein will be
measured in seconds by call type, and accumulated each billing period into one
(1) minute increments for billing purposes in accordance with industry rounding standards.

                           5.7.1.6 Each Party will multiply the tandem routed
and end office routed terminating MOUs by the appropriate rate contained in this Section to determine the total monthly billing to each Party.

         5.8      COMPENSATION FOR "PORTING" OPTIONAL CALLING AREA NUMBERS

         In those instances where an Optional Calling Area telephone number is ported, Birch will compensate SWBT $12.40 monthly, per ported number.

         5.9      COMPENSATION FOR PORTED TRAFFIC

         The Parties agree that under INP, the net terminating compensation on calls to INP numbers will be received by each end user's chosen local service provider as if each call to the end user had been originally addressed by the caller to a telephone number bearing an NPA-NXX directly assigned to the end user's chosen local service provider. In order to accomplish this objective where INP is employed, the Parties shall utilize the process set forth below (or other mutually developed and agreed to arrangement) whereby the net terminating compensation on calls subject to INP will be passed from the Party (the "Performing Party") which performs the INP to the other Party (the "Receiving Party") for whose end user the INP is provided.

                  5.9.1 The Parties will treat all ported calls as two separate call segments in the interLATA and intraLATA access billing and local interconnection settlement billing systems.

                  5.9.2 The Performing Party will quantify the total monthly terminating ported minutes of use to the Receiving Party by each Performing Party's end office.

                  5.9.3 The Performing Party will quantify the total monthly interstate, intrastate, and local minutes of use in those Performing Party's end offices in accordance with Section 5.9.2 above in order to determine the jurisdictional percentages. The Receiving party shall have the right to audit those percentages, not to exceed once per quarter. The Performing Party shall provide the Receiving Party with detailed summary reporting on a total calling area basis each month.

                  5.9.4 Each month, using the percentages developed pursuant to
Section 5.9.3

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 24 OF 48
                                                                      SWBT/Birch

above, the Performing Party will calculate by end office the interstate and intrastate access adjustment amounts from the initial billing amounts under
Section 5.9.1 for subsequent payment to the Receiving party. This adjustment will be based on the Performing Party's interstate and intrastate access rates utilizing the applicable rate elements, i.e., carrier common line (CCL), residual interconnection charge (RIC), local switching (LS), local transport termination (LTT), and local transport facility (LTF).

                  5.9.5 Each month the Performing Party will calculate a local interconnection settlement billing credit related to the interstate and intrastate (non-local) ported calls from the initial billing amounts under
Section 5.9.1. The billing credit for these non-local calls will be included with the calculation under Section 5.9.4 for subsequent reimbursement to the Performing Party on a net payment basis by the Receiving Party.

                  5.9.6 Each month, the Performing Party will calculate an Optional EAS settlement additive payable to the Receiving Party applicable to the nontoll ported volumes remaining after the computations under Sections 5.9.3, 5.9.4, and 5.9.5. This will be based on the monthly relationship of Local and Optional EAS volumes of nonported Traffic that the Performing Party originates to the Receiving Party. The EAS settlement additive will be included with the calculations under 5.9.4 for subsequent reimbursement to the Receiving Party by the Performing Party.

                  5.9.7 The net terminating compensation will be reflective of the following:

                           (Local Traffic times the Reciprocal Compensation
                           Rate) plus (Optional EAS traffic times the Optional EAS compensation rate) plus (Intrastate Access Traffic times SWBT's applicable intrastate access rates) plus (Interstate Access Traffic times SWBT's applicable interstate access rates).

6.0      TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO
         251(c)(2)

         6.1      SCOPE OF TRAFFIC

         Section 6.0 prescribes parameters for certain trunk groups ("Access Toll Connecting Trunks") to be established over the Interconnections specified in Section 4.0 above, for the transmission and routing of Exchange Access traffic between Birch Telephone Exchange Service end users and IXCs via a SWBT access tandem.

         6.2      TRUNK GROUP ARCHITECTURE AND TRAFFIC ROUTING

                  6.2.1 The Parties shall jointly establish Access Toll Connecting Trunks as described in Appendix ITR, by which will jointly provide tandem-transported Switched

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 25 OF 48
                                                                      SWBT/Birch

Exchange Access Services to IXCs to enable Birch's end users to originate and terminate traffic to/from such IXCs.

                  6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Switched Exchange Access to allow Birch end users to originate and terminate traffic to/from any IXCs which is connected to a SWBT Access Tandem. In addition, the trunks shall be used to allow Birch's end users to connect to, or be connected to, the 800 Services of any Telecommunications Carrier connected to the SWBT Access Tandem.

7.0      TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

         7.1      INFORMATION SERVICES TRAFFIC

                  7.1.1 At such time as the Parties agree to route intraLATA Information Services Traffic to one another, they shall agree to exchange rating and billing information to effectively allow the Parties to bill their end users and to charge reciprocal rates.

         7.2      LINE STATUS VERIFICATION (LSV)/BUSY LINE INTERRUPT (BLI)
                  TRAFFIC

                  7.2.1 Each Party's operator bureau shall accept LSV and BLI inquiries from the operator bureau of the other Party in order to allow transparent provision of LSV/BLI Traffic between the Parties' networks. Only one LSV attempt will be made per end user operator bureau call, and the applicable charge shall apply whether or not the line is busy at the time of verification or if the called party agrees to release the line. Only one BLI attempt will be made per end user operator telephone call, and the applicable charge shall apply whether or not the line is in use at the to time of interrupt or the called party releases the line.

                  7.2.2 Each Party shall route LSV/BLI Traffic inquiries between the Parties' respective operator bureaus over trunks described in Appendix ITR.

         7.3      WIRELESS TRAFFIC

                  7.3.1 Appendix Wireless, attached hereto and incorporated by reference sets forth the terms and conditions under which the Parties will distribute revenue from their joint provision of Wireless Interconnection Service for mobile to landline traffic terminating through the Parties' respective wireline switching networks within a LATA. Appendix Wireless shall be applicable to such traffic until one Party enters into an interconnection agreement with a CMRS provider at which time Appendix Wireless shall no longer be applicable between the Parties with respect to such CMRS providers. Once SWBT's currently pending wireless interconnection tariff amendment becomes effective Appendix Wireless shall no longer apply for any CMRS providers, regardless of whether a Party has entered into an interconnection agreement with any such provider. At such time, intraMTA Wireless Interconnection Service traffic from mobile to landline destined for a third party shall be treated as transit traffic; interMTA traffic shall be treated as toll.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 26 OF 48
                                                                      SWBT/Birch

                  7.3.2 Traffic from landline to mobile where either Party transits such traffic for the party on whose network the traffic originated shall be treated as transit traffic under Section 5.4. The originating Party agrees to indemnify the transiting Party for any claims of compensation that may be made by the CMRS provider against the transiting Party regarding compensation for such traffic.

                  7.3.3 When traffic is originated by either Party to a CMRS Provider, and the traffic cannot be specifically identified as wireless traffic for purposes of compensation between SWBT and Birch, the traffic will be rated either as Local, Optional or Access and the appropriate compensation rate shall be paid by the originating Party to the transiting Party.

8.0      SIGNALING

         8.1 The SWBT signaling publications that describe the practices, procedures and specifications generally utilized by SWBT for signaling purposes are listed in Appendix TP which is attached hereto and incorporated herein. A copy of these publications has been provided to Birch.

         8.2 The Parties will cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its end users. All CCS signaling parameters will be provided including, without limitation, calling party number (CPN), originating line information (OLI), calling party category and charge number.

9.0      NUMBERING

         9.1 Nothing in this Agreement shall be construed to limit or otherwise adversely impact in any manner either Party's right to employ or to request and be assigned any North American Numbering Plan (NANP) number resources including, but not limited to, central office (NXX) codes pursuant to the Central Office Code Assignment Guidelines(1), or to establish, by tariff or otherwise, Exchanges and Rating Points corresponding to such NXX codes. Each Party is responsible for administering the NXX codes it is assigned.

         9.2 At a minimum, in those Metropolitan Exchange Areas where Birch intends to provide local exchange service, Birch shall obtain a separate NXX code for each SWBT exchange or group of exchanges that share a common mandatory calling scope as defined in SWBT tariffs. This will enable Birch and SWBT to identify the jurisdictional nature of traffic

--------
1 Last published by the Industry Numbering Committee ("INC") as INC 95-0407-008, Revision 4/7/95, formerly ICCF 93-0729-010.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 27 OF 48
                                                                      SWBT/Birch

for intercompany compensation until such time as both Parties have implemented billing and routing capabilities to determine traffic jurisdiction on a basis other than NXX codes.

         9.3 Each Party agrees to make available to the other, up-to-date listings of its own assigned NPA-NXX codes, along with associated Rating Points and Exchanges.

         9.4 To the extent SWBT serves as Central Office Code Administrator for a given region, SWBT commits to treat Birch requests for assignment of central office code(s) in a neutral and nondiscriminatory manner, consistent with regulatory requirements, and (NXX) Central Office Code Assignment Guidelines.

         9.5 Each Party is responsible to program and update its own switches and network systems to recognize and route traffic to the other Party's assigned NXX codes at all times. Neither Party shall impose fees or charges on the other Party for such required programming and updating activities.

         9.6 Each Party is responsible to input required data into the Routing Data Base Systems (RDBS) and into the Bellcore Rating Administrative Data Systems (BRADS) or other appropriate system(s) necessary to update the Local Exchange Routing Guide (LERG), unless negotiated otherwise.

         9.7 Upon the request of Birch, SWBT shall perform LERG input for Birch. Birch agrees to pay SWBT the sum of $110 per NXX in exchange for SWBT's input of required data necessary to update the Local Exchange Routing Guide (LERG) on Birch's behalf. SWBT shall not be liable for any losses or damages arising out of errors, defects, or failures associated with the input of Birch's data into the LERG, except for gross negligence or willful misconduct.

         9.8 Neither Party is responsible for notifying the other Parties' end users of any changes in dialing arrangements, including those due to NPA exhaust, unless otherwise ordered by the Commission, the FCC, or a court.

         9.9 NXX Migration. Where either Party has activated an entire NXX for a single end user, or activated more than half of an NXX for a single end user with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such end user chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will require development of a transition process to minimize impact on the Network and on the end user(s)' service and will be subject to appropriate industry lead times (currently forty-five (45) days) for movements of NXXs from one switch to another. The Party to whom the NXX is migrated will pay NXX migration charges of $10,000 per NXX to the Party formerly assigned the NXX.



10.0 RESALE -- SECTIONS 251(b)(1); 251(c)(4); AND 252(d)(3)

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 28 OF 48
                                                                      SWBT/Birch

         10.1 AVAILABILITY OF SWBT RETAIL TELECOMMUNICATIONS SERVICES FOR RESALE

         Unless and until the Parties shall enter into a resale agreement that will be an Appendix to this Agreement, SWBT shall offer to Birch for resale at wholesale rates its Telecommunications Services, as described in Section 251(c)(4) of the Act, pursuant to the terms and conditions of a separate resale agreement entered into between the Parties and filed with the Commission.

         10.2 AVAILABILITY OF BIRCH RETAIL TELECOMMUNICATION SERVICES FOR RESALE

         Birch shall make available its Telecommunications Services for resale at wholesale rates to SWBT in accordance with Section 251(b)(1) of the Act.

11.0     UNBUNDLED NETWORK ELEMENTS -- SECTIONS 251(c)(3)

         11.1 Pursuant to Appendix UNE, which is offered to Birch pursuant to
Section 252(i) of the Act and which is based upon the SWBT/ACSI Interconnection Agreement, and is attached hereto and made a part hereof, SWBT will provide the Birch access to unbundled network elements for the provision of a telecommunication service as required by Sections 251 and 252 of the Act and in compliance with those portions of the FCC's First Report and Order in CC Docket No. 96-98 that are in effect, subject to any modifications on reconsideration, stay or appeal, under the terms and conditions described herein and in the attachments hereto. Birch agrees to provide access to network elements to SWBT under the same terms, conditions and prices contained herein. Appendix UNE is expressly subject to Section 31.18, in light of the July 17, 1997 opinion of the Eighth Circuit Court of Appeals in Case No. 96-3321.

12.0     NOTICE OF CHANGES -- SECTION 251(c)(5)

         Nothing in this Agreement shall limit either Party's ability to upgrade its network through the incorporation of new equipment, new software or otherwise. If a Party makes a change in its network which it believes will materially affect the interoperability of its network with the other Party, the Party making the change shall provide at least ninety (90) days advance written notice of such change to the other Party. The Party upgrading its network shall be solely responsible for the cost and effort of accommodating such changes in its own network. Notwithstanding the foregoing, if either Party establishes additional tandems in an exchange area in which the other Party offers local exchange service, that Party will provide the other Party with not less than one-hundred eighty (180) days' advance notification of same, and with greater notification when practicable. Both Parties agree to coordinate interconnection matters consistent with the requirements of the Americans with Disabilities Act (42 U.S.C. 12101) and with Sections 255 and 256 of the Act. In addition, the Parties will comply with the Network Disclosure rules adopted by the FCC in CC Docket No. 96-98, Second Report and Order, as may be amended from time to time.

13.0     COLLOCATION -- SECTION 251(c)(6)

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 29 OF 48
                                                                      SWBT/Birch

         13.1 SWBT shall provide to Birch Physical Collocation space necessary for Interconnection (pursuant to Section 4.0 of this Agreement) or access to Network Elements on an unbundled basis except that SWBT may provide for Virtual Collocation if SWBT demonstrates that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. SWBT shall provide such Collocation for the purpose of Interconnection or access to Network Elements on an unbundled basis, except as otherwise mutually agreed to in writing by the Parties or as required by the FCC or the appropriate Commission, subject to applicable federal and state tariffs.

         13.2 Except as otherwise ordered by the Commission or the FCC, or as mutually agreed to by Birch and SWBT, Physical Collocation shall be available at a Central Office Switch location classified as an end office location, a serving wire center, a tandem office location, or a remote node that serves as a rating point for special access or switched access transport.

14.0     NUMBER PORTABILITY -- SECTIONS 251(b)(2)

         14.1 The Parties shall provide to each other Interim Number Portability
(INP) on a reciprocal basis. Pursuant to the provisions in the Act, and in accordance with the terms and conditions outlined in Appendix PORT, which is attached hereto and incorporated herein, SWBT will provide Birch Interim Number Portability through Remote Call Forwarding and Direct Inward Dialing technology until Permanent Number Portability is implemented.

         14.2 Once Permanent Number Portability is implemented, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to thirty (30) day's advance notice to the other Party to allow the seamless and transparent conversion of INP end user numbers to Permanent Number Portability.

15.0     DIALING PARITY -- SECTION 251(b)(3)

         15.1 The Parties shall provide Dialing Parity to each other as required under Section 251(b)(3) of the Act.

16.0     ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4)

         Each Party shall provide the other Party access to its poles, ducts, rights-of-way and conduits it owns or controls in accordance with Section 224 of the Act on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party's applicable tariffs and/or standard agreements.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 30 OF 48
                                                                      SWBT/Birch



17.0     DATABASE ACCESS

         SWBT shall provide Birch with nondiscriminatory access to databases and associated signaling necessary for call routing and completion. When requesting access to databases not otherwise provided for in this Agreement, or appropriate interfaces, regardless of whether they constitute Unbundled Network Elements, Birch will use the Network Element Bona Fide Request process. This process is defined in Appendix UNE, which is attached hereto and incorporated herein by reference.

18.0     INTERCEPT REFERRAL ANNOUNCEMENTS

          The Party formerly providing service to an end user shall provide a Basic Referral announcement, reciprocally and free of charge on the abandoned telephone number. The announcement states that the called number has been disconnected or changed and provides the end user's new telephone number to the extent that it is listed.

         (a) Basic Intercept Referral Announcements are to be provided on residential numbers for a minimum of thirty (30) days where facilities exist and the threat of telephone number exhaustion is not imminent.

         (b) Basic Intercept Referral Announcements for a single line business end user and the primary listed telephone number for DID and "Centrex-type" end users, shall be available for a minimum of thirty (30) days or the life of the White Pages directory, whichever is greater. If the threat of telephone number exhaustion becomes imminent for a particular Central Office, the service provider may reissue a disconnected number prior to the expiration of the directory, but no earlier than thirty (30) days after the disconnection of the business telephone number.

19.0     COORDINATED REPAIR CALLS

         To avoid and minimize the potential for end user confusion, each Party shall inform their respective end users of their respective repair bureau telephone number(s) to access such bureaus. In the event that either Party receives a misdirected repair call, the Parties agree to employ the following procedures for handling such calls:

         (a) To the extent the correct provider can be determined, misdirected repair calls will be referred to the proper provider of local exchange service in a courteous manner, at no charge, and the end user will be provided the correct contact telephone number.

         (b) In responding to repair calls, neither Party shall make disparaging remarks about each other, nor shall they use these repair calls as the basis for internal referrals or to solicit customers or to market services, nor shall they initiate extraneous

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 31 OF 48
                                                                      SWBT/Birch

         communications beyond the direct referral to the correct repair telephone number.

20.0     OTHER SERVICES

         20.1 WHITE PAGES. SWBT will make nondiscriminatory access to White Pages service available under nondiscriminatory terms and conditions.

         20.2 CALLING NAME INFORMATION. The Parties shall provide, on mutually agreeable and reciprocal terms, each other with access to Calling Name information of their respective end users whenever one Party initiates a query from a Signaling System Point for such information associated with a call terminating to an end user who subscribes to a calling name service. SWBT will provide Calling Name Information on nondiscriminatory terms and conditions.

         20.3 BILLING/COLLECTING/REMITTING. The Parties will jointly agree to terms and conditions for Billing, Collecting and Remitting for alternated billed local message as described in Appendix BCR, attached hereto and incorporated by reference.

         20.4 911 AND E911 SERVICES. SWBT will make nondiscriminatory access to 911 and E911 services available under the terms and conditions of Appendix 911, attached hereto and incorporated by reference.

         20.5 DIRECTORY ASSISTANCE (DA). SWBT will provide nondiscriminatory access to DA services under nondiscriminatory terms and conditions.

         20.6 DIRECT ACCESS (DIRECT). SWBT will provide nondiscriminatory access to subscriber listing information contained in SWBT's Directory Assistance database on nondiscriminatory terms and conditions..

         20.7 OPERATOR SERVICES. SWBT shall provide nondiscriminatory access to Operator Services on nondiscriminatory terms and conditions.

         20.8 CLEARINGHOUSE SERVICES. To the extent requested by Birch, SWBT shall provide for the tracking of message revenues from certain messages to facilitate the transfer of revenues between the billing company the earning company through the Clearinghouse Services provided by SWBT pursuant to the terms and conditions in Appendix CH, attached hereto and incorporated by reference.

         20.9 HOSTING. At Birch's request, SWBT shall perform hosting responsibilities for the provision of billable message data and/or access usage data received from Birch for distribution to the appropriate billing and/or processing location or for delivery to Birch of such data via SWBT's internal network or the nationwide CMDS network pursuant to Appendix HOST, attached hereto and incorporated by reference.

         20.10 SIGNALING SYSTEM 7 INTERCONNECTION. At Birch's request, SWBT shall perform

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 30 OF 48
                                                                      SWBT/Birch

SS7 interconnection services for Birch pursuant to Appendix SS7, attached hereto and incorporated by reference.

21.0     GENERAL RESPONSIBILITIES OF THE PARTIES

         21.1 IMPLEMENTATION SCHEDULE. Upon approval by the Commission, the Parties shall convene an Implementation Team and meet to develop an Implementation Plan whose purpose is to take all steps necessary to allow the Parties to exchange traffic as soon as possible consistent with the Parties' business plans.

         21.2 SWBT and Birch shall each use their best efforts to meet the Interconnection Activation Dates.

         21.3 Each Party is individually responsible to provide facilities within its network that are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with SWBT's network as referenced in Bellcore's BOC Notes on LEC Networks Practice No. SR-TSV-002275, and to terminate the traffic it receives in that standard format to the proper address on its network. The Parties are each solely responsible for participation in and compliance with national network plans, including the National Network Security Plan and the Emergency Preparedness Plan.

         21.4 Neither Party shall use any service related to or use any of the services or elements provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party's end users, and either Party may discontinue or refuse service, but only for so long as the other Party is violating this provision. Upon such violation, either Party shall provide the other Party notice of the violation at the earliest practicable time. The Party receiving notice of such violation may invoke the Dispute Resolution procedures of this Agreement and such shall not be interrupted until the Dispute Resolution procedures are completed, provided however, that in the event the Party giving notice of the violation reasonably believes the alleged violation of this provision is causing imminent network harm or significantly interfering with the Party's ability to serve its customers, the Party may discontinue or refuse to provide service as provided for in this provision but either Party may thereafter invoke the Dispute Resolution procedures.

         21.5 Each Party is solely responsible for the services it provides to its end users and to other Telecommunications Carriers.

         21.6 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

         21.7 At all times during the term of this Agreement, each Party shall keep and maintain in force at each Party's expense all insurance required by law (e.g. workers' compensation

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 33 OF 48
                                                                      SWBT/Birch


insurance) as well as general liability insurance for personal injury or death to any one person, property damage resulting from any one incident, automobile liability with coverage for bodily injury for property damage. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self insurance).

         21.8 Unless otherwise stated, each Party will render a monthly bill to the other for service(s) provided hereunder. Remittance in full will be due within thirty (30) days of that billing date. Interest shall apply on overdue amounts (other than disputed amounts which are subject to Section 31.12) at the rate specified in Section 31.12, unless otherwise specified in an applicable tariff. Each Party reserves the right to net delinquent amounts against amounts otherwise due the other. In the event a Party disputes an amount paid to the other Party, and it is determined that the amount was erroneously paid or billed, the Party receiving such payment shall return the amount along with interest from the original date of payment.

         21.9 SWBT is participating with the industry to develop standardized methods through the OBF and shall implement ordering and billing formats/processes consistent with industry guidelines as capabilities are deployed. Where such guidelines are not available or SWBT decides not to fully utilize industry guidelines, SWBT will provide Birch with information on its ordering and billing format/process and requirements during the development of the Implementation Plan provided for in Section 21.1 or as soon as SWBT is aware it will not be using industry standard guidelines or such guidelines are not available.

22.0     EFFECTIVE DATE, TERM, AND TERMINATION

         22.1 This Agreement shall be effective ten (10) days after approval by the Commission when it has determined that the Agreement complies with Sections 251 and 252 of the Act ("Effective Date").

         22.2 The initial term of this Agreement shall be one (1) year (the "Term") which shall commence on the Date of Execution. Absent the receipt by one Party of written notice from the other Party at least sixty (60) days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term of this Agreement, this Agreement shall automatically renew and remain in full force and effect on and after the expiration of the Term until terminated by either Party pursuant to Section 22.4, below.

         22.3 Either Party may terminate this Agreement in the event that the other Party fails to perform a material obligation that disrupts the operation of either Party's network and/or end user service and fails to cure such material nonperformance within forty-five (45) days after written notice thereof. The Party receiving notice of such violation may invoke the Dispute Resolution procedures of this Agreement and such forty-five (45) day period shall not begin to run until the Dispute Resolution procedures are completed, provided however, that in the event the Party giving notice of the violation reasonably believes the alleged violation of the Agreement is causing imminent network harm or significantly interfering with the Party's ability

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 34 OF 48
                                                                      SWBT/Birch

to serve its customers, the Party may discontinue or refuse to provide service as provided for in Section 21.4 but either Party may thereafter invoke the Dispute Resolution procedures.

         22.4 If pursuant to Section 22.2, above, this Agreement continues in full force and effect after the expiration of the Term, either Party may terminate this Agreement ninety (90) days after delivering written notice to the other Party of its intention to terminate this Agreement, subject to Section 22.6, below. Neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this Section 22.4 other than its obligations under Section 22.5, below.

         22.5 Upon termination or expiration of this Agreement in accordance with this Section 22.0:

                  (a) each Party shall comply immediately with its obligations set forth in Section 31.6, below; and

                  (b) each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement; and

                  (c) each Party 's indemnification obligations shall survive.

         22.6 In the event the Agreement would otherwise terminate (other than by being superseded by a new agreement between the Parties), Birch may elect to continue to operate under the terms and conditions of the Agreement (or upon such other terms and conditions as the Parties may agree) during a holdover period as herein described ("Holdover Period") provided Birch complies with the steps detailed herein. Within ten (10) days of receiving notice of termination from SWBT, Birch shall send a request for negotiations for a new agreement under Sections 251 and 252 of the Communications Act. Birch may then operate under the terms of this Agreement until the Parties reach agreement or have completed the processes provided for in Section 252 of the Communications Act provided that if the Parties have not reached agreement, Birch must seek arbitration at the earliest time permitted under Section 252. In any event, SWBT may not terminate this Agreement while any agreement between the Parties that would supersede this Agreement is pending approval at the Commission.

         22.7 Except as set forth in Section 29.5, below, no remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.

23.0     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

         EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 35 OF 48
                                                                      SWBT/Birch

IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. ADDITIONALLY, NEITHER SWBT NOR BIRCH ASSUMES RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF DATA OR INFORMATION SUPPLIED BY THE OTHER WHEN THIS DATA OR INFORMATION IS ACCESSED AND USED BY A THIRD PARTY.

24.0     CHANGES IN END USER LOCAL EXCHANGE SERVICE PROVIDER  SELECTION

         Each Party will abide by applicable state or federal laws and regulations in obtaining end user authorization prior to changing end user's local service provider to itself and in assuming responsibility for any applicable charges as specified in Section 258 (b) of the Telecommunications Act of 1996. Birch shall make authorization available to SWBT upon request and at no charge. Only an end user can initiate a challenge to a change in its local exchange service provider. If an end user notifies SWBT or Birch that the end user requests local exchange service, the Party receiving such request shall be free to immediately provide service to such end user. When an end user changes or withdraws authorization, each Party shall release customer-specific facilities in accordance with the end user's direction or the end user's authorized agent. Further, when an end user abandons the premise, SWBT is free to reclaim the unbundled network element facilities for use by another customer and is free to issue service orders required to reclaim such facilities.

25.0     SEVERABILITY

         25.1 The Parties negotiated the services, arrangements, Interconnection, terms and conditions of this Agreement by the Parties as a total arrangement and are intended to be nonseverable, subject only to Section
31.16 of this Agreement.

         25.2 In the event the Commission, the FCC, or a court rejects any portion or determines that any provision of this Agreement is contrary to law, or is invalid or unenforceable for any reason, the Parties shall continue to be bound by the terms of this Agreement, insofar as possible, except for the portion rejected or determined to be unlawful, invalid, or unenforceable. In such event, the Parties shall negotiate in good faith to replace the rejected, unlawful, invalid, or unenforceable provision and shall not discontinue service to the other party during such period if to do so would disrupt existing service being provided to an end user. Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 36 OF 48
                                                                      SWBT/Birch



26.0     INTELLECTUAL PROPERTY

         Birch is responsible for obtaining any license or right to use agreement associated with a Unbundled Network Element purchased from SWBT. SWBT will provide a list of all known and necessary licenses or right to use agreements applicable to the subject Network Element(s) within seven days of a request for such a list by Birch. SWBT agrees to use its best efforts to facilitate the obtaining of any necessary license or right to use agreement. SWBT makes no warranties, express or implied, concerning Birch's (or any third party's) rights with respect to intellectual property (including with limitation, patent, copyright, and trade secret rights) or contract rights associated with Birch's rights to interconnect with SWBT's network and to Unbundled Network Elements.

27.0     INDEMNIFICATION

         27.1 Except as otherwise provided herein or in specific appendices, each Party shall be responsible only for service(s) and facility(ies) which are provided by that Party, its authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the service(s) and facility(ies) provided by the other Party, its agents, subcontractors, or others retained by such parties.

         27.2 Except as otherwise provided herein or in specific appendices, and to the extent not prohibited by law and not otherwise controlled by tariff, each Party (the "Indemnifying Party") shall defend and indemnify the other Party (the "Indemnified Party") and hold such Indemnified Party harmless against any Loss to a third party arising out of the negligence or willful misconduct by such Indemnifying Party, its agents, its end user, contractors, or others retained by such parties, in connection with the provision of services or functions under this Agreement.

         27.3 In the case of any Loss alleged or made by an end user of either Party, the Party whose end user alleged or made such Loss (Indemnifying Party) shall defend and indemnify the other Party (Indemnified Party) against any and all such claims or Loss by its end users regardless of whether the underlying service was provided or unbundled element was provisioned by the Indemnified Party, unless the Loss was caused by the gross negligence or intentional misconduct of the other (Indemnified) Party.

         27.4 Birch agrees to indemnify, defend and hold harmless SWBT from any Loss arising out of SWBT's provision of 911 services or out of Birch's end users' use of the 911 service, whether suffered, made, instituted, or asserted by Birch or its end users, including for any personal injury or death of any person or persons, except for Loss which is the direct result of SWBT's own negligence or willful misconduct.

         27.5 SWBT shall not be liable for damages to an end user's premises resulting from the furnishing of unbundled elements, including the installation and removal of equipment and associated wiring, unless the damage is caused by SWBT's negligence or willful misconduct.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 37 OF 48
                                                                      SWBT/Birch

SWBT does not guarantee or make any warranty with respect to unbundled elements when used in an explosive atmosphere.

         27.6 Each Party shall be indemnified, defended and held harmless by the other Party against any Loss arising from a Party's use of services or elements provided under this Agreement involving: tort claims, including claims for libel, slander, invasion of privacy, or infringement of copyright arising from a Party's own communications. This includes, but is not limited to, suits arising from disclosure of any customer-specific information associated with either the originating or terminating numbers used to provision unbundled elements provided hereunder or all other claims arising out of any act or omission in the course of using services or functions provided pursuant to this Agreement.

         27.7 The Indemnifying Party agrees to defend any suit brought against the Indemnified Party for any Loss identified in this Section or specific appendices. The Indemnified Party agrees to notify the Indemnifying Party promptly in writing of any written claims, lawsuits or demands for which the Indemnifying Party may be responsible under this Agreement. The Indemnified Party shall cooperate in every reasonable way to facilitate defense or settlement. The Indemnifying Party shall have the right to control and conduct the defense and settlement of any action or claim subject to the consultation of the Indemnified Party. The Indemnifying Party shall not be responsible for any settlement unless the Indemnifying Party approved such settlement in advance and agrees to be bound by the settlement agreement.

         27.8 Birch acknowledges that its right under this contract to interconnect with SWBT's network and to unbundle and/or combine SWBT's network elements (including combining with Birch's network elements) may be subject to or limited by intellectual property (including, without limitation, patent, copyright, and trade secret rights) and contract rights of third parties. It is the sole obligation of Birch to obtain any consents, authorizations, or licenses under intellectual property or proprietary rights held by third parties that may be necessary for its use of SWBT network facilities under this Agreement. SWBT hereby conveys no licenses to use such intellectual property rights and makes no warranties, express or implied, concerning Birch's (or any third party's) rights with respect to such intellectual property and contract rights, including, without limitation, whether such rights will be violated by such interconnection or unbundling and/or combining or elements (including combining with Birch's network elements) in SWBT's network. SWBT does not and shall not indemnify or defend, nor be responsible for indemnifying or defending, Birch for any liability losses, claims, costs, damages, demand, penalties, or other expenses arising out of, caused by, or relating to Birch's interconnection with SWBT's network and unbundling and/or combining SWBT's network elements (including combining with Birch's network elements).

         27.9 Birch agrees to indemnify and hold SWBT harmless from and against all liability, losses, claims, costs, damages, demand, penalties, or other expenses, including but not limited to costs of litigation and reasonable attorneys fees, arising out of, caused by, or relating to any real or potential claim, demand, or action that Birch's interconnection with SWBT's network, or Birch's use of services or functions offered hereunder, or unbundling and/or combining of

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 38 OF 48
                                                                      SWBT/Birch

SWBT's network elements (including combining with Birch's network elements) violates or infringes upon any intellectual property rights of any third party or constitutes a breach of contract. Birch shall notify SWBT in writing within ten (10) days after Birch receives notification of any claim or suit subject to this provision. Birch shall undertake and control the defense and settlement of any such claim or suit and SWBT shall cooperate fully with Birch in connection therewith. In no event shall SWBT be liable for any consequential damages or loss of profits which Birch may suffer arising out of same.

         27.10 Birch shall reimburse SWBT for damages to SWBT facilities utilized to provide unbundled elements hereunder caused by the negligence or willful act of Birch or resulting from Birch's unauthorized or negligent use of SWBT facilities, or due to malfunction of any facilities or equipment provided by other than SWBT. Nothing in the foregoing provision shall be interpreted to hold Birch liable for another local service provider or end user's actions. Upon reimbursement for damages, SWBT will cooperate with Birch in prosecuting a claim against the person causing such damage. Birch shall be subrogated to the right of recovery by SWBT for the damages to the extent of such payment.

28.0     LIMITATION OF LIABILITY

         28.1 Except for indemnity obligations under this Agreement, grossly negligent or willful misconduct, or except as otherwise provided in specific appendices, each Party's liability to the other Party for any Loss relating to or arising out of any negligent act or omission in its performance under this Agreement, whether in contract or tort, shall not exceed in total the amount SWBT or Birch has or would have charged the other Party for the affected service(s) or function(s) which were not performed or were otherwise improperly performed.

         28.2 Except for Losses alleged or made by an end user of either Party, or except as otherwise provided in specific appendices, in the case of any Loss alleged or made by a third party arising under the negligence or willful misconduct of both Parties, each Party shall bear, and its obligation under this Section shall be limited to, that portion (as mutually agreed to by the Parties) of the resulting expense caused by its own negligence or willful misconduct or that of its agents, servants, contractors, or others acting in aid or concert with it.

         28.3 In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental, or punitive damages, including but not limited to, loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted, or done hereunder (collectively, "Consequential Damages"), even if the Party has been advised of the possibility of such damages; provided that the foregoing shall not limit a Party's obligation under this Agreement to indemnify, defend, and hold the other Party harmless against any amounts payable to a third party, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorney's fees) and Consequential Damages of such third party unless the other Party has engaged in gross negligence or willful misconduct.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 39 OF 48
                                                                      SWBT/Birch

29.0     LIQUIDATED DAMAGES FOR SPECIFIED ACTIVITIES

         29.1 CERTAIN DEFINITONS. When used in this Section 29.0, the following terms shall have the meanings indicated:

                  29.1.1 "SPECIFIED PERFORMANCE BREACH" means the failure by SWBT to meet the Performance Criteria for any Specified Activity for a period of three (3) consecutive calendar months.

                  29.1.2 "Specified Activity" means any of the following activities:

                           (i) the installation by SWBT of unbundled loops associated with Birch end user Lines;

                           (ii)     SWBT's provision of Interim Number
                                    Portability; or

                           (iii) the repair of out of service problems for Birch ("Out of Service Repairs").

                  29.1.3 "Performance Criteria" means, with respect to each calendar month during the term of this Agreement, the performance by SWBT during such month of each Specified Activity shown below within the time interval shown in at least eighty percent (80%) of the covered instances:

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 40 OF 48
                                                                      SWBT/Birch





SPECIFIED ACTIVITY                  PERFORMANCE INTERVAL DATE
(i)  Birch End User Lines

1-10 Lines per Service Order        Five (5) business days from SWBT's Receipt
                                    of valid Service Order

11-20 Lines per Service Order       Ten (10) business days from SWBT's Receipt
                                    of valid Service Order

21+ Lines per Service Order         To Be Negotiated


(ii)  Interim Number Portability

1-10 Numbers per Service Order      Five (5) business days from SWBT's Receipt
                                    of valid Service Order

11-20 Numbers per Service Order     Ten (10) business days from SWBT's Receipt
                                    of valid Service Order

21+ Numbers per Service Order       To be Negotiated


(iii) Out-of-Service Repairs        Less than twenty-four (24) hours from SWBT's
                                    Receipt of Notification of Out-of-Service
                                    Condition


         29.2 SPECIFIED PERFORMANCE BREACH. In recognition of the: (1) loss of end user opportunities, revenues and goodwill which Birch might sustain in the event of a Specified Performance Breach; (2) the uncertainty, in the event of such a Specified Performance Breach, of Birch having available to it customer opportunities similar to those opportunities currently available to Birch; and
(3) the difficulty of accurately ascertaining the amount of damages Birch would sustain in the event of such a Specified Performance Breach, SWBT agrees to pay Birch, subject to Section 29.4 below, damages as set forth in Section 29.3 below in the event of the occurrence of a Specified Performance Breach.

         29.3 LIQUIDATED DAMAGES. The damages payable by SWBT to Birch as a result of a Specified Performance Breach shall be $75,000 for each Specified Performance Breach (collectively, the "Liquidated Damages"). Birch and SWBT agree and acknowledge that: (a) the Liquidated Damages are not a penalty and have been determined based upon the facts and circumstances of Birch and SWBT at the time of the negotiation and entering into of this Agreement, with due regard given to the performance expectations of each Party; (b) the Liquidated Damages constitute a reasonable approximation of the damages Birch would sustain if its damages were readily ascertainable; and (c) Birch shall not be required to provide any proof of the Liquidated Damages.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 41 OF 48
                                                                      SWBT/Birch

         29.4 LIMITATIONS. In no event shall SWBT be liable to pay the Liquidated Damages if SWBT's failure to meet or exceed any of the Performance Criteria is caused, directly or indirectly, by a Delaying Event. A "Delaying Event" means: (a) a failure by Birch to perform any of its obligations set forth in this Agreement (including, without limitation, the Implementation Schedule and the Joint Implementation Process); (b) any delay, act or failure to act by an end user, agent or subcontractor of Birch; (c) any Force Majeure Event; or
(d) for INP, where memory limitations in the switch in the SWBT serving office cannot accommodate the request. If a Delaying Event: (i) prevents SWBT from performing a Specified Activity, then such Specified Activity shall be excluded from the calculation of SWBT's compliance with the Performance Criteria; or (ii) only suspends SWBT's ability to timely perform the Specified Activity, the applicable time frame in which SWBT's compliance with the Performance Criteria is measured shall be extended on an hour-for-hour or day-for-day basis, as applicable, equal to the duration of the Delaying Event.

         29.5 SOLE REMEDY. The Liquidated Damages shall be the sole and exclusive remedy of Birch for SWBT's breach of the Performance Criteria or a Specified Performance Breach as described in this Section 29.0 and shall be in lieu of any other damages or credit Birch might otherwise seek for such breach of the Performance Criteria or a Specified Performance Breach through any claim or suit brought under any contract or tariff.

         29.6 RECORDS. SWBT shall maintain complete and accurate records, on a monthly basis, of its performance under this Agreement of each Specified Activity and its compliance with the Performance Criteria. SWBT shall provide to Birch such records in a self-reporting format on a monthly basis.
Notwithstanding Section 31.6.1, below, the Parties agree that such records shall be deemed "Proprietary Information" under Section 31.6, below.

30.0     REGULATORY APPROVAL

         30.1 The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC. The Parties believe in good faith and agree that the services to be provided under this Agreement satisfy the specifically mentioned sections of the Act and are in the public interest. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification.

31.0     MISCELLANEOUS

         31.1     AUTHORIZATION

                  (a) SWBT is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.
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                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 42 OF 48
                                                                      SWBT/Birch

                  (b) Birch is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         31.2     COMPLIANCE AND CERTIFICATION

                  31.2.1 Each Party is responsible for its own compliance with all federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

                  31.2.2 Each Party warrants that it has obtained all necessary state certification required in those states in which it has ordered services from the other Party pursuant to this Agreement. Upon request by any state governmental entity, each Party shall provide proof of certification.

                  31.2.3 Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with the Communications Law Enforcement Act ("CALEA"). Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

         31.3     LAW ENFORCEMENT

                  31.3.1 SWBT and Birch shall handle law enforcement requests as follows:

                           (a) Intercept Devices: Local and federal law enforcement agencies periodically request information or assistance from local telephone service providers. When either Party receives a request associated with an end user of the other Party, it shall refer such request to the Party that serves such end user, unless the request directs the receiving Party to attach a pen register, trap-and-trace or form of intercept on the Party's facilities, in which case that Party shall comply with any valid request.

                           (b) Subpoenas: If a Party receives a subpoena for information concerning an end user the Party knows to be an end user of the other Party, it shall refer the subpoena to the requesting party with an indication that the other Party is the responsible company, unless the subpoena requests records for a period of time during which the Party was the end user's service provider, in which case the Party will respond to any valid request.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 43 OF 48
                                                                      SWBT/Birch

                           (c) Emergencies: If a Party receives a request from a law enforcement agency for temporary number change, temporary disconnect, or one-way denial of outbound calls for an end user of the other Party by the receiving Party's switch, that Party will comply with an valid emergency request. However, neither Party shall be held liable for any claims or damages arising from compliance with such requests on behalf of the other Party's end user and the Party serving such end user agrees to indemnify and hold the other Party harmless against any and all such claims.

         31.4 INDEPENDENT CONTRACTOR. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to its employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

         31.5 FORCE MAJEURE. Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, cable cuts, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations related to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause of nonperformance and both Parties shall proceed to perform with dispatch once the causes are removed or cease.

         31.6     CONFIDENTIALITY

31.6.1 All information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data; (i) furnished by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") dealing with customer-specific, facility-specific, or usage-specific information, other than customer information communicated for the purpose of publication or directory database inclusion, 911, call processing, billing or settlement or as otherwise mutually agreed upon; or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary;" or
(iii) communicated orally and declared to the Receiving Party as confidential or proprietary prior to disclosure of the actual Proprietary Information to enable

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 44 OF 48
                                                                      SWBT/Birch

the Receiving Party to determine whether it will accept such Proprietary Information and, if accepted, confirmed by written notice given to the Receiving Party within ten (10) days after declaration to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the Disclosing Party.


                  31.6.2 (a) If a Receiving Party desires to disclose or provide to the Commission or the FCC any Proprietary Information of the Disclosing Party, such Receiving Party shall, prior to and as a condition of such disclosure, (i) provide the Disclosing Party with written notice and the form of such proposed disclosure as soon as possible but in any event early enough to allow the Disclosing Party to protect its interests in the Proprietary Information to be disclosed and (ii) attempt to obtain in accordance with the applicable procedures of the intended recipient of such Proprietary Information an order, appropriate protective relief or other reliable assurance that confidential treatment shall be accorded to such Proprietary Information.

                           (b)      If a Receiving Party is required by any
governmental authority or by applicable law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with this
Section 31.6 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain.

                  31.6.3 Upon request by the Disclosing Party, the Receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic, or otherwise. In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement.

                  31.6.4 Each Party shall keep all the other Party's Proprietary Information confidential in the same manner in which it keeps its own Proprietary Information confidential, and shall use the other Party's Proprietary Information only for performing the covenants contained in the Agreement and shall disclose such Proprietary Information only to those employees, contractors, agents or Affiliates who have a need to know. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

                  31.6.5 Unless otherwise agreed, the obligations of confidentiality and nonuse set forth in the Agreement do not apply to such Proprietary Information that:

                  (a) was at the time of receipt, already known to the Receiving Party, free of

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 45 OF 48
                                                                      SWBT/Birch

                           any obligation to keep confidential and evidenced by written records prepared prior to delivery by the Disclosing Party;

                  (b) is, or becomes publicly known through no wrongful act of the receiving Party;

                  (c) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the Disclosing Party with respect to such information;

                  (d) is independently developed by an employee, agent, or contractor of the Receiving Party which individual is not involved in any manner with the provision of services pursuant to the Agreement and does not have any direct or indirect access to the Proprietary Information;

                  (e) is disclosed to a third person by the Disclosing Party without similar restrictions on such third person's rights;

                  (f) is approved for release by written authorization of the Disclosing Party;

                  (g) is required to be made public by the Receiving Party pursuant to applicable law or regulation provided that the Receiving party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with Section 31.6 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain. Notwithstanding the foregoing, SWBT shall be entitled to disclose confidential information on a confidential basis to regulatory agencies upon request for information as to SWBT's activities under the Act.

                  31.6.6 Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the date of this Agreement.

                  31.6.7 Pursuant to Section 222(b) of the Act, both parties agree to limit their use of Proprietary Information received from the other to the permitted purposed identified in the Act.
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                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 46 OF 48
                                                                      SWBT/Birch

         31.7 GOVERNING LAW. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be as provided for by the FCC and the Act. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the Commission, the exclusive jurisdiction for all such claims shall be with such Commission, and the exclusive remedy for such claims shall be as provided for by such Commission. In all other respects, this Agreement shall be governed by the domestic laws of the State of Missouri without reference to conflict of law provisions.

         31.8     TAXES

                  31.8.1 Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees, or surcharges (hereinafter "Tax") imposed on or with respect to the services provided by or to such Party, except for any Tax on either party's corporate existence, status, or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing party shall furnish the providing party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party until such time as the purchasing Party presents a valid certification. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party until such time as the purchasing Party presents a valid certificate.

                  31.8.2 With respect to any purchase of services, facilities or other arrangements, if any Tax is required or permitted by applicable law to be collected from the purchasing party by the providing party, then: (i) the providing party shall bill the purchasing party for such Tax; (ii) the purchasing party shall remit such Tax to the providing party; and (iii) the providing party shall remit such collected Tax to the applicable taxing authority.

                  31.8.3 With respect to any purchase hereunder of services, facilities or arrangements that are resold to a third party, if any Tax is imposed by applicable law on the end user in connection with any such purchase, then: (i) the purchasing party shall be required to impose and/or collect such Tax from the end user; and (ii) the purchasing party shall remit such Tax to the applicable taxing authority. The purchasing party agrees to indemnify and hold harmless the providing party on an after-tax basis for any costs incurred by the providing party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing party due to the failure of the purchasing party to pay or collect and remit such tax to such authority.

                  31.8.4 If the providing party fails to collect any Tax as required herein, then, as between the providing party and the purchasing party:
(i) the purchasing party shall remain liable for such uncollected Tax; and (ii) the providing party shall be liable for any penalty and

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 47 OF 48
                                                                      SWBT/Birch

interest assessed with respect to such uncollected Tax by such authority. However, if the purchasing party fails to pay any taxes properly billed, then, as between the providing party and the purchasing party, the purchasing party will be solely responsible for payment of the taxes, penalty and interest.

                  31.8.5 If the purchasing party fails to impose and/or collect any Tax from end users as required herein, then, as between the providing party and the purchasing party, the purchasing party shall remain liable for such uncollected Tax and any interest and penalty assessed thereon with respect to the uncollected Tax by the applicable taxing authority. With respect to any Tax that the purchasing party has agreed to pay or impose on and/or collect from end users, the purchasing party agrees to indemnify and hold harmless the providing party on an after-tax basis for any costs incurred by the providing party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing Party due to the failure of the purchasing party to pay or collect and remit such Tax to such authority.

         31.9 NON-ASSIGNMENT. Each Party covenants that, if it sells or otherwise transfers to a third party its Telephone Exchange and Exchange Access network facilities within any territory within which SWBT is an Incumbent Local Exchange Carrier as of the date of this Agreement (the SWBT Territory), or any portion thereof, to a third party, it will require as a condition of such transfer that the transferee agree to be bound by this Agreement with respect to services provided over the transferred facilities. Except as provided in this paragraph, neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party; provided that each Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prompt written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

         31.10 NON-WAIVER. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

         31.11 AUDITS. Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved.

                  31.11.1 Upon reasonable written notice and at its own expense, each Party or its authorized representative (providing such authorized representative does not have a conflict of interest related to other matters before one of the Parties) shall have the right to conduct an audit of the other Party to give assurances of compliance with the provisions of this Agreement; provided, that neither Party may request more than two (2) such audits within any twelve (12) month period. This includes on-site audits at the other Party's or the Party's vendor locations. Each Party, whether or not in connection with an audit, shall maintain reasonable records for a

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 48 OF 48
                                                                      SWBT/Birch

minimum of twenty-four (24) months and provide the other Party with reasonable access to such information as is necessary to determine amounts receivable or payable under this Agreement. Each Party's right to access information for audit purposes is limited to data not in excess of twenty-four (24) months in age.

         31.12    DISPUTED AMOUNTS

                  31.12.1 No claims, under this Agreement or its Appendices, shall be brought for disputed amounts more than twenty-four (24) months from the date of occurrence which gives rise to the dispute. Under this Section 30.12, if any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party") shall within sixty (60) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes ("Disputed Amounts") and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due: (i) all undisputed amounts to the Billing Party; and (ii) all Disputed Amounts to Billing Party.

                  31.12.2 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty
(60) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute.

                  31.12.3 If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to Section 31.12.2, above, then either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity.

                  31.12.4 The Parties agree that all negotiations pursuant to this Section 31.12 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                  31.12.5 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of: (i) one and one-half percent (1-1/2%) per month; or (ii) the highest rate of interest that may be charged under applicable law.

         31.13    DISPUTE RESOLUTION

                  31.13.1 No claims shall be brought for disputes arising under this Agreement or its Appendices more than twenty-four (24) months from the date of occurrence which gives rise to the dispute.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 49 OF 48
                                                                      SWBT/Birch

                  31.13.2 For disputes other than disputed amounts under this Agreement or its Appendices, each Party shall appoint a designated representative as set forth in Section 31.12.2, above, and if unable to resolve the dispute, proceed as set forth in Section 31.12.3, above.

         31.14 NOTICES. Any notice to a Party required or permitted under this Agreement shall be in writing and shall be deemed to have been received on the date of service if served personally; on the date receipt is acknowledged in writing by the recipient if delivered by regular mail; or on the date stated on the receipt if delivered by certified or registered mail or by a courier service that obtains a written receipt. Notice may also be provided by facsimile, which shall be effective on the next Business Day following the date of transmission as reflected in the facsimile confirmation sheet. "Business Day" shall mean Monday through Friday, SWBT/Birch holidays excepted. Any notice shall be delivered using one of the alternatives mentioned in this Section and shall be directed to the applicable address indicated below or such address as the Party to be notified has designated by giving notice in compliance with this Section, except that notices to a Party's twenty-four (24) hour contact number shall be by telephone and/or facsimile and shall be deemed to have been received on the date transmitted.


NOTICE CONTACT                              Birch CONTACT                SWBT CONTACT
------------------------------------------- ---------------------------- -------------------------------------
NAME/TITLE                                  Greg Lawhon/ Senior Vice     General Manager-CPAT
                                            President
------------------------------------------- ---------------------------- -------------------------------------
STREET ADDRESS                              1000 Walnut,                 One Bell Plaza, Room 525
                                            Suite 1220
------------------------------------------- ---------------------------- -------------------------------------
CITY, STATE, ZIP CODE                       Kansas City, MO 64106        Dallas,  TX  75202
------------------------------------------- ---------------------------- -------------------------------------
TELEPHONE NUMBER                            1-888-842-7590               1-214-464-8145
------------------------------------------- ---------------------------- -------------------------------------
FAX NUMBER                                  1-888-842-7595               1-214-464-1486
------------------------------------------- ---------------------------- -------------------------------------

------------------------------------------- ----------------------------- -------------------------------------
24-HOUR NETWORK MGMT CONTACT                Birch CONTACT                 SWBT CONTACT
------------------------------------------- ----------------------------- -------------------------------------
NAME/TITLE                                  Michael Griess/Vice           NSMC Control
                                            President Engineering
------------------------------------------- ----------------------------- -------------------------------------
TELEPHONE NUMBER                            1-888-842-7590                1-800-792-2662
------------------------------------------- ----------------------------- -------------------------------------
FAX NUMBER                                  1-888-842-7595
------------------------------------------- ----------------------------- -------------------------------------

31.15    PUBLICITY AND USE OF TRADEMARKS OR SERVICE MARKS.

                  31.15.1 The Parties agree not to use in any advertising or sales promotion, press releases, or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by the other Party or any of its employees without such Party's prior written approval. The Parties will submit to each other for written approval, prior to publication, all publicity matters that mention or display one another's name and/or marks or contain

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 50 OF 48
                                                                      SWBT/Birch

language from which a connection to said name and/or marks may be inferred or implied; the Party to whom a request is directed shall respond promptly. Nothing herein, however, shall be construed as preventing either Party from publicly stating the fact that it has executed this Agreement with the other Party.

                  31.15.2 Nothing in this Agreement shall grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other for commercial purposes without prior written approval.

         31.16 SECTION 252(i) OBLIGATIONS. If either Party enters into an agreement (the "Other Agreement") approved by the Commission or FCC pursuant to
Section 252 of the Act (regardless of whether the approved agreement was negotiated or arbitrated) which provides for the provision of arrangements covered in this Agreement to another requesting Telecommunications Carrier, including an Affiliate, such Party shall make available to the other Party such arrangements upon the same rates, terms and conditions as those provided in the Other Agreement. At its sole option, the other Party may avail itself of either:
(i) the Other Agreement in its entirety; or (ii) the prices, terms and conditions of the Other Agreement that directly relate to any of the following duties as a whole:

         (a) Interconnection (including compensation for delivery of traffic and intellectual property rights)

         (b)      Exchange Access

         (c) Unbundled Network Elements (including intellectual property rights)

         (d)      Resale

         (e)      Collocation

         (f)      Number Portability

         (g)      Database Access

         (h)      Access to Rights of Way

         (i)      Operator Services

         (j)      Directory Assistance

         31.17 JOINT WORK PRODUCT. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 51 OF 48
                                                                      SWBT/Birch

         31.18 INTERVENING LAW. This Agreement is entered into as a result of both private negotiation between the Parties and the incorporation of some of the results of arbitration by the Commission. If the actions of Missouri or federal legislative bodies, courts, or regulatory agencies of competent jurisdiction invalidate, modify, or stay the enforcement of laws or regulations that were the basis for a provision of the contract, the affected provision shall be invalidated, modified, or stayed, consistent with the action of the legislative body, court, or regulatory agency. In such event, the Parties shall expend diligent efforts to arrive at an agreement respecting the modifications to the Agreement. If negotiations fail, disputes between the Parties concerning the interpretation of the actions required or provisions affected by such governmental actions shall be resolved pursuant to the dispute resolution process provided for in this Agreement.

         31.19 NO THIRD PARTY BENEFICIARIES; DISCLAIMER OF AGENCY. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

         31.20 NO LICENSE. No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

         31.21 SURVIVAL. The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

         31.23 SCOPE OF AGREEMENT. This Agreement is intended to describe and enable specific Interconnection and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided herein.

         31.24 ENTIRE AGREEMENT. The terms contained in this Agreement and any Schedules, Exhibits, Appendices, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 52 OF 48
                                                                      SWBT/Birch

communications. This Agreement may only be modified by a writing signed by an officer of each Party.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 53 OF 48
                                                                      SWBT/Birch




IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 21st day of May, 1998.


BIRCH TELECOM OF MISSOURI, INC.           SOUTHWESTERN BELL TELEPHONE COMPANY*


Signature:/s/Gregory C. Lawhon            Signature:/s/Sandy Kinney
_____________________________________     ______________________________________

Name: Gregory C. Lawhon                   Name: Sandy Kinney
_____________________________________     ______________________________________
              (Print or Type)                          (Print or Type)

Title: Senior Vice President              Title: VP-GM Industry Markets.
_____________________________________     ______________________________________
              (Print or Type)                          (Print or Type)



*SWBT is entering into this agreement in compliance with the Commission's Arbitration Order of April 23, 1997. SWBT's execution of this agreement is expressly subject to its Application For Rehearing and right of appeal.

                                                                    APPENDIX UNE
                                                                    Page 1 of 17
                                                                      SWBT/BIRCH


                                  APPENDIX UNE

                                                                    APPENDIX UNE
                                                                    Page 2 of 17
                                                                      SWBT/BIRCH

                   APPENDIX: UNBUNDLED NETWORK ELEMENTS (UNE)

         I.       Introduction

                  A. This Appendix Unbundled Network Elements to the Agreement sets forth the unbundled Network Elements that SWBT agrees to offer to LSP. The specific terms and conditions that apply to the unbundled Network Elements are described below. The prices for Network Elements are set forth in UNE Attachment 1.

         II.      General Terms and Conditions

                  A. SWBT and LSP may agree to connect LSP's facilities with SWBT's network at any technically feasible point for access to unbundled Network Elements for the provision by LSP of a Telecommunications Service. Unbundled Network Elements may not be connected to or combined with SWBT access services or other SWBT tariffed service offerings with the exception of tariffed collocation services.

                  B. SWBT will provide LSP access to the unbundled Network Elements to permit LSP to combine such Network Elements with other Network Elements obtained from SWBT or with network components provided by itself to provide Telecommunications Services to its customers, provided that such combination is technically feasible and would not impair the ability of other carriers to obtain access to other unbundled network elements or to interconnect with SWBT's network. When LSP recombines unbundled elements to create services identical to SWBT's retail offerings, the prices charged to LSP for the rebundled services will be computed as SWBT's retail prices less the wholesale discount and offered under the same terms and conditions, including the application of access charges. In this situation, "identical" means that LSP is not using its own switching or other functionality or capability together with the unbundled elements in order to produce its service. Any request by LSP for SWBT to provide a type of connection between Network Elements that is not currently being utilized in the SWBT network and is not otherwise provided for under this Agreement will be made in accordance with the Bona Fide Request process described in Section III.

                  C. When LSP orders unbundled network elements, SWBT will perform the functions necessary to combine unbundled network elements in any manner required by law, even if those elements are not ordinarily combined in SWBT's network, provided that such combination is a) technically feasible; and b) would not impair the ability of other carriers to obtain access to unbundled network elements or to interconnect with SWBT's network as provided in F.C.C. Rule 51.315 (c).

                                                                    APPENDIX UNE
                                                                    Page 3 of 17
                                                                      SWBT/BIRCH


                  D. LSP is responsible to designate each network element being ordered from SWBT and how those network elements are to be combined. Where multiple SWBT network elements are to be combined, LSP must designate the order in which the elements are to be connected. Where SWBT network elements are to be connected to another carrier's network element(s), LSP will designate how SWBT network element(s) are to be connected (i.e., cross connected) to the network element(s) of the other telecommunications carrier.

                  E. Various subsections below list the Network Elements that LSP and SWBT have identified as of the Effective Date of this Agreement. SWBT will upon request of LSP and to the extent technically feasible provide LSP additional Network Elements or modifications to previously identified Network Elements for the provision by LSP of a Telecommunications Service. Such requests will be processed in accordance with the Bona Fide Request process.

                  F. Unbundled Network Elements are provided under this Agreement over such routes, technologies, and facilities as SWBT may elect at its own discretion. If LSP requests special facilities, equipment or routing of unbundled network elements such requests will be handled under the Bona Fide Request process.

                  G. Subject to the terms herein, SWBT is responsible only for the installation, operation and maintenance of the Network Elements it provides. SWBT is not otherwise responsible for the Telecommunications Services provided by LSP through the use of those elements.

                  H. Where unbundled elements provided to LSP are dedicated to a single end user, if such elements are for any reason disconnected they will be made available to SWBT for future provisioning needs. Provided that the replacement end user does not subscribe to LSP's local services, LSP agrees to relinquish control of any such unbundled element concurrent with the disconnection of a LSPs end user's service.

                  I. LSP will, upon request of SWBT, and to the extent technically feasible, provide SWBT access to Network Elements for the provision of SWBT's telecommunications services in accordance with the Act. Such request by SWBT will be processed in accordance with the Bona Fide Request process.

                  J. Each Party is solely responsible for the services it provides to its end users and to other
                           Telecommunications Carriers.

                  K. Network elements provided to LSP under the provisions of this Appendix will remain the property of SWBT.

                  L. SWBT will provide network elements where technically feasible. Where facilities

                                                                    APPENDIX UNE
                                                                    Page 4 of 17
                                                                      SWBT/BIRCH

                           and equipment are not available, LSP may request and, to the extent required by law and as SWBT may otherwise agree, SWBT may provide Network Elements through the Bona Fide Request process.

                  M. The elements provided pursuant to this Agreement will be available to SWBT at times mutually agreed upon in order to permit SWBT to make tests and adjustments appropriate for maintaining the services in satisfactory operating condition. No credit will be allowed for any interruptions involved during such tests and adjustments.

                  N. LSP's use of any SWBT network element, or of its own equipment or facilities in conjunction with any SWBT network element, will not materially interfere with or impair service over any facilities of SWBT, its affiliated companies or its connecting and concurring carriers involved in its services, cause damage to their plant, impair the privacy of any communications carried over their facilities or create hazards to the employees of any of them or the public. Upon reasonable written notice and opportunity to cure, SWBT may discontinue or refuse service if LSP violates this provision.

                  O. When converting a SWBT account to an LSP account or between LSP and another provider, the conversion will be handled as a disconnect of the current account and a new connect of the unbundled network elements account.

                  P.       Performance of Network Elements

                           1. Each Network Element provided by SWBT to LSP will meet applicable regulatory performance standards and be at least equal in quality and performance as that which SWBT provides to itself. Each Network Element will be provided in accordance with SWBT Technical Publications or other written descriptions, if any, as changed from time to time by SWBT at its sole discretion. LSP may request, and SWBT will provide, to the extent technically feasible, Network Elements that are superior or lesser in quality than SWBT provides to itself and such service will be requested pursuant to the Bona Fide Request process.

                           2. Nothing in this Agreement will limit either Party's ability to modify its network through the incorporation of new equipment, new software or otherwise. Each Party will provide the other Party written notice of any such upgrades in its network which will materially impact the other Party's service consistent with the timelines established by the FCC in the Second Report and Order, CC Docket 96-98. LSP will be solely responsible, at its own expense, for the overall design of its telecommunications services and for any redesigning or rearrangement of its telecommunications

                                                                    APPENDIX UNE
                                                                    Page 5 of 17
                                                                      SWBT/BIRCH

                                    services which may be required because of changes in facilities, operations or procedure of SWBT, minimum network protection criteria, or operating or maintenance characteristics of the facilities.

                  Q. LSP will connect equipment and facilities that are compatible with the SWBT Network Elements and will use Network Elements in accordance with the applicable regulatory standards and requirements referenced in paragraph II, Q.

         III.     Bona Fide Request

                  A. Sections IV - XI below identify specific unbundled Network Elements and provide the terms and conditions on which SWBT will offer them to LSP. Any request by LSP for an additional unbundled Network Element, or modifications to previously identified Network Elements, both to the extent technically feasible, will be considered under this Bona Fide Request process. Where facilities and equipment are not available, LSP may request and SWBT may agree to provide, Network Elements through the Bona Fide Request process.

                  B. Each Party will promptly consider and analyze access to new unbundled Network Element with the submission of a Network Element Bona Fide Request hereunder. The Network Element Bona Fide Request process set forth herein does not apply to those services requested pursuant to Report & Order and Notice of Proposed Rulemaking 91-141 (rel. Oct. 19, 1992) paragraph 259 and n. 603 and subsequent rulings.

                  C. A Network Element Bona Fide Request will be submitted in writing and will include a technical description of each requested Network Element, the date when interconnection is requested and the projected quantity of interconnection points ordered with a demand forecast.

                  D. The requesting Party may cancel a Network Element Bona Fide Request at any time, but will pay the other Party's reasonable and demonstrable costs of processing and/or implementing the Network Element Bona Fide Request up to the date of cancellation.

                  E. Within ten (10) business days of its receipt, the receiving Party will acknowledge receipt of the Network Element Bona Fide Request.

                  F. Except under extraordinary circumstances, within thirty (30) days of its receipt of a Network Element Bona Fide Request, the receiving Party will provide to the requesting Party a preliminary analysis of such Network Element Bona Fide Request. The preliminary analysis will confirm that the receiving Party will offer access to the Network Element or will provide a detailed explanation that access to the Network Element is not technically feasible and/or that the request does not qualify as a Network Element that is required to be provided under the Act.

                                                                    APPENDIX UNE
                                                                    Page 6 of 17
                                                                      SWBT/BIRCH


                  G. If the receiving Party determines that the Network Element Bona Fide Request is technically feasible and otherwise qualifies under the Act, it will promptly proceed with developing the Network Element Bona Fide Request upon receipt of written authorization from the requesting Party. When it receives such authorization, the receiving Party shall promptly develop the requested services, determine their availability, calculate the applicable prices and establish installation intervals.

                  H. Unless the Parties otherwise agree, the Network Element Bona Fide Request must be priced in accordance with Section 252(d)(1) of the Act.

                  I. As soon as feasible, but not more than ninety (90) days after its receipt of authorization to proceed with developing the Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a Network Element Bona Fide Request quote which will include, at a minimum, a description of each Network Element, the availability, the applicable rates and the installation intervals.

                  J. Within thirty (30) days of its receipt of the Network Element Bona Fide Request quote, the requesting Party must either confirm its order for the Network Element Bona Fide Request pursuant to the Network Element Bona Fide Request quote or seek arbitration by the Commission pursuant to Section 252 of the Act.

                  K. If a Party to a Network Element Bona Fide Request believes that the other Party is not requesting, negotiating or processing the Network Element Bona Fide Request in good faith, or disputes a determination, or price or cost quote, such Party may seek mediation or arbitration by the Commission pursuant to Section 252 of the Act.

         IV.      Network Interface Device

                  A. The Network Interface Device (NID) element is a cross-connect used to connect LSP provided loop facilities to inside wiring. The fundamental function of the NID is to establish the official network demarcation point between a carrier and its end-user customer. The NID contains the appropriate and accessible connection points or posts to which the service provider and the end-user customer each make its connections.

                  B. LSP may connect to the customer's inside wire at the SWBT NID, as is, at no charge. Any repairs, upgrade and rearrangements required by LSP will be performed by SWBT based on time and material charges.

                  C. LSP will provide its own NID and will interface to the customer's premises wiring through connections in the customer chamber of the SWBT NID.

                  D. With respect to multiple dwelling units or multiple-unit business premises, LSP will provide its own NID, will connect directly with the customer's inside wire and will not require any connection to the SWBT NID, unless such

                                                                    APPENDIX UNE
                                                                    Page 7 of 17
                                                                      SWBT/BIRCH



                           premises are served by "single subscriber" type NIDs.

                  E. The SWBT NIDs that LSP uses under this Appendix will be those installed by SWBT to serve its customers.

                  F. LSP will not attach to or disconnect SWBT's ground. LSP will not cut or disconnect SWBT's loop from its protector. LSP will not cut any other leads in the NID. LSP will protect all disconnected leads with plastic sleeves and will store them within the NID enclosure. LSP will tighten all screws or lugs loosened by LSP in the NID's enclosure and replace all protective covers.

         V.       Local Loop

                  A. A "loop" is a dedicated transmission facility (including use of SWBT NID) between a distribution frame (or its equivalent) in a SWBT central office and an end user customer premises.

                  B. SWBT will provide at the rates, terms, and conditions set out in UNE Attachment 1 the following:

                           1. The 2-Wire analog loop supports analog voice frequency, voice band services with loop start signaling within the frequency spectrum of approximately 300 Hz and 3000 Hz.

                           2. SWBT will offer 5 dB conditioning on a 2-wire analog loop as the standard conditioning option available.

                           3.       The 4-Wire analog loop provides a
                                    non-signaling voice band frequency spectrum of approximately 300 Hz to 3000 Hz. The 4-Wire analog loop provides separate transmit and receive paths.

                           4. The 2-Wire digital loop 160 Kbps supports Basic Rate ISDN (BRI) digital exchange services. The 2-Wire digital loop 160 Kbps supports usable bandwidth up to 160 Kbps.

                           5. The 4-Wire digital loop 1.544 Mbps will support DS1 service including Primary Rate ISDN (PRI). The 4-wire digital loop 1.544 Mbps supports usable bandwidth up to 1.544 Mbps.

         C. If LSP requests one or more unbundled Loops serviced by Integrated Digital Loop Carrier (IDLC) or Remote Switching technology, SWBT will, where available, move the requested unbundled Loop(s) to a spare, existing physical or a universal digital loop carrier unbundled Loop at no additional charge to LSP. If, however, no spare unbundled Loop is available, SWBT will within two business days, excluding weekends and holidays, of LSP's request notify LSP of the lack of available facilities. LSP may request alternative arrangements through the Bona Fide Request process.

                                                                    APPENDIX UNE
                                                                    Page 8 of 17
                                                                      SWBT/BIRCH

         D. In addition to any liability provisions in this agreement, SWBT does not guarantee or make any warranty with respect to unbundled loops when used in an explosive atmosphere. LSP will indemnify, defend and hold SWBT harmless from any and all claims by any person relating to LSP's or LSP end user's use of unbundled loops in an explosive atmosphere.

VI.      Local Switching

         A. The local switching element encompasses line-side and trunk side facilities plus the features, functions and capabilities of the switch. The line side facilities include the connection between a loop termination at, for example, a main distribution frame (MDF), and a switch line card. Trunk-side facilities include the connection between, for example, trunk termination at a trunk-side cross-connect panel and a trunk card. The local switching element includes all features, functions, and capabilities of the local switch, including but not limited to the basic switching function of connecting lines to lines, lines to trunks, trunks to lines and trunks to trunks. It also includes the same basic capabilities that are available to SWBT customers, such as a telephone number, dial tone, signaling and access to 911, operator services, directory assistance, and features and functions necessary to provide services required by law. In addition, the local switching element includes all vertical features that the switch is capable of providing, including custom calling, CLASS features, and centrex-like capabilities.

         B. SWBT will route InterLATA calls as defined by the exchange dialing plan via the existing PIC process when LSP uses Local Switching elements. Until such time that the commission mandates intraLATA presubscription, SWBT will route IntraLATA Toll calls as defined by the exchange dialing plan when LSP uses Local Switching elements and will provide intraLATA toll to LSP without other usage sensitive charges. When the commission mandates intraLATA presubscription, SWBT will route IntraLATA Toll calls to the presubscribed carrier.

         C. When LSP requests Unbundled Common Transport, SWBT's Local Switching element will route local calls on SWBT's common network to the appropriate trunk or lines for call origination or termination.

         D. SWBT will provide the Local Switching element only with standard central office treatments (e.g., busy tones, vacant codes, fast busy, etc.), supervision and announcements.

         E. SWBT will control congestion points such as those caused by radio station call-ins, and network routing abnormalities, using capabilities such as Automatic Call Gapping, Automatic Code Gapping, Automatic Congestion Control, and Network Routing Overflow. LSP agrees to respond to SWBT's notifications regarding network congestion.

                                                                    APPENDIX UNE
                                                                    Page 9 of 17
                                                                      SWBT/BIRCH


         F. SWBT will provide switch interfaces to adjuncts in the same manner it provides them to itself. LSP requests for use of SWBT adjuncts will be handled through the Bona Fide Request process.

         G. SWBT will allow LSP to designate the features and functions that are activated on a particular unbundled switch port to the extent such features and functions are available or as may be requested by the Bona Fide Request process.

         H.       Switch Ports

                  1. Analog Line Port: A line side switch connection available in either a loop or ground start signaling configuration used primarily for Switched voice communications.

                  2. Analog (DID) Trunk Port: A trunk side switch connection used for voice communications via customer premises equipment primarily provided by a Private Branch Exchange (PBX) switch.

                  3. ISDN Basic Rate Interface (BRI) Port: A line side switch connection which provides ISDN Basic Rate Interface (BRI) based capabilities.

                  4. ISDN Primary Rate Interface (PRI) Trunk Side Port: trunk side switch connection which provides Primary Rate Interface (PRI) ISDN Exchange Service capabilities.

VII.     Tandem Switching

         A. Tandem Switching is defined as: (1) trunk-connect facilities, including but not limited to the connection between trunk termination at a cross-connect panel and a switch trunk card,
                  (2) the basic switching function of connecting trunks to trunks; and (3) all technically feasible functions that are centralized in tandem switches (as distinguished from separate end-office switches), including but not limited to call recording, the routing of calls to operator services, and signaling conversion features.

         B. Tandem Switching will provide trunk to trunk connections for local calls between two end offices.

         C. To the extent all signaling is SS7, Tandem Switching will preserve CLASS/LASS features and Caller ID as traffic is processed. Additional signaling information and requirements are provided in Section IX.

VIII.             Interoffice Transport

         A. The Interoffice Transport network element is defined as SWBT interoffice transmission facilities dedicated to a particular customer or carrier, or shared by more than one customer or carrier, that provide telecommunications between wire centers owned by SWBT or LSP, or between switches owned by SWBT or
                  LSP. Interoffice Transport includes
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                                                                      SWBT/BIRCH


                  Common Transport and Dedicated Transport.

         B. SWBT will be responsible for the engineering, provisioning, and maintenance of the underlying equipment and facilities that are used to provide Interoffice Transport.

         C. Common Transport - Common Transport is a shared interoffice transmission path between SWBT switches. Common Transport will permit LSP to connect its Unbundled Local Switching element purchased from SWBT with Common Transport to transport the local call dialed by the Unbundled Local Switching element to its destination through the use of SWBT's common transport network. Common Transport will also permit LSP to utilize SWBT's common network between a SWBT tandem and a SWBT end office.

         D.       Dedicated Transport

                  1. Dedicated Transport is an interoffice transmission path dedicated to a particular customer or carrier that provides telecommunications between wire centers owned by SWBT or LSP, or between switches owned by SWBT or LSP.

                  2. SWBT will offer Dedicated Transport as a circuit (e.g., DS1, DS3) dedicated to LSP.

                  3. SWBT will provide Dedicated Transport at the following speeds: DS1 (1.544 Mbps), DS3 (45 Mbps), OC3 (155.520 Mbps) and OC12 (622.080 Mbps). In
                           addition, SWBT offers OC48 (2488.320 Mbps) bandwidth as an option for interoffice capacity.

                  4. In addition to any liability provisions in this agreement, SWBT does not guarantee or make any warranty with respect to entrance facilities when used in an explosive atmosphere. LSP will indemnify, defend and hold SWBT harmless from any and all claims by any person relating to LSP's or LSP end user's use of unbundled loops in an explosive atmosphere.

         E. Digital Cross-Connect System (DCS) - SWBT will offer Digital Cross-Connect System (DCS) in conjunction with the unbundled dedicated transport element with the same functionality that is offered to interexchange carriers.

IX. Signaling Networks and Call-Related Databases - Signaling Networks and Call-Related Databases are Network Elements that include Signaling Link Transport, Signaling Transfer Points, and Service Control Points and Call-Related Databases. Access to SWBT's signaling network and call related databases will be provided as described in the following
         Appendices: SS7, LIDB Validation, LIDB, CNAM, 800, and AIN.

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                                                                      SWBT/BIRCH


X.       Operations Support Systems Functions

         A. Operations Support Systems Functions consist of pre-ordering, ordering, provisioning, maintenance and repair, and billing functions supported by SWBT's databases and information.

         B. SWBT will provide LSP access to its Operations Support Systems Functions as outlined in Appendix OSS.

XI.      Cross Connects

         A. The cross connect is the media between the SWBT distribution frame and an LSP designated collocation or to other SWBT unbundled network elements purchased by LSP.

         B. SWBT offers a choice of four types of cross connects with each unbundled loop type. The applicable cross connects are as follows:

                  1.       Cross connect to DCS
                  2.       Cross connect to MUX
                  3.       Cross connect to Collocation
                  4.       Cross connect to Switch Port

         C. Cross connects must also be ordered with Unbundled Dedicated Transport (UDT).

                  1. The LSP must specify when placing an UDT order, in what order the unbundled network components are to be connected.

                  2. The Cross Connect being requested must have a compatible interface to each of the elements which the Cross Connect is joining together.

                  3.       The following cross connects are available with UDT:

                           a)       Voice Grade 2-Wire
                           b)       Voice Grade 4-Wire
                           c)       DS0 - DCS to Collocation
                           d)       DS1
                           e)       DS3
                           f)       OC3
                           g)       OC12
                           h)       OC48

XII.     Pricing

         A. Attached hereto as UNE Attachment 1 is a schedule which reflects the prices at which SWBT agrees to furnish Unbundled Network Elements to LSP. LSP agrees to compensate SWBT for unbundled Network elements at the rates contained in this Appendix. Unbundled Network Elements are available from SWBT on a per unbundled Network Element basis at prices as
                  contained in UNE Attachment 1.
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                                                                    APPENDIX UNE
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                                                                      SWBT/BIRCH


         B. For any rate element and/or charge contained in or referenced to in this Appendix that are not listed in the attached UNE Attachment 1, including Bona Fide Requests, SWBT and LSP will negotiate prices.

         C. Unless otherwise stated, SWBT will render a monthly bill for Network Elements provided hereunder. Remittance in full will be due within thirty (30) days of receipt of invoice. Interest will apply on overdue amounts.

         D. SWBT will recover the costs of modifying its outside plant facilities for LSP space requirements. These costs will be recovered via the Bona Fide Request process described herein.

         E.       Recurring Charges

                  1. Unless otherwise listed below, where Rates are shown as monthly, a month will be defined as a calendar month. The minimum term for each monthly rated element will be one (1) month. After the initial month, billing will be on the basis of whole or fractional months used. The minimum service period for elements provided under the Bona Fide Request process may be longer.

                  2. When an unbundled network element with a minimum period greater than one month is discontinued prior to the expiration of the minimum period, the applicable charge will be the total monthly charges, for the remainder of the minimum period.

                  3. The minimum service period for unbundled dedicated transport element at the DS3 level and above is 12 months.

                  4. Where rates will be based on minutes of use, usage will be accumulated at the end office or other measurement point without any per call rounding and total minutes by end office are rounded to the next higher minute. LSP will pay for all usage on such calls including those that are not completed due to busy or don't answer conditions.

                  5. Where rates are based on miles, the mileage will be calculated on the airline distance involved between the locations. To determine the rate to be billed, SWBT will first compute the mileage using the V&H coordinates method, as set forth in the National Exchange Carrier Association, Inc. Tariff F.C.C. No
                           4. When the calculation results in a fraction of a mile, SWBT will round up to the next whole mile before determining the mileage and applying rates.

         F.       Non-Recurring Charges

                  1. There are non-recurring charges for the first connection on an LSP order as well as separate non-recurring charges for each additional connection associated with the same LSP order at the same LSP
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                                                                      SWBT/BIRCH


                           specified premises. When converting the SWBT account to LSP or between LSP and another local service provider, the conversion will be handled as a disconnect of the current account and a new connect of the unbundled network element account.

                  2. LSP will pay a non-recurring charge when an LSP adds or removes a signaling point code. The rates and charges for Signaling Point Code(s) are identified in the Pricing Schedule. This charge also applies to point code information provided by LSP allowing other telecommunications providers to use LSP's SS7 signaling network.

                  3. A service order processing (Service Order) charge will apply for each service order issued by SWBT to process a request for installation, disconnection, rearrangement, changes to or record orders for unbundled elements.

         G.       Maintenance of Elements

                  1. The network elements provided by SWBT pursuant to this Appendix will be maintained by SWBT. LSP or others may not rearrange, move, disconnect, remove or attempt to repair any facilities provided by SWBT, other than by connection or disconnection to any interface means used, except with the written consent of SWBT.

                  2. If trouble occurs with unbundled network elements provided by SWBT, LSP will first determine whether the trouble is in LSP's own equipment and/or facilities or those of the end user. If LSP determines the trouble is in SWBT's equipment and/or facilities, LSP will issue a trouble report to SWBT.

                  3. LSP will pay Time and Material charges when LSP reports a suspected failure of a network element and SWBT dispatches personnel to the end user's premises or a SWBT central office and trouble was not caused by SWBT's facilities or equipment. Time and Material charges will include all technicians dispatched, including technicians dispatched to other locations for purposes of testing.

                  4. LSP will pay Time and Material charges when SWBT dispatches personnel and the trouble is in equipment or communications systems provided an entity by other than SWBT or in detariffed CPE provided by SWBT, unless covered under a separate maintenance agreement.

                  5.       If LSP issues a trouble report allowing SWBT access
                           to the end user's premises and SWBT personnel are dispatched but denied access to the premises, then Time and Material charges will apply for the period of time that SWBT personnel are dispatched.
                           Subsequently, if SWBT personnel are allowed access to the premises, the charges
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                                                                      SWBT/BIRCH



                           discussed herein will still apply.

                  6. Time and Material charges apply on a first and additional basis for each half hour or fraction thereof. If more than one technician is dispatched in conjunction with the same trouble report, the total time for all technicians dispatched will be aggregated prior to the distribution of time between the "First Half Hour or Fraction Thereof" and "Each Additional Half Hour or Fraction Thereof" rate categories. Basic Time is work related efforts of SWBT performed during normally scheduled working hours on a normally scheduled work day. Overtime is work related efforts of SWBT performed on a normally scheduled work day, but outside of normally scheduled working hours. Premium Time is work related efforts of SWBT performed other than on a normally scheduled work day.

                  7. If LSP requests or approves a SWBT technician to perform services in excess of or not otherwise contemplated by the nonrecurring charges herein, LSP will pay for any additional work to perform such services, including requests for installation or conversion outside of normally scheduled working hours.

         H.       Other Pricing Terms and Conditions for Unbundled Local
                  Switching (ULS)

                  1. When LSP purchases Unbundled Local Switching, SWBT will provide LSP the vertical features that the switch is equipped to provide, as part of the usage charges associated with ULS. LSP will pay non-recurring charges to activate such features in association with a particular ULS Port type. There are two levels of non-recurring charges. The first will apply when the features are activated at the same time the port is established. A different non-recurring charge applies when the feature is activated subsequent to initial installation of the port.

                  2. When the NXX of the telephone number provided to LSP is one associated with an optional EAS arrangement, LSP will pay a flat-rated monthly port additive for the optional EAS toll package(s) inherent in the telephone number.

                  3. LSP will pay the Toll Free Database query rate for each query received and processed by SWBT's database. When applicable, the charge for the additional features (Designated 10-Digit Translation, Call Validation and Call Handling and Destination) are per query and in addition to the Toll Free Database query charge, and will also be paid by LSP.

                  4. Use of SWBT's SS7 signaling network will be provided for unbundled local switching as set forth in
                           Appendix SS7. LSP does not
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                                                                    APPENDIX UNE
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                                                                      SWBT/BIRCH


                           separately order SS7 under this method. LSP will be charged for the use of the SWBT SS7 network on a per call basis when the SS7 network is used in conjunction with unbundled local switching.

                  5. With Unbundled Local Switching, SWBT will make available features that require resources outside the switch, but LSP will pay additional charges (e.g., TCAP messages, SS7 Signaling, database queries, etc.) for such features.

                  6. Associated with Unbundled Local Switching, LSP will pay a non-recurring and a monthly recurring charge for the establishment of common block for a particular end user served by LSP. LSP will also pay a non-recurring charge for activation of features associated with individual ports and for subsequent changes to features associated with individual ports. These non-recurring charges are separate from the service charges for service order processing.

         I.       Temporary Rate Structure for Unbundled Local Switching (ULS)

                  1. LSP will be charged a per minute rate for each local call generated by an unbundled local ULS port, when both the originating and terminating telephone number are in the same 11 digit CLLI end office. When LSP uses a ULS port to initiate a call to a terminating number associated with a different 11 digit CLLI, LSP will pay a rate per minute for ULS plus a rate per minute for UCT transport. The parties agree to assume that SWBT's common transport network is used in this latter case.

         J.       Standard Interim Structure for ULS

                  1. Intra Switch Calls - On calls originating and terminating in the same switch:

                           a) LSP will pay ULS-O for a call originating from an ULS line or trunk port that terminates to a SWBT end user service line or any other unbundled line or trunk port which is connected to the same end office switch.

                           b) LSP will pay ULS-O for a centrex-like ULS intercom call in which the LSP's user dials from one centrex-like station to another centrex-like station in the same common block defined system.

                           c)       SWBT will not bill ULS-T for calls
                                    originating from a bundled line port (a line
                                    port associated with the provision of resold
                                    local service by SWBT, or associated with
                                    local service to SWBT end user) and
                                    terminating to a ULS Port.
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                                                                    APPENDIX UNE
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                                                                      SWBT/BIRCH


                           d) SWBT will not bill ULS-T for Intraswitch calls originated by an unbundled ULS port even when the line to which the call is terminated is another ULS Port.

                  2. Inter Switch Calls - On calls not originating and terminating in the same switch:

                           a) When a call originates from an ULS Port and is routed to SWBT's public network via a connection to UCT, ULS-O will apply. Charges for UCT as outlined below will also apply.

                           b) When an InterLATA toll call is initiated from an ULS port it will be routed to the end user PIC choice. ULS-O usage charges will apply to LSP in such event.

                           c)       Until IntraLATA Dialing Parity, all
                                    intraLATA toll calls initiated by ULS Port will be routed to SWBT. The LSP will pay IntraLATA toll rates for such calls. No ULS usage charges will apply to LSP in such event.

                           d) After IntraLATA Dialing Parity, IntraLATA toll calls from ULS Ports will be routed to the end user PIC choice. ULS-O charges will apply.

                           e) When LSP uses ULS Ports to initiate an 800/888 call, SWBT will perform the appropriate database query and route the call to the indicated IXC. No ULS-O charges will apply to the ULS Port.

                           f) When a call that has been routed through SWBT's public network terminates to an ULS Port, from another of the same LSP's ports or another LSP's ULS Port, ULS-T charges will apply.

                           g) When a call that has been routed through SWBT's public network terminates to an ULS Port, from the bundled local exchange service of SWBT, ULS-T charges will apply.

                           h) When a call terminates to an ULS Port via terminating access services provided by SWBT (e.g., FGA, FGB, FGD, WATS etc.) SWBT will assess ULS-T charges.

                           i) When a call which has been routed from another network terminates to an ULS line port, ULS-T charges will apply.


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                                                                      SWBT/BIRCH





                                APPENDIX OSS-UNE





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                                                                      SWBT/BIRCH


                                  APPENDIX OSS

                 ACCESS TO OPERATIONS SUPPORT SYSTEMS FUNCTIONS

1.       GENERAL CONDITIONS

         1.1 This Appendix sets forth the terms and conditions under which SWBT provides nondiscriminatory access to SWBT's operations support systems (OSS) "functions" to LSP for pre-ordering, ordering, provisioning, maintenance / repair, and billing. Such functions will be made available for Unbundled Network Elements ("UNE") in a non-discriminatory manner under the terms of the governing Interconnection Agreement and appendices.

         1.2 The functions, for UNE, will be accessible via electronic interface, as described herein, where such functions are available. Manual access will be available to all pre-ordering, ordering, provisioning, and billing functions via the Local Service Provider Service Center (LSPSC). LSP may continue to use manual processes through SWBT to access OSS functions even after the electronic interfaces are available. The provisions governing use of electronic interfaces will apply at such time as LSP begins to utilize the electronic interface. LSP may utilize this manual process for some OSS functions and electronic access for other OSS functions. Repair and maintenance functions are available via manual handling by the Local Service Provider Center (LSPC).

         1.3 LSP agrees to utilize SWBT electronic interfaces, as SWBT defines in its requirements, only for the functions described herein for the purposes of establishing and maintaining UNE. In addition, LSP agrees that such use will comply with the summary of SWBT's Operating Practice No. 113, Protection of Electronic Information, titled Competitive Local Exchange Carrier Security Policies and Guidelines.

         1.4 LSP's access to OSS functions will only be utilized to view an end user's Customer Proprietary Network Information (CPNI) under the conditions set forth and agreed to in Exhibit A and elsewhere in this Appendix. Once the conditions set forth in Appendix A are satisfied, LSP may access the end user's CPNI pursuant to this Section 1.4.

         1.5 By utilizing electronic interfaces to access OSS functions, LSP acknowledges and agrees to perform accurate and correct ordering as it relates to SWBT billing functions per the terms of this Agreement. Further, LSP recognizes that such billing functions for conversion orders require viewing CPNI as described in Section 1.4 above. All exception handling must be requested manually from the LSC.

         1.6 In areas where UNE order functions are not available via an electronic interface for the pre-order, ordering and provisioning processes,
SWBT and LSP will utilize manual processes until such time as the transactions can be electronically transmitted, subject to Section 1.2.
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                                                                      SWBT/BIRCH


         1.7 SWBT will provide a help desk function for electronic system interfaces.

         1.8 SWBT and LSP will jointly establish interface contingency and disaster recovery plans for the pre-order, ordering and provisioning of UNE.

         1.9 SWBT reserves the right to modify or discontinue the use of any system or interface as it deems appropriate.

         1.10 If LSP elects to utilize electronic interfaces based upon industry guidelines for UNE, SWBT and LSP agree to work together to implement the guidelines issued by the Order and Billing Forum (OBF) and the Telecommunications Industry Forum (TCIF) and conform to uniform industry guidelines for electronic interfaces for pre-order, ordering, and provisioning. Neither Party waives its rights in such forums in the implementation of the standards. To achieve industry standard system functionality as quickly as possible, the Parties acknowledge that SWBT may deploy these interfaces with requirements developed in advance of industry guidelines. Thus, subsequent modifications may be necessary to comply with emerging standards. LSP and SWBT are individually responsible for evaluating the risk of developing their respective systems in advance of standards and agree to support their own system modifications to comply with new requirements.

         1.11 If LSP determines that additional or different information and/or functionality is required or desirable with respect to any of the OSS functions, whether covered by this Agreement or otherwise, LSP shall request such information or functionality from SWBT.

         1.12 To the extent LSP feels that outages affecting its access to OSS are excessive, the Parties agree that this matter may be raised as a dispute to be handled per the Dispute Resolution Process of the Interconnection Agreement without prejudice to the other rights of either party.

2.       PRE-ORDER

         2.1 SWBT will provide real time access to pre-order functions to support LSP ordering of UNE via several electronic interfaces. The Parties acknowledge that ordering requirements necessitate the use of current, real time pre-order information to accurately build service orders. The following lists represent pre-order functions that are available to LSP so that LSP order requests may be created to comply with SWBT ordering requirements.

         2.2      PRE-ORDERING FUNCTIONS FOR UNE INCLUDE:

                  2.2.1 customer name, billing address and residence or business address, billed telephone numbers and features and services available in the end office where the customer is provisioned;

                  2.2.2 features and services to which the customer subscribes (LSP agrees that LSP's representatives will not access the information specified in this Subsection until after the
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                                                                      SWBT/BIRCH


customer requests that the customer's local exchange service provider be changed to LSP, and such request complies with conditions of Exhibit A of this Appendix.)

                  2.2.3 telephone number (if the customer does not have one assigned) with the customer on-line;

                  2.2.4 PIC options for intraLATA toll (when available) and interLATA toll;

                  2.2.5 address verification;

                  2.2.6 channel facility assignment (CFA), network channel (NC), and network channel interface (NCI) data;

         2.3. ELECTRONIC ACCESS TO PRE-ORDER FUNCTIONS: Upon request by LSP for electronic access to pre-ordering functions, SWBT will provide LSP access to one or more of the following systems:

                  2.3.1 UNE PRE-ORDER SYSTEM AVAILABILITY:

                  2.3.1.1 DataGate is a transaction-based data query system through which SWBT will provide LSP access for the functions of gathering pre-ordering information to support industry standardized ordering processes for Residential and Business Resale services. When ordering UNE services, LSP's representatives will have access to a pre-order electronic gateway provided by SWBT for both consumer and business customers that provides real-time access to SWBT's operations systems. This gateway shall be a Transmission Control Protocol/Internet Protocol (TCP/IP) gateway and will allow the LSP representatives to perform the pre-order functions for Resale services, as described above. SWBT and LSP agree to work together to develop and implement an electronic communication interface that will replace this initial pre-order electronic interface consistent with industry guidelines developed by the OBF and the TCIF.

                  2.3.1.2 VERIGATE is an Access Service Pre-order system that will also provide access to the pre-ordering functions for UNE Services. VERIGATE may be used in connection with electronic or manual ordering. VERIGATE preorder functionality "features and services to which the customer currently subscribes" will be made available by third quarter 1997.

         2.4      OTHER PRE-ORDER FUNCTION AVAILABILITY:

                  2.4.1 Where due dates are not available electronically, SWBT will provide LSP with due date interval for inclusion in the service order request.

                  2.4.2 In addition to electronic interface access to pre-order information, upon request, SWBT will provide LSP pre-order information in batch transmission for the purposes of

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                                                                    PAGE 5 OF 10
                                                                      SWBT/BIRCH


back-up data for periods of system unavailability. The parties recognize such information must be used to construct order requests only in exception handling situations.

         2.5 The provisions of Section 1.2 shall apply with respect to the functions addressed in this Section 2.

3.       ORDERING/PROVISIONING

         3.1 SWBT will provide access to ordering functions to support LSP provisioning of UNE services via one or more electronic interfaces. Upon request for electronic access to ordering functions, SWBT will provide LSP access to one or more of the following systems or interfaces:

         3.2      UNE SERVICE ORDER REQUEST ORDERING SYSTEM AVAILABILITY:

                  3.2.1 In ordering and provisioning UNE, LSP and SWBT will utilize mutually agreeable standard industry order formats and data elements developed by OBF and TCIF EDI. Where industry standards do not currently exist for the ordering and provisioning of UNE, LSP and SWBT agree to jointly develop a form for ordering Common-Use UNE. Common-Use UNE, including, without limitation, tandem switching, signaling and call-related databases, Operator Services and DA, and Operations Support Systems, shall be ordered in a manner that is consistent with OBF Access Service Request Process; in addition customized routing will be ordered in the same manner. Customer Specific UNE, including, Local Loop (which includes NID), and unbundled Local Switching, and Interim Number Portability will be ordered consistent with the OBF Local Service Request (LSR) process.

         3.3 SWBT will provision UNE as prescribed in LSP order requests. Access to status on such orders of UNE will be provided via the following electronic interfaces:

                  3.3.1 Order Status will allow LSP to check service order status.

                  3.3.2 In cases of EDI ordering, SWBT will provide to LSP an EDI electronic interface for transferring and receiving orders, Firm Order Confirmation (FOC), service completion, and, as available, other provisioning data and information. SWBT provides LSP with a FOC for each Resale and UNE service request. The FOC includes but is not necessarily limited to: purchase order number, telephone number, Local Service Request number, due date, Service Order number, and completion date. Upon work completion, SWBT will provide LSP with an 855 EDI transaction-based Order Completion that states when that order was completed. LSP may submit supplement requests via the 860 EDI transaction, and, where available, SWBT will provide LSP an 865 EDI transaction-based Completion notice.

         3.4 The provisions of Section 1.2 shall apply with respect to access to the functions described in this Section 3.

                                                     APPENDIX OSS-UNE (MISSOURI)
                                                                    PAGE 6 OF 10
                                                                      SWBT/BIRCH


4.       MAINTENANCE/REPAIR

         4.1 Two real time electronic interfaces are accessible to place, and check the status of, trouble reports for UNE. Upon request, LSP may access these functions via the following methods:

                  4.1.1 Trouble Administration (TA) system access provides LSP with SWBT software that allows LSP to submit trouble reports and subsequently check status on trouble reports for LSP end-users. TA will provide the ability to review the maintenance history of a converted Resale LSP account.

                  4.1.2 Electronic Bonding Interface (EBI) is an interface that is available for trouble report submission and status updates. This EBI will conform to ANSI guidelines T1:227:1995 and T1.228:1995, Electronic Communications Implementation Committee (ECIC) Trouble Report Format Definition
(TFRD) Number 1 as defined in ECIC document ECIC/TRA/95-003, and all guidelines referenced within those documents, as mutually agreed upon by LSP and SWBT. Functions currently implemented will include Enter Trouble, Request Trouble Report Status, Add Trouble Information, Modify Trouble Report Attributes, Trouble Report Attribute Value Change Notification, and Cancel Trouble Report, as explained in 6 and 9 of ANSI T1.228:1995. LSP. SWBT will exchange requests over a mutually agreeable X.25-based network.

         4.2 The provisions of Section 1.2 shall apply with respect to access to the functions described in this Section 4.

5.       BILLING

         5.1 SWBT shall bill LSP for UNE. SWBT shall send associated billing information to LSP as necessary to allow LSP to perform billing functions. At minimum SWBT will provide LSP billing information in a paper format or via magnetic tape, as agreed to between LSP and SWBT.

         5.2 ELECTRONIC ACCESS TO BILLING INFORMATION FOR UNE WILL ALSO BE AVAILABLE VIA THE FOLLOWING INTERFACES:

                  5.2.1 SWBT makes available to LSPs a local Bill Data Tape to receive data in an electronic format from its CABS database, the same information that would appear on its paper bill.

                  5.2.2 LSP may also view billing information through the Bill Information interface. Bill Information will be accessible via SWBT Toolbar.

                  5.2.3 SWBT shall provide LSPs a Usage Extract Feed electronically, on a daily basis, with information on the usage billed to its accounts for UNE in the industry standardized

                                                     APPENDIX OSS-UNE (MISSOURI)
                                                                    PAGE 7 OF 10
                                                                      SWBT/BIRCH


Exchange Message Record (EMR) format.

                  5.2.4 LSP may receive Local Disconnect Report records (via CARE records) electronically that indicate when LSP's customers, utilizing SWBT ports, change their Competitive Local Exchange Carrier.

         5.3 The provisions of Section 1.2 shall apply with respect to access to the functions described in this Section 5.

6.       REMOTE ACCESS FACILITY

         6.1 LSP must access the following SWBT OSS interfaces via a LSP Remote Access Facility (LRAF) located in Dallas, Texas: R-EASE; B-EASE; Trouble Administration; DataGate; and VERIGATE. Connection to the LRAF will be established via a "port" either through dial-up or direct connection as described in Section 6.2. LSP may utilize a port to access these interfaces to perform the supported functions in any SWBT state where LSP has executed an Appendix OSS and purchases System Access in that state.

         6.2 LSP may use three types of access: Switched, Private Line, and Frame Relay. For Private Line and Frame Relay connections, LSP shall provide its own router, circuit, and two Channel Service Units/Data Service Units (CSU/DSU). The demarcation point shall be the router interface at the LRAF. Switched Access connections require LSP to provide its own modems and connection to the SWBT LRAF. LSP shall pay the cost of the call if Switched Access is used.

         6.3 LSP must use TCP/IP to access SWBT OSS via the LRAF. In addition, each LSP shall have one valid Internet Protocol (IP) network address. A user-id /password unique to each individual accessing an OSS shall be maintained to access SWBT OSS. Prior to establishing connectivity, and as needed thereafter, LSP must provide estimates regarding its volume of transactions, number of concurrent users, desired number of private line or dial-up (switched) connections, and length of a typical session.

         6.4 LSP shall attend and participate in implementation meetings to discuss LSP LRAF access plans in detail and schedule testing of such connections. SWBT shall make a Help Desk function available to assist LSP on an ongoing basis in accessing SWBT OSS's over the LRAF.

7. OPERATIONAL READINESS TEST (ORT) FOR ORDERING/PROVISIONING AND REPAIR/ MAINTENANCE INTERFACES

         7.1 If and when LSP uses electronic interfaces, LSP must participate with SWBT in Operational Readiness Testing (ORT), which will allow for the testing of the systems, interfaces, and processes for the ordering and provisioning of Resale services. ORT will be completed in conformance with agreed upon implementation dates. LSP and SWBT will also engage in such

                                                     APPENDIX OSS-UNE (MISSOURI)
                                                                    PAGE 8 OF 10
                                                                      SWBT/BIRCH


testing as may be necessary for successful implementation of the manual processes contemplated by Section 1.2.

         7.2 Prior to live system usage, LSP must complete user training sessions for SWBT-provided interfaces that affect SWBT network. Currently, training is available and required for R-EASE, B-EASE, LEX, and Trouble Administration. Training is also available for Order Status and VERIGATE. Charges apply to training delivery.

8.       RATES

         8.1 LSP requesting access to one or more of the SWBT OSS functions (i.e., preordering, ordering / provisioning, maintenance / repair, billing) agrees to pay the following rate:

         System Access                               $ 3,345.00 / month

         8.2 LSP requesting functions via interfaces that require connection to the Remote Access Facility, as described in Section 6, agrees to pay the following rate(s) depending upon on method of access utilized:

         Remote Access Facility Access Methods
         Direct Connection Per Port                  $ 1,580.00 / month
         Dial Up Per Port                            $    316.00 / month

         8.3 The rates specified in Sections 8.1 and 8.2 shall not be charged if LSP is already paying them under a separate OSS agreement.

         8.4 LSP requesting the billing function for Usage Billable Records, as described in 5.2.4 and 5.3.3, agrees to pay $.003 per message transmitted.

         8.5 LSP requesting the Local Disconnect Report, as described in 5.2.5 and 5.3.4, agrees to pay $0.10 per record transmitted.

         8.6 Should unforeseen modifications and costs to provision OSS functions become required by SWBT or industry guidelines, or by regulatory rulings, SWBT reserves the right to modify its rate structure. In addition, should LSP request custom development of an exclusive interface to support OSS functions, such development will be considered by SWBT on an Individual Case Basis (ICB) and priced as such.

9.       EFFECTIVE DATE, TERM

         9.1 The Term of this Appendix OSS will be coincident with the term of the underlying Interconnection Agreement between the Parties and will be effective upon approval by the Commission when it approves it as a part of the Interconnection Agreement.

                                                               APPENDIX 911-MOKA
                                                                     PAGE 1 OF 4







                             APPENDIX 911 - MISSOURI

                                                               APPENDIX 911-MOKA
                                                                     PAGE 2 OF 4


                             APPENDIX 911 - MISSOURI

                  TERMS AND CONDITIONS FOR PROVIDING CONNECTION
                   TO E911 UNIVERSAL EMERGENCY NUMBER SERVICE


This appendix between SWBT and LSP sets forth the terms and conditions upon which SWBT will provide LSP's connection to E911 Universal Emergency Number Service.

I.       DEFINITIONS


         A. The definition of IEC in the Missouri General Exchange Tariff referenced below is modified as follows:

                  1. Independent Exchange Company (IEC): A local exchange telephone company, including Local Service Providers
                           (LSPs) who are certified by the state commission, other than Southwestern Bell Telephone Company.

II.      TERMS AND CONDITIONS

         A. The following are in addition to those terms and conditions in the Missouri General Exchange Tariff referenced below:

                  1. SWBT shall provide LSP with a file containing the Master Street Address Guide (MSAG) for the exchanges or communities specified in Exhibit I, in accordance with the methods and procedures described in the document "Universal Emergency Number Service - Local Service Providers". SWBT shall provide LSP additional files with the entire MSAG, including subsequent additions or updates to the MSAG in accordance with the intervals specified in Exhibit I. In addition, SWBT shall provide LSP with a statistical report in a timely fashion and in accordance with the methods and procedures described in the above mentioned document, for each file downloaded by LSP to SWBT's DBMS, so that LSP may ensure the accuracy of the end user records. LSP will attest it has been provided a copy of the document referenced above.

                  2. At a reasonable time prior to the establishment of E911 Service, LSP shall download and maintain thereafter all information required to establish records necessary for furnishing connection to E911 Service and shall promptly notify SWBT in writing of any changes to be made to such records. LSP shall adopt and comply with operating methods applicable to downloading and maintaining LSP's end user records in SWBT's DBMS, as set forth in the document referenced in the paragraph above.

                                                               APPENDIX 911-MOKA
                                                                     PAGE 3 OF 4


                  3. LSP acknowledges that its end users in a single local calling scope may be served by different PSAPs, and LSP shall be responsible for providing facilities to route calls from its end users to the proper E911 Control Office(s).

                  4. LSP shall connect its switches to the E911 Control Office by one-way outgoing CAMA trunks dedicated for originating 911 emergency service calls.

                  5. The parties agree that the E911 service is provided for the use of the E911 Customer, and recognizes the authority of the E911 Customer to establish service specifications and grant final approval (or denial) of service configurations offered by SWBT and the LSP. The terms and conditions of this appendix represent a plan for providing E911 service, for which LSP must obtain documentation of approval from the appropriate E911 Customer(s) which have jurisdiction in the area(s) in which LSP's customers are located. LSP shall provide such documentation to SWBT prior to the use of LSP's E911 connection for actual emergency calls.

                  6. Both parties agree to designate a representative who shall have the authority to execute additional exhibits to this Appendix when necessary to accommodate expansion of the geographic area of LSP into the jurisdiction of additional PSAPs or to increase the number of CAMA trunks. The designated representative for SWBT is Pat Halbach and for LSP is Michael Griess.

                  7. The terms and conditions of this Appendix are subject to renegotiation in the event that the E911 Customer orders changes to the E911 service that necessitate revision of this Appendix.

III.     RATES, TERMS AND CONDITIONS

         E911 Universal Emergency Number Service will be provided utilizing the rates, terms and conditions set forth in the following state tariffs, in addition to those terms and conditions described previously in this
         Appendix:



         Missouri: SWBT's General Exchange Tariff (Mo. P.S.C. No. 35) Section 28
                   - Universal Emergency Number Service (9-1-1)

                                                                    APPENDIX BCR
                                                                     PAGE 1 OF 5








                                  APPENDIX BCR

                                                                    APPENDIX BCR
                                                                     PAGE 2 OF 5


                                  APPENDIX BCR

                        BILLING, COLLECTING AND REMITTING


This Appendix sets forth the terms and conditions that apply to those telecommunications services for which charges are billed and collected by one Local Exchange Carrier (LEC) or LSP but earned by another LEC; and to establish procedures for the billing, collecting and remitting of such charges and for compensation for the services performed in connection with the billing, collecting and remitting of such charges.

I.       DEFINITIONS

         A. BellCore Client Company Calling Card and Third Number Settlement (BCC CATS) System - Nationwide system used to produce information reports that are used in the settlement of LEC revenues recorded by one BCC (or LEC) and billed to an end user of another BCC (or LEC) as described in accordance with the BellCore Practice BR 981-200-110.

         B. Charges - the amount approved or allowed by the appropriate regulatory authority to be billed to an end user for any of the services described in Section II., rendered by a LEC to an end user.

         C. Compensation - the amount to be paid by one Party to the other Party for billing, collecting and remitting of charges as set forth in Section IV.

         D. IntraLATA - within a Local Access Transport Area (LATA) - IntraLATA messages are those messages, either intrastate or interstate, which originate and terminate within a LATA. The term "IntraLATA messages," as used herein, shall only include those that qualify for the BellCore Client Company BCC CATS process.

         E. InterLATA - between Local Access and Transport Areas (LATAs) as defined in the FCC's CC Docket No. 78-72. InterLATA messages are those messages which originate in one LATA and terminate in a different LATA. The term "InterLATA messages" as used herein, shall only include those that qualify for the BellCore Client Company BCC CATS process.

         F. Local Exchange Carrier (LEC) - as used in this Appendix shall mean those Local Exchange Carriers or Local Service Providers using BCC CATS as a message tracking system.

                                                                    APPENDIX BCR
                                                                     PAGE 3 OF 5


         G. Local Message - Local messages are those messages which originate and terminate within the area defined as the local service area of the station from which the message originates.

         H. Revenues - the sum of all or part of the charges as defined above.

II.      SCOPE OF APPENDIX

         This Appendix shall apply to procedures for the billing, collecting and remitting of revenues (and compensation to either Party for billing, collecting and remitting of such revenues) derived from the following services:

         A. LEC-carried (traffic transported by facilities belonging to a LEC) local messages of the following types:

                  1. Local Message Service Charges Billed to a Calling Card or to a Third Number.

                  2. Directory Assistance Calls Charged to a Calling Card or to a Third Number.

                  3. Public Land Mobile Radiotelephone Transient-Unit Local Message Service (Mobile Channel Usage Link Charge).

                  4. Maritime Mobile Radiotelephone Service and Aviation Radiotelephone Service (Marine, Aircraft, High Speed Train Radio Link Charges).

         B. LEC-carried Interstate IntraLATA and Interstate InterLATA telecommunications services that qualify for and flow through the BCC CATS process as addressed in the BellCore Practice BR 981-200-110, of the following types:

                  1. Interstate IntraLATA Toll Service carried by an LEC and charged to a Calling Card or a Third Number.

                  2. Interstate InterLATA Toll Service carried by an LEC and charged to a Calling Card or a Third Number.

                  3. Radio Link Charges where service is provided by one LEC and billed by another LEC.

                                                                    APPENDIX BCR
                                                                     PAGE 4 OF 5


III.     RESPONSIBILITIES OF THE PARTIES

         A. LSP agrees to bill, collect and remit to SWBT the charges for the services described in Section II which charges are earned by any LEC (including SWBT), but which are to be billed to end users of LSP.

         B.       In those cases in which the charges for the services listed in
                  Section II above are due any LEC other than SWBT, SWBT will arrange to transfer these charges to the appropriate company in accordance with accepted industry standards.

         C. Charges for the services listed in Section II above to be billed, and collected by LSP for SWBT's benefit, shall be remitted by LSP to SWBT within thirty (30) days of the date of SWBT's bill to LSP for such services.

         D. SWBT agrees to bill and collect (or to have another LEC bill and collect, where appropriate), and to remit to LSP, the charges for the services described in Section II above, which charges are earned by LSP, but which are to be billed by another LEC (including SWBT) to the end users of that LEC.

         E. Charges for the services listed in Section II above to be billed, collected and remitted by SWBT or another LEC for LSP's benefit, shall be remitted by SWBT to LSP within thirty
                  (30) days of the date of LSP's bill to SWBT for such services.

         F. The full amount of the charges transmitted to either Party for billing, collecting and remitting shall be remitted by the other Party, without setoff, abatement or reduction for any purpose, other than to deduct the compensation, as described in Section IV below, due the Party for performing the end user billing function. The Party billing the end user shall be responsible for all uncollectible amounts related to the services described remitted in Section II above. Notwithstanding this paragraph, SWBT may net amounts due to LSP under this Appendix against amounts owed to SWBT when SWBT renders a bill to LSP hereunder.

         G. Each Party will furnish to the other such information as may be required for monthly billing and remitting purposes.

IV.      COMPENSATION

         A Party performing the services described in Section II.A. above will compensate the other Party in the amount of $.08 for each charge billed for any service described in Section II.A. above and subsequently remitted pursuant to this Appendix by such other Party to the Party performing the services described in Section II.A above. A Party performing the services described in Section II.B. above will compensate the other Party in the amount of $.05 for each charge billed for any service described in Section II.B.

                                                                    APPENDIX BCR
                                                                     PAGE 5 OF 5


         above and subsequently remitted pursuant to this Appendix by such other Party to the Party performing the services described in Section II.B. above. Such compensation shall be paid (unless a Party has collected such compensation as described in Section III.F. above) within thirty
         (30) days of the date of a bill for such compensation by the Party performing (or which has another LEC perform for it), the billing, collecting and remitting functions described in Section III.

V.       DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

         SWBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, SWBT ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY LSP WHEN THIS DATA IS ACCESSED AND USED BY A THIRD PARTY.

                                                                     APPENDIX CH
                                                                     PAGE 1 OF 4








                                   APPENDIX CH

                                                                     APPENDIX CH
                                                                     PAGE 2 OF 4


                           APPENDIX CLEARINGHOUSE (CH)


WHEREAS, SWBT operates a Clearinghouse (CH), as described below, for its own behalf and that of participating LECs and LSPs, including LSP; and

WHEREAS, LSP wants to participate in the CH on the terms set forth herein;

The Parties agree to the following:

I.                CLEARINGHOUSE DESCRIPTION

                  SWBT operates a CH for the purpose of facilitating the exchange of certain alternatively billed intrastate intraLATA message toll call records and the reporting of settlement revenues owed by and among participating LECs and LSPs, including SWBT and LSP.

II.               QUALIFYING MESSAGE CRITERIA

                  The only toll call messages that qualify for submission to SWBT for CH processing are: (a) intrastate intraLATA sent collect (including calling card, collect and third number) messages which are originated in one LEC or LSP exchange, exclusively carried by a LEC or LSP over LEC or LSP facilities and billed to a customer located in a second LEC's or LSP exchange within the same state; or (b) intrastate intraLATA sent collect (but limited to calling card and third number) messages originated in one of SWBT's operating areas (located in parts of Texas, Arkansas, Kansas, Missouri or Oklahoma), exclusively carried by a LEC or LSP over LEC or LSP facilities, and billed to a customer located in a second LEC's or LSP exchange and not in the originating State.

III.              RESPONSIBILITIES OF THE PARTIES

         A. LSP agrees that it will provide SWBT with billing records for CH processing that are in an industry standard format acceptable to SWBT and at a minimum will display the telephone number of the end user to whom the call is to be billed, and data about the call sufficient for a carrier to comply with all applicable state regulatory requirements. For purposes of this Appendix, these records ("CH Records") will detail intraLATA toll calls which were originated by use of the single digit access code (i.e., 0+ and 0-) in one LEC or LSP exchange but are to be billed to an end user in a second LEC's or LSP exchange. Such records are referred to as category ninety-two (92) records for CH processing purposes. The term "CH Record" will mean the call detail attributed to a single completed toll message.

                  LSP agrees that all CH Records it generates will display indicators denoting

                                                                     APPENDIX CH
                                                                     PAGE 3 OF 4

                  whether category ninety-two (92) Records should be forwarded to SWBT's CH. LSP will retain its originating records for ninety (90) days such that the category ninety-two (92) Records can be retransmitted to SWBT for CH processing, if needed.

         B. SWBT will provide and maintain such systems as it believes are required to furnish the CH service described herein. SWBT, in its capacity as operator of the CH, agrees to retain all CH Records processed through the CH for two (2) years.

         C. LSP will timely furnish to SWBT all CH Records required by SWBT to provide the CH service in accordance with the Technical Exhibit Settlement Procedures (TESP) dated DD/MM/YEAR, or as otherwise mutually agreed upon by the Parties. SWBT will provide the CH service in accordance with the TESP, and such modifications as are subsequently agreed upon.

         D. Presently, in operating the CH, SWBT relies upon NXX codes to identify messages for transmission to participating billing companies. To the extent any subprocesses are required to settle CH messages due to the use of ported numbers, such subprocessing will be the responsibility of the porting entity.

IV.               PROCESSING CHARGE

                  LSP agrees to pay SWBT a processing charge in consideration of SWBT's performance of CH services. This charge is two cents ($.02) per originated CH Record processed on behalf of LSP.

V.                BILLING CHARGE

                  LSP agrees to pay a five cents ($.05) per message charge to the LEC or LSP responsible for billing the message, including SWBT, when SWBT bills the message.

VI.               SETTLEMENT REPORT

                  SWBT will issue monthly reports containing the results of the processing of CH Records to each participating LEC and LSP. These reports list the: (a) amounts owed by LSP for billing messages originated by others; (b) amounts due to LSP for LSP originated messages billed by others; (c) applicable billing charges; and (d) processing charges.

VII.              RETROACTIVE AND LOST MESSAGES

                  The Parties agree that processing of retroactive messages through the CH is acceptable, if such messages utilize the industry standard format for call records, pursuant to Section III of this Appendix. The Parties agree that lost messages are the complete responsibility of the originating LEC or LSP. If messages are lost by any Party, and

                                                                     APPENDIX CH
                                                                     PAGE 4 OF 4

         cannot be recreated or retransmitted, the originating LEC or LSP will estimate messages, minutes, and associated revenues based on the best available data. No estimate will be made for messages which are more than two years old at the time the estimate is made. The estimates will be off-line calculations (i.e., not part of the routine CH processing) and will be included as a supplement to the monthly settlement report.

VIII.             LIMITATION OF LIABILITY

         A. By agreeing to operate the CH, SWBT assumes no liability for any LEC's or LSP's receipt of appropriate revenues due to it from any other entity. LSP agrees that SWBT will not be liable to it for damages (including, but not limited to, lost profits and exemplary damages) which may be owed to it as a result of any inaccurate or insufficient information resulting from any entity's actions, omissions, mistakes, or negligence and upon which SWBT may have relied in preparing settlement reports or performing any other act under this Appendix.

         B. LSP agrees to indemnify and hold SWBT harmless against and with respect to any and all third party claims, demands, liabilities or court actions arising from any of its actions, omissions, mistakes or negligence occurring during the course of SWBT's performance of CH processing pursuant to this Appendix.

         C. SWBT will not be liable for any losses or damages arising out of errors, interruptions, defects, failures, or malfunction of the CH services provided pursuant to this Appendix, including those arising from associated equipment and data processing systems, except such losses or damages caused by the sole negligence of SWBT. Any losses or damage for which SWBT is held liable under this Appendix will in no event exceed the amount of processing charges incurred by LSP for the CH services provided hereunder during the period beginning at the time SWBT receives notice of the error, interruption, defect, failure or malfunction, to the time service is restored.

IX.               DISCLAIMER OF WARRANTIES

                  SWBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, SWBT ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY LSP WHEN THIS DATA IS ACCESSED AND USED BY A THIRD PARTY.

                                  APPENDIX DCO
                            INTERCONNECTION SCHEDULE

                                             LSP                  SWBT
                                       Interconnection       Interconnection
Metropolitan                             Wire Center           Wire Center                         Interconnection
Exchange Area       Direction(1)          (IIWC)(2)             (SIWC)(3)             POI(4)       Activation Date
-------------       ------------       ---------------       ---------------          ------       ---------------
 St. Joseph         LSP TO SWBT            STJSMO??            STJSMODN03T         STJSMODN03T
                    INTRALATA,                              (St. Joe DMS100)
               INTERLATA, INTRALATA
                        800
                       CHOKE
                       LOCAL

                    LSP TO SWBT            STJSMO??            STJSMODN03T         STJSMODN03T
                       TOPS                                 (St. Joe DMS100)

                    LSP TO SWBT            STJSMO??           KSCYKSJO07T6         STJSMODN03T
                        911

                    SWBT TO LSP            STJSMO??            STJSMODN03T         STJSMODN03T
               INTRALATA, INTERLATA,                        (St. Joe DMS100)
                       LOCAL


         (1) This column will be completed by indicating the direction of the terminating traffic (e.g., either LSP to SWBT or SWBT to LSP).

         (2) LSP INTERCONNECTION WIRE CENTER (IIWC) - The address of the LSP location that will house the interconnection equipment and through which SWBT will terminate traffic on LSP's network.

         (3) SWBT INTERCONNECTION WIRE CENTER (SIWC) - The address of the SWBT end office or tandem through which LSP will terminate traffic on SWBT's network.

         (4) POINT OF INTERCONNECTION (POI) - The POI is the location where SWBT and LSP facilities connect. The POI will be identified by address and V&H Coordinates. The POI for traffic going from LSP to SWBT and going from SWBT to LSP could be different. Where the physical interface occurs at a SWBT end office or tandem, the POI shall be located at the SIWC. Where the physical interface occurs at the LSP location, the POI for that interconnection shall be located at the LSP location.

         (5) For the purposes of IntraLata Meet Point Billing, the billing percentages will be 50% for SWBT and 50% for LSP. For InterLata Meet Point Billing, the percentages be 100% for LSP, except in Houston, which will be 50% for SWBT and 50% for LSP. As LSP enters additional markets, the Meet Point Billing Percentages will be negotiated based on ownership of facilities.

         (6) SWBT agrees to carry 911 traffic to Kansas City 911 tandem from St. Joe in exchange for Birch providing facilities from collocation cage in St. Joe central office to Birch's switch for SWBT's trunk groups. The parties agree that the trunking and compensation agreed upon herein is based upon the forecasted facilities projected by SWBT and Birch. The parties agree that this arrangement shall be used in St. Joe for other ancillary services or in future metropolitan areas for ancillary services traffic unless the serving arrangements in such other metropolitan areas necessitate another arrangement.

                                                                    APPENDIX FGA
                                                                     PAGE 1 OF 5






                                  APPENDIX FGA

                                                                    APPENDIX FGA
                                                                     PAGE 2 OF 5


                                  APPENDIX FGA


This Appendix sets forth the terms and conditions under which the Parties will distribute revenue from the joint provision of Feature Group A (FGA) Switched Access Services.

These services will be provided within a Local Access and Transport Area (LATA) and/or an Extended Area Service (EAS) arrangement. The Primary Company will compensate the Secondary Company only to the extent that it has not already been compensated under its interstate or intrastate access service tariffs or other settlement/contract arrangements. This Appendix is subject to applicable tariffs.

I.       DEFINITIONS

         A. Local Access and Transport Area (LATA) means a pre-established geographic area encompassing one or more local exchange areas within which a Party may provide telecommunications services.

         B. The term Extended Area Service (EAS) as used in this Appendix means the provision of message telephone exchange service between two or more local exchange service areas without a toll charge.

         C. Subscriber Access Lines will mean a communication facility provided under a general and/or exchange service tariff extended from a customer premise to a central office switch which may be used to make and receive exchange service calls, intrastate toll service or interstate toll service calls.

         D. Feature Group A Switched Access Service includes all facilities and services rendered in furnishing FGA access service, both in EAS and non-EAS (i.e., LATA wide terminations) areas, in accordance with the schedule or charges, regulations, terms and conditions stated in the interstate or intrastate access service tariffs of the Parties.

         E. The Primary Company denotes the Party with the Primary office(s).

         F. The Primary Office is an office which: (1) directly or jointly connects to an interexchange carrier and /or end user; and (2) provides joint FGA switched access service to that interexchange carrier and/or end user with other end offices.

         G. The Secondary Company denotes the Party with the secondary office(s).

         H. The Secondary Office is any office involved in providing joint FGA switched access to an Interexchange carrier and /or end user through the switching facilities of the Primary office.

                                                                    APPENDIX FGA
                                                                     PAGE 3 OF 5


         I. Revenues under this Appendix are those FGA Switched Access amounts due the Primary and Secondary Companies under their applicable tariffs, less uncollectible revenues. Revenues for any other services are not included. Uncollectible revenues are those revenues the Primary Company is unable to collect, using its regular established collection procedures. The Primary Company may offset uncollectibles against current revenue distribution.

         J. Access Minutes or Minutes of Use (MOUs) are those minutes of use as described in Part 69 of the Federal Communications Commissions Rules, and are limited to those FGA MOUs which originate and /or terminate in the Secondary Office(s) covered by this Appendix.

         K. Currently Effective Tariff Rate means the approved tariff rate effective on the first day of the month for which compensation is being calculated.

II.      UNDERTAKING OF THE PARTIES

         A. The Secondary Company will notify the Primary Company of all tariff rate revisions, affecting this Appendix which the FCC or other appropriate regulatory authority allows to take effect, at least thirty (30) days in advance of their effective date. Revenue distribution will be based on the revised rates forty-five (45) days after the effective date of the tariff revisions. However, if the secondary Company fails to notify the Primary Company of a new rate within thirty (30) days of its effective date, the Primary company may delay implementation of the new rate until the next month's revenue distribution cycle, and will not be required to adjust the previous bills retroactive.

         B. Each party will furnish to the other such information as may reasonably be required for the administration, computation and distribution of revenue, or otherwise to execute the provisions of this Appendix.

III.     ADMINISTRATION OF REVENUE DISTRIBUTION

         The Primary Company will be responsible for the administration, computation and distribution of the FGA access service revenues collected on behalf of the Secondary Company.

IV.      MINUTES OF USE  (MOU'S) DEVELOPMENT

         A. The Parties will calculate the amount of FGA revenues due each Party, by determining the amount of FGA MOUs attributable to each Party as described below. The Primary Company will then multiply the MOUs by the rates in the Secondary Company's applicable tariff to determine the amounts tentatively due to the Secondary Company.

                                                                    APPENDIX FGA
                                                                     PAGE 4 OF 5


V.       TERMINATING MOU'S DEVELOPMENT

         A. Actual monthly premium (charged at equal access end office) and non-premium (charged at non-equal access end offices) terminating FGA access MOUs for each office in the LATA or a FGA access EAS area will be measured by the Primary Company.

         B. Where the Primary Company cannot measure or identify the terminating FGA MOUs by end office, terminating MOUs will be total unmeasured MOUs allocated to the LATA. In this event, those MOUs will be distributed based upon the ratio of each Party's subscriber access lines, as identified in Exhibit B, which is attached hereto and made a part hereof, to the total subscriber access lines in the FGA access area as determined by the Primary Company.

VI.      ORIGINATING MOU'S DEVELOPMENT

         A. The Primary Company will derive and distribute monthly originating FGA access MOUs, billed by the Primary Company, to each Secondary Company's end office in the EAS calling area, as identified in Exhibit A, which is attached hereto and made a part hereof, based upon a ratio of each Party's subscriber access lines to the total subscriber access lines in the appropriate EAS area as determined by the Primary Company.

         B. The Parties recognize that since originating non-EAS calls to the FGA service area are rated and billed as intraLATA toll, such usage is assumed to be minimal. Therefore, originating FGA access MOUs will not be distributed to end offices outside an EAS calling area.

VII.     CALCULATION OF REVENUE DISTRIBUTION

         A. The amount of premium or non-premium revenues due each party each month will be equal to the sum of Originating and Terminating premium or non-premium revenue for each end office. These revenues will be calculated by the Primary Company by multiplying each of the Secondary Company's effective interstate and/or intrastate FGA switched access tariff rate elements (except the Local Transport element described below) by the appropriate MOU calculation under Sections 4.2.A. and B. above.

         B. Local Transport (or its equivalent under the Secondary Company's tariff and called Transport in this Appendix) compensation will be determined for each company by multiplying each of the Secondary Company's Transport rates by the appropriate MOUs (as calculated under Sections 4.2.A. and B. above) by the Secondary Company's percentage ownership of facilities agreed on by the Parties and set out in Exhibit B, which is attached hereto and made a part hereof.

                                                                    APPENDIX FGA
                                                                     PAGE 5 OF 5


VIII.    REVENUE DISTRIBUTION AMOUNTS, MONTHLY STATEMENTS AND PAYMENTS

         A. The Primary Company each month will calculate and prepare a monthly compensation statement reflecting the revenue distribution amounts for FGA, both EAS and non-EAS, access service due the Secondary Company.

         B. The monthly compensation statement will show, for each Secondary Office, separately:

                  1. The total number of non-premium or premium terminating MOUs and revenue.

                  2. The total number of non-premium or premium originating MOUs and revenues.

                  3. The total compensation due the Secondary Company, by rate element.

                  4. The number of terminating MOUs recorded by the Primary Company.

                  5. The number of originating MOUs estimated by the Primary Company pursuant to Section 4.3 contained herein.

                  6. The number of access lines used to prorate originating usage pursuant to Section 4.3 contained herein.

                  7. The percent ownership factor, if any, used to prorate Local Transport revenues.

                  8.       Adjustments for uncollectibles.

         C. Within sixty (60) Calendar days after the end of each billing period, the Primary Company will remit the compensation amount due the Secondary Company. Where more than one compensation amount is due, they may be combined into a single payment.

IX.      MISCELLANEOUS PROVISIONS

         A.       This Appendix will remain in effect until terminated by thirty
                  (30) calendar days' notice by either Party to the other.

                                                        APPENDIX FGA - EXHIBIT A
                                                                     PAGE 1 OF 1


                                    EXHIBIT A

                  EAS Locations for Originating and Terminating

                         Feature Group A Access Service



Primary Office Company                          Secondary Office Company

CLLI CODE      NPA-NXX                   CLLI CODE      NPA-NXX      ACCESS LINE

                                                        APPENDIX FGA - EXHIBIT B
                                                                     PAGE 1 OF 1


                                    EXHIBIT B

                       Location for LATA Wide Termination

                      of Feature Group A Access Service in

                              Non-EAS Calling Areas



                            SECONDARY OFFICE COMPANY


                                                    % Ownership of
CLLI CODE       NPA-NXX        Access Line       Transport Facilities       LATA

                                                                   APPENDIX HOST
                                                                     PAGE 1 OF 5






                                  APPENDIX HOST

                                                                   APPENDIX HOST
                                                                     PAGE 2 OF 5


                                  APPENDIX HOST


This Appendix sets forth the terms and conditions under which SWBT will perform hosting responsibilities for LSP for: (1) the provision of billable message data and/or access usage data received from such LSP for distribution to the appropriate billing and/or processing location via SWBT's in-region network or via the nationwide Centralized Message Distribution System (CMDS); or (2) billable message data and/or access usage data received from other Local Exchange Carriers (LECs) or LSPs or from CMDS to be distributed to such LSP. This Appendix covers hosting in region (i.e., Missouri, Arkansas, Kansas, Oklahoma and Texas) and hosting out of region. Hosting out of region is only available to an LSP that is a Full Status Revenue Accounting Office (RAO) company.

I.       DEFINITIONS

         A. Access Usage Record (AUR) - a message record which contains the usage measurement reflecting the service feature group, duration and time of day for a message which is subsequently used by a LEC to bill access to an Interexchange Carrier
                  (IXC).

         B. Bellcore Client Company Calling Card and Third Number Settlement (BCC CATS) System - nationwide system used to produce information reports that are used in the settlement of LEC or LSP revenues recorded by one BCC (or LEC or LSP within the territory of that BCC) and billed to a customer of another BCC (or LEC or LSP within the territory of that BCC) as described in accordance with the Bellcore Practice BR 981-200-110.

         C. Billable Message Record - a message record containing details of a completed call which has been carried by a LEC over its facilities or by LSP over its facilities and such record is to be used to bill an end user.

         D. Centralized Message Distribution System (CMDS) - the national network of private line facilities used to exchange Exchange Message Record (EMR) formatted billing data between a company originating a message and the company billing for a message.

         E. Exchange Message Record (EMR) - industry standard message format as described in accordance with the Bellcore Practice BR 010-200-010 which was developed to facilitate the exchange of telecommunications message information.

         F. Full Status Revenue Accounting Office (RAO) - an LSP or LEC that is responsible for formatting EMR records, and for editing and packing of such detail records into files for distribution.

         G. In-Region Hosting - includes the transport, using Hosting Company network, of

                                                                   APPENDIX HOST
                                                                     PAGE 3 OF 5


                  (1) billable message record data for LEC or LSP transported messages and/or access usage record data that originate in a region and are delivered by the LSP to SWBT at a mutually agreed upon location within the territory of SWBT to be sent to another LEC or LSP for billing; and (2) billable message record data and/or access usage data received from CMDS or another LEC or LSP to be delivered to the LSP for billing to its end user located within the five state territory of SWBT.

         H. Out-of-Region Hosting - includes the transport, using the national CMDS network, of (1) billable message record data for LEC or LSP transported messages and/or access usage record data that originate out of region and are delivered by the LSP to SWBT and are to be sent to another LEC or LSP for billing; and (2) billable message record data and/or access usage data received from CMDS or another LEC or LSP to be delivered to the LSP for billing to its end user located outside SWBT's five state territory.

         I. Non-Full Status Revenue Accounting Office (RAO) - An LSP or LEC that has assigned responsibility to SWBT for editing, sorting and placing billing message record detail and/or access usage record detail into packs for distribution.

II.      RESPONSIBILITIES OF THE PARTIES

         A. All data forwarded from LSP must be in the industry standard EMR format in accordance with Bellcore Practice BR 010-200-010. The LSP is responsible to ensure all appropriate settlement plan indicators are included in the message detail, i.e., the Bellcore Client Company Calling Card and Third Number Settlement (BCC CATS) System. The LSP acknowledges that the only message records subject to this Hosting Appendix are those that arise from LEC or LSP transported billable messages and/or access usage records to be used by a LEC or LSP for the purpose of billing access to an IXC.

         B. When LSP delivers billable message data and/or access usage data to SWBT which must be forwarded to another location for billing purposes, SWBT will accept data from the LSP, perform edits to make message detail and access usage records consistent with CMDS specifications, and use its in region data network to forward this data to the appropriate billing company or to access the national CMDS network in order to deliver this data to the appropriate billing and/or processing company.

                  If LSP is not a Full Status RAO Company, SWBT will also sort billable message detail and access usage record detail by Revenue Accounting Office, Operating Company Number or Service Bureau and split data into packs for invoicing prior to using its in region network to forward this data to the appropriate billing company or to access the national CMDS network in order to deliver such data to the appropriate billing company.

                                                                   APPENDIX HOST
                                                                     PAGE 4 OF 5


         C. For billable message data and/or access usage data received by SWBT for delivery to an LSP location, SWBT will use its in region data network to receive this data from other LECs or LSPs or from CMDS in order to deliver such billable message data and/or access usage data to the agreed upon billing LSP location.

III.     BASIS OF COMPENSATION

         A. LSP agrees to pay SWBT a per record charge for billable message records and/or access usage records that are received from LSP and destined for delivery to another location for billing, at the rates listed below:

                           Per Record Charge
                             Full Status RAO Company
                               Hosting Company Network             $.002
                               National CMDS Network               $.005
                             Non-Full Status RAO Company
                               Hosting Company Network             $.007
                               National CMDS Network               $.010

         B. As part of this per record charge, SWBT will provide Confirmation and/or Error Reports and any Intercompany Settlement (ICS) Reports, such as the Bellcore Client Company Calling Card and Third Number Settlement System (BCC CATS), as needed.

         C. LSP agrees to pay SWBT a per record charge for billable message records and/or access usage records which are entered on a magnetic tape or data file for delivery to the LSP, at the rate listed below:

                           Per Record Charge                       $.003

IV.      LIABILITY

         A. Any failure to populate accurate information in accordance with Section II.A. above, will be the responsibility of the LSP.

         B. SWBT will not be liable for any costs incurred by the LSP when the LSP is transmitting data files via data lines and a transmission failure results in the non-receipt of data by SWBT.

         C. SWBT SHALL NOT BE LIABLE IN ANY EVENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES RESULTING FROM, OR ARISING OUT OF, OR IN CONNECTION WITH, THIS APPENDIX.

         D. SWBT shall not be liable for any losses or damages arising out of errors,

                                                                   APPENDIX HOST
                                                                     PAGE 5 OF 5


                  interruptions, defects, failures, or malfunction of the services provided hereunder, including any and all associated equipment and data processing systems, except such losses or damages caused by the sole negligence of SWBT. Any losses or damage for which SWBT is held liable under this Appendix shall in no event exceed the amount of charges made for the services provided hereunder during the period beginning at the time SWBT receives notice of the error, interruption, defect, failure or malfunction to the time service is restored.

         E. The LSP agrees to release, defend, indemnify, and hold harmless SWBT from any and all losses, damages, or other liability, including attorney fees, that it may incur as a result of claims, demands, or other suits brought by any party that arise out of the use of this service by the LSP. The LSP shall defend SWBT against all end user claims just as if LSP had provided such service to its end users with its own employees.

         F. The LSP also agrees to release, defend, indemnify and hold harmless SWBT from any claim, demand or suit that asserts any infringement or invasion of privacy or confidentiality of any person(s), caused or claimed to be caused, directly or indirectly, by SWBT employees and equipment associated with provision of this service. This includes, but is not limited to suits arising from disclosure of any customer specific information associated with either the originating or terminating numbers used to provision this service.

VI.      DISCLAIMER OF WARRANTIES

         SWBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, SWBT ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY LSP WHEN THIS DATA IS ACCESSED AND USED BY A THIRD PARTY.

                                                                    APPENDIX ITR
                                                                     PAGE 1 OF 8






                                  APPENDIX ITR

                                                                    APPENDIX ITR
                                                                     PAGE 2 OF 8


                                  APPENDIX ITR
                             (TRUNKING REQUIREMENTS)


This Appendix provides descriptions of the trunking requirements for the LSP and SWBT interconnection. The attached scenarios depict the recommended trunk groups for local, intraLATA toll, interLATA "meet point", mass calling, E911 and Operator Services interconnection. All references to incoming and outgoing trunk groups are from the perspective of the LSP.

I.       LOCAL TRAFFIC AND INTRALATA TOLL TRAFFIC

         A.       LSP Originating  (LSP to SWBT)

                  When SWBT has a combined local and access tandem in an exchange, IntraLATA Toll Traffic may be combined with the Local Traffic on the same trunk group. When SWBT has more than one combined local and access tandem in an exchange, the LSP shall provide a separate trunk group to each SWBT tandem. When there are separate SWBT access and local tandems in an exchange, a separate local trunk group shall be provided to the local tandem and a separate IntraLATA toll trunk group shall be provided to the access tandem. This trunk group(s) shall be one-way or two-way directionalized outgoing only and will utilize Signaling System 7 (SS7) or multifrequency (MF) protocol signaling.

         B.       LSP Terminating (SWBT to LSP)

                  When SWBT has a combined local and access tandem, SWBT shall normally combine the Local and IntraLATA Toll Traffic over a single trunk group to the LSP. When SWBT has a separate access and local tandem in an exchange, a trunk group shall be established from each tandem to the LSP. This trunk group(s) shall be one-way or two-way directionalized incoming only and will utilize SS7 or MF protocol signaling.

         C.       Direct End Office Trunking

                  The Parties shall establish direct end office primary high usage trunk groups for Local Traffic and/or IntraLATA Toll Traffic when end office traffic requires twelve or more trunks on a shared facility or 24 trunks on a dedicated facility. If LSP has established collocation to the end office, the trunks shall be provisioned over the LSP collocation facility. If the LSP has no collocation facilities, SWBT shall provision the trunks from the POI to the end office. IntraLATA Toll Traffic shall be provided over a separate trunk group to the SWBT access tandem.

         D.       Two Way Trunking

                                                                    APPENDIX ITR
                                                                     PAGE 3 OF 8


                  Directionalized trunking specified in paragraphs I.A through I.C above may be converted to two way trunking after an initial period of traffic assessment no less than 6 months nor more than 12 months unless otherwise mutually agreed upon. Conversion to two way trunking is also conditional on both parties agreeing to exchange traffic data and having implemented such an exchange using the Data Interexchange Carrier (DIXC) process via a Network Data Mover (NDM) or FTP computer to computer file transfer interface. The traffic data to be exchanged will be the Peg Count, Usage (measured in one-hundred call seconds), Overflow and Maintenance Usage from each end of the two way trunk group on a 7 day per week, 24 hour per day, 52 weeks per year basis. Two way trunking will be jointly provisioned and maintained. Both Parties will agree on who will have administrative control for the purpose of issuing ASRs.

II.      ACCESS TOLL CONNECTING TRUNKS

         InterLATA traffic shall be transported between the LSP Central Office and the SWBT access tandem over a "meet point" trunk group separate from local and intraLATA toll traffic. The access toll connecting trunk group will be established for the transmission and routing of Exchange Access traffic between the LSP's end users and interexchange carriers via a SWBT access tandem. When SWBT has more than one access tandem within an exchange, the LSP shall utilize a single access toll connecting trunk group to one SWBT tandem within the exchange. This trunk group may be set up as one-way or two-way (two-way is preferred) and will utilize SS7 or MF protocol signaling. The traffic use code and modifier for this trunk group should be MDJ (see Scenario 1, 2, 3, or 4).

III.     800 (888) TRAFFIC

         A. If the LSP chooses SWBT to handle 800 (888) database queries from its central office switches, all the LSP originating 800
                  (888) service queries will be routed over the InterLATA Interexchange Carrier (MDJ) trunk group. This traffic will include a combination of both Interexchange Carrier 800 (888) service and LEC 800 (888) service that will be identified and segregated by carrier through the database query handled through the SWBT tandem switch.

         B. A separate trunk group from each Party to the other will be required for IntraLATA 800 service if either Party chooses to handle the 800 database queries from its switch location. The purpose of the separate trunk group is to provide for the segregation of originating 800 IntraLATA call volumes to ensure the proper billing of intercompany settlement compensation.

         C. The trunk group shall be set up as one-way outgoing only and will utilize SS7 protocol signaling. The traffic use code and modifier for this trunk group should be DD800J (see Scenario 1, 2, 3, or 4).

                                                                    APPENDIX ITR
                                                                     PAGE 4 OF 8


IV.      E911

         A segregated trunk group will be required to each appropriate E911 tandem within the exchange in which the LSP offers the Exchange Service. This trunk group shall be set up as a one-way outgoing only and shall utilize MF CAMA signaling. The traffic use code and modifier for this trunk group shall be ESJ (see Scenario 1, 2, 3, or 4).

V.       MASS CALLING (PUBLIC RESPONSE CHOKE NETWORK)

         A. A segregated trunk group shall be required to the designated Public Response Choke Network tandem in each serving area. This trunk group shall be one-way outgoing only and shall utilize MF signaling. It is recommended that this group be sized as follows:

                  <15001 access lines (AC)                    2 trunks (min)
                   15001 to 25000 AC                          3 trunks
                   25001 to 50000 AC                          4 trunks
                   50001 to 75000 AC                          5 trunks
                  >75000 AC                                   6 trunks (max)

         B. The traffic use code and modifier for this trunk group shall be TOCRJ (see Scenario 1, 2, 3, or 4).

VI.      OPERATOR SERVICES

         A.       No Operator Contract:

                  Inward Operator Assistance (Toll Center (TC) Code plus 121) - LSP may choose from two interconnection options for Inward Operator Assistance as follows:

                  1.       Option 1 - Interexchange Carrier (IXC) Carrier

                           LSP may utilize the Interexchange Carrier Network (see Scenario 6). LSP operator will route its calls requiring inward operator assistance through its designated IXC POP to SWBT's TOPS tandem. SWBT shall route its calls requiring inward operator assistance to the LSP's Designated Operator Switch (TTC) through the designated IXC POP.

                  2.       Option 2 - LSP Operator Switch

                           LSP reports its switch as the designated serving operator switch (TTC) for its NPA-NXXs and requests SWBT to route its calls requiring inward operator assistance to the LSP. This option requires a segregated two-way (with MF signaling) trunk group from SWBT's Access Tandem to the LSP switch. The traffic use code and modifier for this trunk group should

                                                                    APPENDIX ITR
                                                                     PAGE 5 OF 8


                           be OAJ (see Scenario 7). LSP's operator will route its calls requiring inward operator assistance to SWBT's operator over an IXC network.

         B.       Operator Contract with SWBT:

                  1.       Directory Assistance (DA):

                           LSP may contract for DA services only. A segregated trunk group for these services would be required to SWBT's TOPS tandem. This trunk group is set up as one-way outgoing only and utilizes MF and Operator Services signaling. The traffic use code and modifier for this trunk group should be DAJ (see Scenario 5).

                  2.       Directory Assistance Call Completion (DACC):

                           LSP contracting for DA services may also contract for DACC. This requires a segregated one-way trunk group to SWBT's TOPS tandem. This trunk group is set up as one-way outgoing only and utilizes MF signaling. The traffic use code and modifier for this trunk group should be DACCJ (see Scenario 5).

                  3.       Busy Line Verification:

                           When SWBT's operator is under contract to verify the LSP's end user loop, SWBT will utilize a segregated one-way with MF signaling trunk group from SWBT's Access Tandem to the LSP switch. The traffic use code and modifier for this trunk group should be VRJ (see Scenario 5).

                  4.       Operator Assistance (0+, 0-):

                           This service requires a one-way trunk group from the LSP switch to SWBT's TOPS tandem. Two types of trunk groups may be utilized. If the trunk group transports DA/DACC, the trunk group will be designated as ETCMFJ (0-, 0+, DA, DACC) (see Scenario
                           5). If DA is not required or is transported on a segregated trunk group, then the group will be designated as ETCM2J (see Scenario 5). MF and Operator Services signaling will be required on the trunk group.

VII.     TRUNK DESIGN BLOCKING CRITERIA

         Trunk forecasting and servicing for the Local and IntraLATA Toll trunk groups shall be based on the industry standard objective of two percent (2%) overall time consistent average busy season busy hour loads (one percent (1%) from the End Office to the Tandem and one percent (1%) from the Tandem to the End Office based on Neil Wilkinson B.01M [Medium Day-to-Day Variation] until traffic data is available). Listed

                                                                    APPENDIX ITR
                                                                     PAGE 6 OF 8


         below are the trunk group types and their objectives:

         Trunk Group Type                  Blocking Objective (Neil Wilkinson M)
         ----------------                  -------------------------------------
         Local Tandem                                       1%
         Local Direct                                       2%
         IntraLATA Interexchange                            1%
         911                                                1%
         Operator Services (DA/DACC)                        1%
         Operator Services (0+, 0-)                         0.5%
         InterLATA Tandem                                   0.5%

VIII.    FORECASTING/SERVICING RESPONSIBILITIES

         A. Both Parties agree to provide an initial forecast for establishing the initial interconnection facilities. Subsequent forecasts will be provided no less than on a semi-annual basis (concurrent with the publication of the SWBT General Trunk Forecast including yearly forecasted trunk quantities for all trunk groups described in this Appendix for a minimum of three years and the use of Common Language Location Identifier (CLLI-MSG) which is described in Bellcore documents BR795-100-100 and BR795-400-100) or as mutually agreed between the Parties. Trunk analyses will be performed on a monthly basis at a minimum.

         B. SWBT shall be responsible for forecasting and servicing the trunk groups terminating to the LSP. LSP shall be responsible for forecasting and servicing the trunk groups terminating to SWBT end users and/or to be used for tandem transit to other provider's networks, operator services and DA service, and interLATA toll service. Standard trunk traffic engineering methods will be used as described in Bell Communications Research, Inc. (Bellcore) document SR-TAP-000191, Trunk Traffic Engineering Concepts and Applications.

IX.      TRUNK SERVICING

         A. Orders between the Parties to establish, add, change or disconnect trunks shall be processed by use of an Access Service Request ("ASR").

         B. All Parties shall jointly manage the capacity of local Interconnection Trunk Groups. Either Party may send the other Party an ASR to initiate changes to the Local Interconnection Trunk Groups that the ordering Party desires based on the ordering Party's capacity assessment. The receiving Party will issue a Firm Order Confirmation ("FOC") and a Design Layout Record ("DLR") to the ordering Party within five (5) business days after receipt of the ASR.

         C. Orders that comprise a major project (i.e., 5 DS1s or more) shall be submitted in a timely fashion, and their implementation shall be jointly planned and coordinated.

                                                                    APPENDIX ITR
                                                                     PAGE 7 OF 8


         D. SWBT will process trunk service requests submitted via a properly completed ASR within twenty (20) business days of receipt of such ASR. Facilities must also be in place before trunk orders can be completed.

         E. In the event that a Party requires trunk servicing within shorter time intervals than those provided for in this Article IX due to a bona fide end user demand, such Party may designate its ASR as an "Expedite" and the other Party shall use best efforts to issue its FOC and DLR and install service within the requested interval.

         F. Each Party shall be responsible for engineering their networks on their side of the POI.

X.       SERVICING OBJECTIVE/DATA EXCHANGE

         Each Party agrees to service trunk groups to the foregoing blocking criteria in a timely manner when trunk groups exceed measured blocking thresholds on an average time consistent busy hour for a 20 business day study period. Upon request, each Party will make available to the other, trunk group measurement reports for trunk groups terminating in the requesting Party's network. These reports will contain offered load, measured in CCS (100 call seconds), that has been adjusted to consider the effects of overflow, retrials and day-to-day variation. They will also contain overflow CCS associated with the offered load, day-to-day variation, peakedness factor, the date of the last week in the four week study period and the number of valid days of measurement. These reports shall be made available at a minimum on a semi-annual basis upon request.

XI.      SPECIFICATIONS

         All DS-1 and DS-3 facilities utilized for trunking established or employed by the Parties for purposes of this Appendix shall meet the specifications set forth in SWBT's TP-76625 dated June, 1990 and TP-76839 dated January, 1996.

XII.     TRUNK FACILITY UNDER UTILIZATION

         A. At least once a year the Parties shall exchange trunk group measurement reports as detailed above for trunk groups terminating to the other Party's network. Each Party will determine the required trunks for each of the other Party's trunk groups for the previous twelve (12) months. Required trunks will be based on the Blocking Objectives under "Trunk Design Blocking Criteria" above and time consistent average busy hour usage measurements from the highest four (4) consecutive week (twenty (20) business day) study. Trunk groups with excess capacity will be identified to the other Party as eligible for downsizing. Excess capacity exists when a trunk group, on a modular trunk group design basis, has forty-eight (48) trunks (two (2) modular digroups) or ten percent (10%), whichever is larger, over the required number of trunks.

                                                                    APPENDIX ITR
                                                                     PAGE 8 OF 8


         B. The party with excess trunking capacity will assess the trunk capacity based on forecasted requirements and agrees to disconnect trunks in excess of forecasted requirements for the next twelve (12) months. If after twelve (12) months the trunk group continues to have excess capacity the Party agrees to take timely steps to disconnect all excess capacity.

         C. Where available and upon the request of the other Party, each Party shall cooperate to ensure that its trunk groups are configured utilizing the B8ZS ESF protocol for 64 kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

         D. Installation, Maintenance, Testing and Repair. SWBT's standard intervals for Feature Group D Switched Exchange Access Services will be used for Interconnection trunks as specified in the most current SWBT Accessible Letter, currently SWA96-036, dated April 15, 1996. LSP shall meet the same intervals for comparable installations, maintenance, joint testing, and repair of its facilities and services associated with or used in conjunction with Interconnection or shall notify SWBT of its inability to do so and will negotiate such intervals in good faith.

                                                          APPENDIX ITR-SCENARIOS
                                                                     PAGE 1 OF 7
                                                                      SWBT/BIRCH

                                  SCENARIO 1

              SINGLE RATE AREA - COMBINED SWBT LOCAL/ACCESS TANDEM
                WITHOUT DIRECT END OFFICE, ILEC OR IXC TRUNKING



                                   [FLOW CHART]




TRAFFIC USE/MODIFIER     DESCRIPTION
--------------------     -----------
1.   DDJ                 INTRALATA AND LOCAL (SS7 SIGNALING)
2.   TCJ                 INTRALATA AND LOCAL (SS7 SIGNALING)
3.   TOCRJ               MASS CALLING (MF SIGNALING)
4.   DD800J              INTRALATA 800 (MAXIMIZER 800)(SS7 SIGNALING)#
5.   MDJ                 INTERLATA ONLY (MF SIGNALING)@
6.   MDJ                 INTERLATA ONLY (SS7 SIGNALING)
7.   ESJ                 EMERGENCY SERVICE (MF SIGNALING)

@ Required at the Dallas 4 ESS switch only for 10XXXX # cut through and Feature
  Group B over D
# Required if SWBT does not perform database query for the LSP

                                                          APPENDIX ITR-SCENARIOS
                                                                     PAGE 2 OF 7
                                                                      SWBT/BIRCH

                                  SCENARIO 2

              SINGLE RATE AREA - COMBINED SWBT LOCAL/ACCESS TANDEM
               WITH SOME DIRECT END OFFICE, ILEC AND IXC TRUNKING



                                  [FLOW CHART]




TRAFFIC USE/MODIFIER     DESCRIPTION
--------------------     -----------
1.   IEJ                 LOCAL ONLY (SS7 SIGNALING)
2.   IEJ                 LOCAL ONLY (SS7 SIGNALING)
3.   DDJ                 INTRALATA AND LOCAL (SS7 SIGNALING)
4.   TCJ                 INTRALATA AND LOCAL (SS7 SIGNALING)
5.   TOCRJ               MASS CALLING (MF SIGNALING)
6.   DD800J              INTRALATA 800 (MAXIMIZER 800) (SS7 SIGNALING)#
7.   MDJ                 INTERLATA ONLY (MF SIGNALING)@
8.   MDJ                 INTERLATA ONLY (SS7 SIGNALING)
9.   ESJ                 EMERGENCY SERVICE (MF SIGNALING)

@ Required at the Dallas 4 ESS switch only for 10XXXX# cut through and Feature
  Group B over D
# Required if SWBT does not perform the database query for the LSP

                                                        APPENDIX ITR - SCENARIOS
                                                                     PAGE 3 OF 7
                                                                      SWBT/BIRCH

                                   SCENARIO 3

               SINGLE RATE AREA - SEPARATE SWBT LOCAL AND ACCESS
            TANDEMS WITHOUT DIRECT END OFFICE, ILEC OR IXC TRUNKING


                                  [FLOW CHART]


TRAFFIC USE/MODIFIER              DESCRIPTION
--------------------              ---------------------------------------------
1. TOJ                            LOCAL ONLY (SS7 SIGNALING)
2. TGJ                            LOCAL ONLY (SS7 SIGNALING)
3. TOCRJ                          MASS CALLING (MF SIGNALING)
4. DD800J                         INTRALATA 800 (MAXIMIZER 800) (SS7 SIGNALING)#
5. DDJ                            INTRALATA ONLY (SS7 SIGNALING)
6. TCJ                            INTRALATA ONLY (SS7 SIGNALING)
7. MDJ                            INTERLATA ONLY (SS7 SIGNALING)
8. ESJ                            EMERGENCY SERVICE (MF SIGNALING)

# Required if SWBT does not perform the database query for the LSP.

                                                          APPENDIX ITR-SCENARIOS
                                                                     PAGE 4 OF 7
                                                                      SWBT/BIRCH

                                  SCENARIO 4

               SINGLE RATE AREA - SEPARATE SWBT LOCAL AND ACCESS
           TANDEMS WITH SOME DIRECT END OFFICE, ILEC AND IXC TRUNKING



                                   [FLOW CHART]




TRAFFIC USE/MODIFIER     DESCRIPTION
1.   IEJ                 LOCAL ONLY (SS7 SIGNALING)
2.   IEJ                 LOCAL ONLY (SS7 SIGNALING)
3.   TOJ                 LOCAL ONLY (SS7 SIGNALING)
4.   TGJ                 LOCAL ONLY (SS7 SIGNALING)
5.   TOCRJ               MASS CALLING (MF SIGNALING)
6.   DD800J              INTRALATA 800 (MAXIMIZER 800) (SS7 SIGNALING)#
7.   DDJ                 INTRALATA ONLY (SS7 SIGNALING)
8.   TCJ                 INTRALATA ONLY (SS7 SIGNALING)
9.   MDJ                 INTERLATA ONLY (SS7 SIGNALING)
10.  ESJ                 EMERGENCY SERVICE (MF SIGNALING)

# Required if SWBT does not perform database query for the LSP

                                                    APPENDIX ITR -- SCENARIOS
                                                                  PAGE 5 OF 7
                                                                   SWBT/BIRCH



                                   SCENARIO 5

              SINGLE RATE AREA - COMBINED SWBT LOCAL/ACCESS TANDEM
            WHERE SWBT IS THE OPERATOR SERVICES PROVIDER FOR THE LSP




                                  [FLOW CHART]





TRAFFIC USE/MODIFIER     DESCRIPTION
--------------------     -----------------------------------------------------
1.  VRJ                  BUSY LINE VERIFICATION (MF SIGNALING)#
2.  DAJ or DACCJ         DIRECTORY ASSISTANCE or DIRECTORY ASSISTANCE CALL
                         COMPLETION (MF SIGNALING, OPERATOR SERVICES SIGNALING)
3.  ETCM2J               0-, 0+ COMBINED COIN AND NONCOIN
                         (MF SIGNALING, OPERATOR SERVICES SIGNALING)
4.  ETCMFJ               0-, 0+ DA, DACC COMBINED COIN AND NONCOIN
                         (MF SIGNALING, OPERATOR SERVICES SIGNALING)

# Busy Line Verification is sometimes trunked out from the TOPS Tandem rather than the Access Tandem.



                                                                 Revised 1/7/97
                                                                 LSP5.AF3

                                                        APPENDIX ITR - SCENARIOS
                                                                     PAGE 6 OF 7
                                                                      SWBT/BIRCH

                                   SCENARIO 6

              SINGLE RATE AREA - COMBINED SWBT LOCAL/ACCESS TANDEM WHERE SWBT IS NOT THE OPERATOR SERVICES PROVIDER FOR THE LSP

                         121 INWARD OPERATOR ASSISTANCE


                                  [Flow Chart]

NOTE: THIS SCENARIO WOULD USE EXISTING INTEREXCHANGE CARRIER NETWORK.

                                                        APPENDIX ITR - SCENARIOS
                                                                     PAGE 7 OF 7
                                                                      SWBT/BIRCH

                                   SCENARIO 7

              SINGLE RATE AREA - COMBINED SWBT LOCAL/ACCESS TANDEM
                WHERE SWBT IS NOT THE OPERATOR SERVICES PROVIDE
               FOR THE LSP AND THE LSP'S SWITCH IS THE DESIGNATED
                OPERATOR SWITCH (TTC) FOR 121 INWARD ASSISTANCE

                                  [FLOW CHART]


TRAFFIC USE/MODIFIER     DESCRIPTION
--------------------     ----------------------------------------------
1. OAJ                   ACCESS TO INWARD OPERATOR (121) (MF SIGNALING)

                                                                    APPENDIX MAP

                              KANSAS CITY, MISSOURI


SWBT OPTIONAL CALLING AREAS
-     FARLEY
-     SMITHVILLE
EXCELSIOR SPRINGS
RICHMOND
GRAIN VALLEY
GREENWOOD
ARCHIE

ILEC MANDATORY AREAS
-     FERRELVIEW

                                                                    APPENDIX MAP


                               ST. LOUIS, MISSOURI


SWBT OPTIONAL CALLING AREAS
-     PORTAGE DES SIOUX
ST. CHARLES
CHESTERFIELD
MANCHESTER
VALLEY PARK
FENTON
MAXVILLE
IMPERIAL
-     HARVESTER
POND
EUREKA
HIGH RIDGE
ANTONIA
HERCULANEUM
GRAY SUMMIT
PACIFIC
CEDAR HILL
WARE
HILLSBORO
FESTUS
DESOTO

                                                                    APPENDIX NIM
                                                                     PAGE 1 OF 6


                                  APPENDIX NIM

                                                                    APPENDIX NIM
                                                                     PAGE 2 OF 6


                 APPENDIX NETWORK INTERCONNECTION METHODS (NIM)


         This Appendix NIM designates Network Interconnection Methods (NIMs) to be used by the Parties. These include, but are not limited to: MidSpan Fiber Interconnection (MSFI); Virtual Collocation Interconnection; SONET Based Interconnection; Physical Collocation Interconnection; leasing of SWBT facilities; and other methods as mutually agreed to by the Parties.

I.       MID-SPAN FIBER INTERCONNECTION (MSFI)

         Mid-Span Fiber Interconnection (MSFI) between Southwestern Bell Telephone (SWBT) and LSP can occur at any mutually agreeable, economically and technically feasible point between LSP's premises and a SWBT tandem or end office. This interconnection will be on a point-to-point SONET system over single mode fiber optic cable.

         MSFI may be used to provide interconnection trunking as defined in Appendix ITR.

         A.       There are two basic mid-span interconnection designs:

                  1. Design One: LSP's fiber cable and SWBT's fiber cable are connected at an economically and technically feasible point between the LSP location and the last entrance manhole at the SWBT central office.

                           The Parties may agree to a location with access to an existing SWBT fiber termination panel. In these cases, the network interconnection point (POI) shall be designated outside of the SWBT building, even though the LSP fiber may be physically terminated on a fiber termination panel inside of a SWBT building. In this instance, LSP will not incur fiber termination charges and SWBT will be responsible for connecting the cable to the SWBT facility.

                           The Parties may agree to a location with access to an existing LSP fiber termination panel. In these cases, the network interconnection point (POI) shall be designated outside of the LSP building, even though the SWBT fiber may be physically terminated on a fiber termination panel inside of an LSP building. In this instance, SWBT will not incur fiber termination charges and LSP will be responsible for connecting the cable to the LSP facility.

                           If a suitable location with an existing fiber termination panel cannot be agreed upon, LSP and SWBT shall mutually determine provision of a fiber termination panel housed in an outside, above ground, cabinet placed at the physical POI. Ownership and the cost of provisioning the panel will be negotiated between the two parties.

                                                                    APPENDIX NIM
                                                                     PAGE 3 OF 6


                  2. Design Two: LSP will provide fiber cable to the last entrance manhole at the SWBT tandem or end office switch with which LSP wishes to interconnect. LSP will provide a sufficient length of fiber optic cable for SWBT to pull the fiber cable to the SWBT cable vault for termination on the SWBT fiber distribution frame (FDF). In this case the POI shall be at the manhole location.

                           Each Party is responsible for designing, provisioning, ownership and maintenance of all equipment and facilities on its side of the POI. Each Party is free to select the manufacturer of its Fiber Optic Terminal (FOT). Neither Party will be allowed to access the Data Communication Channel (DCC) of the other Party's FOT. The Parties will work cooperatively to achieve equipment compatibility.

         B. The Parties will mutually agree upon the precise terms of each mid-span interconnection facility. These terms will cover the technical details of the interconnection as well as other network interconnection, provisioning and maintenance issues.

         C. The LSP location includes FOTs, multiplexing and fiber required to take the optical signal handoff from SWBT for interconnection trunking as outlined in Appendix ITR.

         D.       The fiber connection point may occur at several locations:

                  1. a location with an existing SWBT fiber termination panel. In this situation, the POI shall be outside the SWBT building which houses the fiber termination panel;

                  2. a location with access to an existing LSP fiber termination panel. In these cases, the network interconnection point (POI) shall be designated outside of the LSP building, even though the SWBT fiber may be physically terminated on a fiber termination panel inside a LSP building;

                  3. a location with no existing SWBT fiber termination panel. In this situation, SWBT and LSP will negotiate provisioning, maintenance and ownership of a fiber termination panel and above ground outside cabinet as a POI and for connection of the fiber cables;

                  4. a manhole outside of the SWBT central office. In this situation, LSP will provide sufficient fiber optic cable for SWBT to pull the cable into the SWBT cable vault for termination on the SWBT FDF. The POI will be at the manhole and SWBT will assume maintenance responsibility for the

                                                                    APPENDIX NIM
                                                                     PAGE 4 OF 6


                           fiber cabling from the manhole to the FDF.

         E. The SWBT tandem or end office switch includes all SWBT FOT, multiplexing and fiber required to take the optical signal hand-off provided from LSP for interconnection trunking as outlined in Appendix ITR. This location is SWBT's responsibility to provision and maintain.

         F. In both designs, LSP and SWBT will mutually agree on the capacity of the FOT(s) to be utilized. The capacity will be based on equivalent DS1s that contain trunks and interLATA traffic. Each Party will also agree upon the optical frequency and wavelength necessary to implement the interconnection. The Parties will develop and agree upon methods for the capacity planning and management for these facilities, terms and conditions for over provisioning facilities, and the necessary processes to implement facilities as indicated below. These methods will meet quality standards as mutually agreed to by LSP and SWBT.

II.      AVOIDANCE OF OVER PROVISIONING

         Underutilization is the inefficient deployment and use of the network due to forecasting a need for more capacity than actual usage requires, and results in unnecessary costs for SONET systems. To avoid over provisioning, the Parties will agree to joint facility growth planning as detailed below.

III.     JOINT FACILITY GROWTH PLANNING

         The initial fiber optic system deployed for each interconnection shall be the smallest standard available, unless otherwise agreed. For SONET this is an OC-3 system. The following list the criteria and processes needed to satisfy additional capacity requirements beyond the initial system.

         A.       Criteria:

                  1.       Investment is to be minimized;

                  2. Facilities are to be deployed in a "just in time" fashion.

         B.       Processes

                  1. discussions to provide relief to existing facilities will be triggered when either Party recognizes that the overall system facility (DS1s) is at 90% capacity;

                  2. both Parties will perform a joint validation to ensure current trunks have

                                                                    APPENDIX NIM
                                                                     PAGE 5 OF 6


                           not been over-provisioned. If any trunk groups are over-provisioned, trunks will be turned down as appropriate. If any trunk resizing lowers the fill level of the system below 90%, the growth planning process will be suspended and will not be reinitiated until a 90% fill level is achieved. Trunk design blocking criteria described in Appendix ITR will be used in determining trunk group sizing requirements and forecasts;

                  3. if based on the forecasted equivalent DS1 growth, the existing fiber optic system is not projected to exhaust within one year, the Parties will suspend further relief planning on this interconnection until a date one year prior to the projected exhaust date. If growth patterns change during the suspension period, either Party may re-initiate the joint planning process;

                  4. if the placement of a minimum size FOT will not provide adequate augmentation capacity for the joint forecast over a two year period, and the forecast appears reasonable based upon history, the next larger system may be deployed. In the case of a SONET system, the OC-3 system could be upgraded to an OC-12. If the forecast does not justify a move to the next larger system, another minimal size system (such as on OC-3) could be placed. This criteria assumes both Parties have adequate fibers for either scenario. If adequate fibers do not exist, both Parties would negotiate placement of additional fibers;

                  5. both Parties will negotiate a project service date and corresponding work schedule to construct relief facilities in an effort to achieve "just in time" deployment;

                  6. the joint planning process/negotiations should be completed within two months of identification of 90% fill.

IV.      VIRTUAL COLLOCATION INTERCONNECTION

         The description of Virtual Collocation Interconnection is contained in SWBT's Virtual Collocation tariffs (i.e., SWBT's Tariff F.C.C. No. 73).

V.       SONET-BASED INTERCONNECTION

         The description of SONET-Based Interconnection is contained in SWBT's Sonet-Based Interconnection tariffs (i.e., SWBT's Tariff F.C.C. No.
         73).

                                                                    APPENDIX NIM
                                                                     PAGE 6 OF 6


VI.      PHYSICAL COLLOCATION INTERCONNECTION

         SWBT will provide Physical Collocation Interconnection on nondiscriminatory terms and conditions at the time LSP requests such interconnection.

VII.     LEASING OF SWBT'S FACILITIES

         LSP's leasing of SWBT's facilities for purposes of network interconnection will be subject to the agreement of the Parties.

                                                                   APPENDIX PORT
                                                                     PAGE 1 OF 5

                                  APPENDIX PORT

                                                                   APPENDIX PORT
                                                                     PAGE 2 OF 5


                                  APPENDIX PORT

I.       GENERAL

         SWBT and LSP will provide Interim Number Portability (INP) in accordance with requirements of the Act. INP will be provided by each Party to the other upon request. INP will be provided with minimum impairment of functionality, quality, reliability and convenience to subscribers of LSP or SWBT. The Parties will provide Permanent Number Portability (PNP) as soon as it is technically feasible, in conformance with FCC rules and the Act, and will participate in development of PNP in the state, in accordance with the FCC's First Report and Order in Docket No. 95-116 (hereinafter called the Number Portability Order). As described herein, INP is a service arrangement whereby an end user, who switches subscription of exchange service from one provider to another is permitted to retain, for its use, the existing assigned number provided that the end user remains in the same serving wire center.

II.      TERMS, CONDITIONS UNDER WHICH SWBT SHALL PROVIDE INP

         A.       Service Provided

                  1. SWBT shall only provide INP, as described herein, to LSP.

                  2. SWBT shall only provide INP services and facilities where technically feasible, subject to the availability of facilities, and only from properly equipped central offices. SWBT does not offer INP services and facilities for NXX codes 555, 976, 950.

                  3. SWBT shall not provide INP services for end user accounts where the end user's payments are thirty
                           (30) days or more in arrears, or where contract termination liabilities would be assessed by SWBT to the end user, unless full payment is made, or an agreement is reached where LSP agrees to make full payment on the end user's behalf, including any termination amounts due or the Parties otherwise agree.

                  4. When the exchange service offerings associated with INP service are provisioned using remote switching arrangements, SWBT shall make INP service available from, or to the host central offices.

         B.       Obligations Of SWBT

                  SWBT's sole responsibility is to comply with the service requests it receives from LSP and to provide INP in accordance with this Appendix.

                                                                   APPENDIX PORT
                                                                     PAGE 3 OF 5


         C.       Obligations Of LSP

                  1. LSP shall coordinate the provision of service with SWBT to assure that LSP's switch is capable of accepting INP ported traffic.

                  2. LSP is solely responsible to provide equipment and facilities that are compatible with SWBT's service parameters, interfaces, equipment and facilities. LSP shall provide sufficient terminating facilities and services at the terminating end of an INP call to adequately handle all traffic to that location and shall ensure that its facilities, equipment and services do not interfere with or impair any facility, equipment or service of SWBT or any of its end users. In the event that SWBT determines in its sole judgment that LSP will likely impair or is impairing, or interfering with any equipment, facility or service of SWBT or any of its end users, SWBT may either refuse to provide INP service or terminate it in accordance with other provisions of this Agreement or SWBT's tariffs.

                  3. LSP shall provide an appropriate intercept announcement service for any telephone numbers subscribed to INP service for which LSP is not presently providing exchange service or terminating to an end user, to the extent LSP desires such an announcement.

                  4. Where LSP chooses to disconnect or terminate any INP service, LSP shall designate which standard SWBT intercept announcement SWBT shall provide for disconnected number.

                  5. LSP shall designate to SWBT at the time of its initial service request for INP service one of the following options for handling and processing of Calling Card, Collect, Third Party, and other operator handled non-sent paid calls from or to LSP assigned telephone numbers:

                           a. LSP may elect to block the completion of third number and calling card calls through the use of LIDB to select ported numbers.

                           b. For non-sent paid calls billed to INP assigned numbers, a separate sub-clearinghouse billing arrangement must be established which will provide for the transmission of the EMR 01-01-01 billing records, and settlement of toll revenues.

         D.       Limitations Of Service

                  1. SWBT is not responsible for adverse effects on any service, facility or equipment from the use of INP service.

                  2. End-to-end transmission characteristics may vary depending on the

                                                                   APPENDIX PORT
                                                                     PAGE 4 OF 5


                           distance and routing necessary to complete calls over INP facilities and the fact that another carrier is involved in the provisioning of service. Therefore, end-to-end transmission characteristics cannot be specified by SWBT for such calls.

         E.       Service Descriptions

                  1. INP-REMOTE. INP-Remote is a service whereby a call dialed to an INP-Remote equipped telephone number, assigned to SWBT, is automatically forwarded to an LSP-assigned, 7 or 10 digit telephone number. The forwarded-to number is specified by LSP at the same location.

                           a. INP-Remote provides an initial call path and two additional paths for the forwarding of no more than three (3) simultaneous calls to LSP's specified forwarded-to number. Additional call paths are available on a per path basis.

                           b. The LSP-assigned forwarded-to number shall be treated as two separate calls with respect to interconnection compensation, end user toll billing and intercompany settlement and access billing, i.e., an incoming call to the SWBT ported number shall be handled like any other SWBT call being terminated to that end office and the ported call to LSP assigned telephone number in LSP switch shall be handled as any local calls between SWBT and LSP.

                           c. Where facilities exist, SWBT will provide identification of the originating telephone number, via SS7 signaling, to LSP.

                  2. INP-DIRECT. INP-Direct is a service which provides for the delivery of the called (dialed) number to LSP's switching (central office or premises) equipment for identification and subsequent routing and call completion.

                           a. INP-Direct is available either on a per voice grade channel basis or a per DS1 (24 equivalent voice grade channels) basis.

                                    (1)     Where the location of LSP's
                                            switching equipment to which SWBT is
                                            providing voice grade or DS1
                                            INP-Direct service resides outside
                                            the exchange or central office
                                            serving area from which the
                                            INP-Direct service is purchased, LSP
                                            shall pay applicable interoffice
                                            mileage charges as specified in the
                                            applicable state Special Access
                                            Tariff.

                           b. INP-Direct service must be established with a minimum configuration of two (2) voice grade channels and one unassigned telephone number per SWBT switch. Transport facilities arranged

                                                                   APPENDIX PORT
                                                                     PAGE 5 OF 5


                                    for INP-Direct may not be mixed with any other type of trunk group. Outgoing calls may not be placed over facilities arranged for INP-Direct service.

                           c. SS7 Signaling is not available on the INP-Direct facilities.

         F.       Pricing

                  1. The Parties will comply with all effective FCC, Commission and/or court Orders governing INP cost recovery and compensation. The Parties acknowledge that the Telephone Number Portability Order is subject to pending Petitions for Reconsideration and may be subject to appeal. As such, the Number Portability Order may be reconsidered, revised and remanded, or vacated, subject to further proceedings before the FCC. As such, until a final decision is rendered on INP cost recovery, the Parties agree to track the costs associated with the implementation and provision of INP and to "true-up" INP-related accruals to reflect the final terms of any such order.

                  2. Neither Party waives its rights to advocate its views on INP cost recovery, or to present before any appropriate regulatory agency or court its views on FCC or Commission actions pertaining to INP cost recovery.

                                   LSP SERVING AREA DESCRIPTION AND E9-1-1 INTERCONNECTION DETAILS

 LSP NAME & CONTACTS              LSP "OCN"      LSP Switch Name & Addr.              Switch Type           LSP NPA/NXX(s) included
                                                                                       CLLI Code            # 9-1-1 Trunks Requested
E9-1-1 Manager                   LSP Telco ID
                                                                             "Connect Signal" Digits (4)         "Default" PSAP
                                                                                         1 - 1
Database Administrator                             Estimated # of EAAs                 ETST Code

                           LSP Service Area Definition:
Switch Site Contact



                          SWBT E9-1-1 SYSTEM CONFIGURATION ASSOCIATED WITH DESIGNATED E9-1-1 CONTROL OFFICE

     E9-1-1 CONTROL OFFICE:                        PSAPs INCLUDED IN                 COMMUNITY             E9-1-1 CUSTOMER and
                 CLLI Code:                        9-1-1 SERVICE PLAN             for MSAG PULL (3)   AGENCY TYPE (see legend below)
  E9-1-1 Features Required:

# of 9-1-1 Trunks from LSP:

      MSAG Update Interval:        Monthly



            FOOTNOTES:  (1)


                        (2)


                        (3)  MSAG will only include addresses within SWBT exchanges, unless specifically stated
                             otherwise.

                        (4)  Refer to network interface specifications in Exhibit III.

"TYPE of AGENCY" LEGEND:
                        HRC  =  Home Rule City
                        ECD  =  Emergency Communications District
                        COG  =  Council of Governments or Regional Planning Commission
                        GLC  =  General Law City
                        Cnty =  County with special provisions (only applies to Dallas County)
                                                                                                                Date Prepared

                                                                     APPENDIX TP
                                                                     PAGE 1 OF 2






                                   APPENDIX TP

                                                                     APPENDIX TP
                                                                     PAGE 2 OF 2



                         ELECTRICAL/OPTICAL INTERFACES:
- SWBT Technical Publication TP-76839 - SONET Transmission Requirements Performance and Interface Specifications, Issue 1, January 1996, or the most current version.

-        SWBT Technical Publication TP-76625 - High Capacity Digital Service
1.544 Mbs and 44.736 Mbs Requirements and Transmission Limits, Issue 1, June 1990, or the most current version.

             INTERCONNECTION RESPONSIBILITIES RELATED TO SIGNALING:
- SWBT Technical Publication, TP-76638 - Common Channel Signaling Network Interface Specifications

- GR-000246-CORE, Bell Communications Research Specifications of Signaling System 7

- GR-000317-CORE, Switching System Requirements for Call Control Using the Integrated Services Digital Network User Part

- GR-000394-CORE, Switching System Requirements for Interexchange Carrier Interconnection Using the Integrated Services Digital Network User Part

- GR-000606-CORE, LATA Switching Systems Generic Requirements-Common Channel Signaling-Section 6.5

- GR-000905-CORE, Common Channel Signaling Network Interface Specification Supporting Network Interconnection Message Transfer Part (MTP) and Integrated Digital Services Network User Part (ISDNUP)

                  COLLOCATION
- SWBT's Technical Publication for Physical Collocation (sixth revision dated 2-18-97)

                  TECHNICAL EXHIBIT SETTLEMENT PROCEDURES
-        TESP

                                                              APPENDIX RECORDING
                                                                     PAGE 1 OF 7







                               APPENDIX RECORDING

                                                              APPENDIX RECORDING
                                                                     PAGE 2 OF 7


                               APPENDIX RECORDING

                        RECORDING, MESSAGE PROCESSING AND
                 PROVISION OF INTEREXCHANGE CARRIER TRANSPORTED
                             MESSAGE DETAIL APPENDIX


This Appendix sets forth the terms and conditions under which SWBT will provide recording, message processing and message detail services as described in total in Exhibit I, SERVICES AND ASSOCIATED CHARGES, and those services specifically selected by LSP as described in Exhibit II, SELECTED SERVICE OPTIONS AND METHOD OF PROVISION, at the rates set forth in Exhibit III, BASIS OF COMPENSATION. Exhibits I, II and III are attached hereto and made a part of this Appendix by reference.

I.       DEFINITIONS

         As used herein and for the purposes of this Appendix, the following terms shall have the meanings set forth below:

         A. Access Usage Record (AUR) - a message record which contains the usage measurement reflecting the service feature group, duration and time of day for a message and is subsequently used to bill access to Interexchange Carriers (IXCs).

         B. Assembly and Editing - the aggregation of recorded customer message details to create individual message records and the verification that all necessary information required to ensure all individual message records meet industry specifications is present.

         C. Billing Company - the company that bills end users for the charges incurred in originating and terminating IXC transported calls.

         D. Centralized Message Distribution System (CMDS) - the national network of private line facilities used to exchange Exchange Message Records (EMR) formatted billing data between SWBT and the Billing Company.

         E. Data Transmission - the forwarding by SWBT of IXC transported toll message detail and/or access usage record detail in EMR format over data lines or on magnetic tapes to the appropriate Billing Company.

         F. Exchange Message Record (EMR) - Industry standard message format as described in accordance with the Bellcore Practice BR010-200-010 developed for the interexchange of telecommunications message information.

         G. Interexchange Carrier (IXC) - A third party transmission provider that carries long distance voice and non-voice traffic between user locations for a related recurring

                                                              APPENDIX RECORDING
                                                                     PAGE 3 OF 7

                  fee. IXCs provide service interstate and intrastate. In some states IXCs are permitted to operate within a LATA.

         H. Interexchange Carrier Transported - telecommunications services provided by an IXC or traffic transported by facilities belonging to an IXC.

         I. Message Processing - the creation of individual EMR formatted billable message detail records from individual recordings that reflect specific billing detail for use in billing the end user and/or access usage records from individual recordings that reflect the service feature group, duration and time of day for a message, Carrier Identification Code, among other fields, for use in billing access to the Interexchange Carriers. Message Processing includes performing CMDS online edits required to ensure message detail and access usage records are consistent with CMDS specifications.

         J. Originating Local Exchange Carrier Company - the company whose local exchange telephone network is used to originate calls thereby providing originating exchange access to IXCs.

         K. Provision of Message Detail - the sorting of all billable message detail and access usage record detail by Revenue Accounting Office, Operating Company Number or Service Bureau, splitting of data into packs for invoicing, and loading of data into files for data transmission to LSP for those records created internally or received from other Local Exchange Carrier Companies or Interexchange Carriers through SWBT's internal network or national CMDS.

         L. Record - a logical grouping of information as described in the programs that process information and create the magnetic tapes or data files.

         M. Recording - the creation and storage on magnetic tape or other medium of the basic billing details of a message in Automatic Message Accounting (AMA) format.

         N. Service Switching Point (SSP) - a signaling point that can launch queries to databases and receive/interpret responses used to provide specific customer services.

         O. Switching Control Point (SCP) - the real time database system that contains routing instructions for 800 calls. In addition to basic routing instructions, the SCP may also provide vertical feature translations, i.e., time of day, day of week routing, out of area screening and/or translation of the dialed 800 number to its assigned working telephone number.

         P. 800 SCP Carrier Access Usage Summary Record (SCP Record) - a summary record which contains information concerning the quantity and types of queries

                                                              APPENDIX RECORDING
                                                                     PAGE 4 OF 7

                  launched to a SWBT SCP. In those situations where charges are applicable for the production and delivery of SCP records, such charges will be those specified in Exhibit III-A pertaining to the production and forwarding of AUR data.

         Q. Terminating Local Exchange Carrier Company - the company whose local exchange telephone network is used to terminate calls thereby providing terminating exchange access to IXCs.

II.      RESPONSIBILITIES OF THE PARTIES

         A. SWBT will record all IXC transported messages for LSP carried over all Feature Group Switched Access Services that are available to SWBT-provided recording equipment or operators. Unavailable messages (i.e., certain operator messages which are not accessible by SWBT-provided equipment or operators) will not be recorded. The recording equipment will be provided at locations selected by SWBT.

         B. SWBT will perform assembly and editing, message processing and provision of applicable access usage record detail for IXC transported messages if the messages are recorded by SWBT.

         C. SWBT will provide access usage records that are generated by SWBT.

         D. Assembly and editing will be performed on all IXC transported messages recorded by SWBT, during the billing period established by SWBT and selected by LSP from Exhibit III-B.

         E. Standard EMR record formats for the provision of billable message detail and access usage record detail will be established by SWBT and provided to LSP.

         F. Recorded access usage record detail will not be sorted to furnish detail by specific end users, by specific groups of end users, by office, by feature group or by location.

         G. SWBT will provide message detail to LSP either on magnetic tapes or in data files, depending on the option contracted for by LSP in Exhibit III. Only ONE method may be selected by LSP.

                  1.       Magnetic Tapes

                           a. SWBT will supply the magnetic tapes, which will be provided without the return of previously supplied tapes.

                           b. LSP will specify one of the following options for provision of tapes:

                                                              APPENDIX RECORDING
                                                                     PAGE 5 OF 7


                                    1)       SWBT may send the tapes to LSP via
                                             first class U.S. Mail Service or an
                                             equivalent service of SWBT's
                                             choice, or

                                    2)       LSP may pick up the magnetic tapes
                                             at a location designated by SWBT.

                                    3)       If, at the request of LSP,
                                             overnight delivery other than those
                                             provided in 1 & 2 above is
                                             requested, the cost of this
                                             delivery will be at the expense of
                                             LSP.

         2.       Data Files

                           The message detail may be transmitted to LSP in data files via data lines using software and hardware acceptable to both parties.

         H. In Exhibit III, LSP will identify separately the location where the tapes and any data transmissions should be sent (as applicable) and the number of times each month the information should be provided. SWBT reserves the right to limit the frequency of transmission to existing SWBT processing and work schedules, holidays, etc.

         I. SWBT will determine the number of magnetic tapes or data files required to provide the access usage record detail to LSP.

         J. Recorded access usage record detail previously provided LSP and lost or destroyed through no fault of SWBT will not be recovered and made available to LSP except on an individual case basis at a cost determined by SWBT.

         K. When SWBT receives rated billable messages from an IXC or another Local Exchange Carrier (LEC) that are to be billed by LSP, SWBT will forward those messages to LSP.

         L. When SWBT has rated billable message detail originating from LSP's end users requiring billing by another LEC or LSP, SWBT will forward such messages to the appropriate Billing Company.

         M. SWBT will record the applicable detail necessary to generate access usage records and forward them to LSP for its use in billing access to the IXC.

III.     BASIS OF COMPENSATION

         A. Compensation for recording, assembly and editing, rating, message processing and provision of messages provided hereunder by SWBT for LSP shall be based upon the rates and charges set forth in Exhibit III, BASIS OF COMPENSATION.

         B. When message detail is entered on a magnetic tape or data file for provision of

                                                              APPENDIX RECORDING
                                                                     PAGE 6 OF 7


                  message detail to LSP, a per record charge will apply for each record processed. SWBT will determine the charges based on its count of the records processed.

IV.      LIABILITY

         A. Except as otherwise provided herein, neither party shall be liable to the other for any special, indirect, or consequential damage of any kind whatsoever. A party shall not be liable for its inability to meet the terms of this Appendix where such inability is caused by failure of the first party to comply with the obligations stated herein. Each party is obliged to use its best efforts to mitigate damages.

         B. When SWBT is notified that, due to error or omission, incomplete data has been provided to LSP, SWBT will make reasonable efforts to locate and/or recover the data and provide it to LSP at no additional charge. Such requests to recover the data must be made within 30 days from the date the details initially were made available to LSP. If written notification is not received within 30 days, SWBT shall have no further obligation to recover the data and shall have no further liability to LSP.

         C. If, despite timely notification by LSP, message detail is lost and unrecoverable as a direct result of SWBT having lost or damaged tapes or incurred system outages while performing recording, assembly and editing, rating, message processing, and/or transmission of message detail, SWBT will estimate the volume of lost messages and associated revenue based on information available to it concerning the average revenue per minute for the average interstate and/or intrastate call. In such events, SWBT's liability to LSP shall be limited to the granting of a credit adjusting amounts otherwise due from it equal to the estimated net lost revenue associated with the lost message detail.

         D. SWBT will not be liable for any costs incurred by LSP when LSP is transmitting data files via data lines and a transmission failure results in the non-receipt of data by SWBT.

         E. LSP agrees to defend, indemnify, and hold harmless SWBT from any and all losses, damages, or other liability, including attorney fees, that it may incur as a result of claims, demands, or other suits brought by any party that arise out of the use of this service by LSP, its customers or end users. LSP shall defend against all end users' claims just as if LSP had provided such service to its end users with its own employees.

         F. LSP also agrees to release, defend, indemnify and hold harmless SWBT from any claim, demand or suit that asserts any infringement or invasion of privacy or confidentiality of any person(s), caused or claimed to be caused, directly or indirectly, by SWBT employees and equipment associated with provision of this service. This includes, but is not limited to suits arising from disclosure of any

                                                              APPENDIX RECORDING
                                                                     PAGE 7 OF 7


                  customer specific information associated with either the originating or terminating numbers used to provision this service.

SWBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, SWBT ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF THE DATA SUPPLIED BY LSP WHEN THIS DATA IS ACCESSED AND USED BY A THIRD PARTY.

                                                  APPENDIX RECORDING - EXHIBIT I
                                                                     PAGE 1 OF 3

                                    EXHIBIT I

                         EXPLANATION OF SERVICE OPTIONS


The attached pages of this Exhibit I show the service options that are offered under this Appendix and the charges that are associated with each option. Alphabetical and numerical references in the CHARGES columns are to rates and charges set forth in Exhibit III, BASIS OF COMPENSATION.

ORIGINATING 1+ DDD RECORDINGS - IXC TRANSPORTED MESSAGE DETAIL AND ACCESS USAGE RECORDS

OPTION  #1:       SWBT performs recording, assembly and editing, rating of
                  billable message detail and creates an Access Usage Record
                  (AUR) for all 1+ Interexchange Carrier (IXC) transported messages originating from LSP end office telephone network and forwards both billable message detail records and AUR records to LSP.

OPTION #2:        SWBT performs recording, assembly and editing of the billable message detail and extracts that detail to the IXC for all 1+
                  IXC transported messages originating from LSP end office. SWBT creates Access Usage Records for this traffic and forwards those AUR records to LSP.

OPTION #3:        The IXCs do their own billable message recording for their 1+
                  IXC transported messages originating from LSP end office. SWBT performs recording for Access purposes only, assembles and edits this data, creates AURs and forwards the AUR records to LSP.

ORIGINATING OPERATOR RECORDINGS - IXC TRANSPORTED MESSAGE DETAIL AND ACCESS USAGE RECORDS

OPTION #4:        LSP Non-Equal Access End Office - The IXCs do their own
                  billable message recording. SWBT performs local and intraLATA operator services for LSP. SWBT performs recording at the operator switch for all 0+, 0-, Coin Sent Paid, CAMA and
                  International IXC transported messages. SWBT assembles and edits this data, creates AURs and forwards the AUR records to LSP.

OPTION #5:        LSP Equal Access End Office - The IXCs do their own billable message recording. SWBT performs local and intraLATA operator services for LSP. SWBT performs recording at the operator switch for 0- only IXC transported messages. SWBT assembles and edits this data, creates AURs and forwards the AUR records to LSP.

OPTION #6:        LSP Equal or Non-Equal Access End Office - The IXCs do their own billable message recording. LSP chooses to have SWBT purchase source information

                                                  APPENDIX RECORDING - EXHIBIT I
                                                                     PAGE 2 OF 3

                  from IXC in order to have information required to create Access Usage Records. SWBT assembles and edits this data, creates AURs and forwards the AUR records to LSP.

OPTION #7:        The IXCs do their own billable message recording and forward to SWBT the billable message detail for assembly and editing and rating of these operator service IXC transported messages.
                  SWBT forwards the rated billable message detail to the appropriate billing company, creates an AUR and forwards the AUR records to LSP. This situation occurs when LSP has not signed a rating takeback waiver with the IXC.

800 RECORDINGS - IXC TRANSPORTED MESSAGE DETAIL

OPTION #8:        SWBT performs SSP function for LSP end office and bills query charge to the appropriate IXC. SWBT performs recording for Access purposes only, assembles and edits this data, creates
                  AURs and forwards AUR records to LSP.

OPTION #9:        SWBT performs SSP function for LSP end office. LSP performs billing of query charge to the appropriate IXC. SWBT performs recording at the SSP for Access purposes only, assembles and edits this data, creates AURs and forwards AUR records to LSP.
                  SWBT performs recording at the SCP for query billing purposes only, assembles and edits this data, creates SCP records and forwards SCP records to LSP.

OPTION 10:        SWBT performs SCP function for LSP. SWBT performs recording at the SCP, assembles and edits this data, creates SCP records and forwards SCP records to LSP.

TERMINATING RECORDINGS - IXC TRANSPORTED ACCESS USAGE RECORDS

OPTION 11:        SWBT provides tandem function for LSP. LSP requests SWBT to provide all Feature Group B, Feature Group C and Feature Group
                  D terminating usage recordings including Feature Group B over D and Feature Group C over D. SWBT creates terminating AURs for this data and forwards AUR records to LSP.

OPTION 12:        SWBT provides tandem function for LSP. LSP requests SWBT to provide all Feature Group B terminating usage recordings excluding B over D. SWBT creates terminating AURs for this data and forwards AUR records to LSP.

OPTION 13:        SWBT provides tandem function for LSP. LSP requests SWBT to provide all Feature Group B terminating usage recordings including Feature Group B over D. SWBT creates terminating
                  AURs for this data and forwards AUR records to LSP.

OPTION 14:        SWBT provides tandem function for LSP. LSP requests SWBT to provide all Feature Group D terminating usage recordings including B over D and C over D.

                                                  APPENDIX RECORDING - EXHIBIT I
                                                                     PAGE 3 OF 3


                  SWBT creates terminating AURs for this data and forwards AUR records to LSP.

OPTION 15:        SWBT provides tandem function for LSP. LSP requests SWBT to provide all Feature Group D terminating usage recordings including B over D. SWBT creates terminating AURs for this data and forwards AUR records to LSP.

MESSAGE PROVISIONING:

OPTION 16:        SWBT will forward all IXC transported message detail records or access usage records to LSP generated internally within SWBT system or received via CMDS from an IXC or another Local
                  Exchange Carrier or LSP. LSP forwards rated IXC transported message detail or access usage detail to SWBT for distribution to the appropriate billing company through SWBT's internal network or using the CMDS network.

                           There is no charge for this option under this Appendix if LSP has also executed, as part of an agreement executed pursuant to this Statement, an Appendix for SWBT to provide "Hosting" services to LSP, of if LSP has executed a separate agreement with SWBT for "Hosting" services to be provided from SWBT to LSP.

                                                 APPENDIX RECORDING - EXHIBIT II
                                                                     PAGE 4 OF 2



                            DRAFT APPENDIX RECORDING

                                   EXHIBIT II
                                   PAGE 1 OF 2
                                     4/09/97

                            SELECTED SERVICE OPTIONS
                                       AND
                               METHOD OF PROVISION

The service options and method of provision selected by LSP under this Appendix are as indicated on page two, attached, of this Exhibit II. Numerical references are to service options shown in Exhibit I.

                                                 APPENDIX RECORDING - EXHIBIT II
                                                                     PAGE 5 OF 2


                               APPENDIX RECORDING

                                   EXHIBIT II
                                   PAGE 2 OF 2
                            SELECTED SERVICE OPTIONS
                             AND METHOD OF PROVISION

                                 EFFECTIVE DATE:

                                                                                                               MESSAGE
             1+DDD           OPERATOR HANDLED           800 SERVICE            TERMINATING AUR               PROVISIONING
             OPTIONS             OPTIONS                  OPTIONS                  OPTIONS                    OPTIONS
---------------------------------------------------------------------------------------------------------------------------
NPA/NXX    1   2   3        4    5    6    7            8    9    10       11   12   13   14   15                16

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

   Numerical references are to specific service options listed in Exhibit I.

                                              APPENDIX RECORDING - EXHIBIT III-A
                                                                     PAGE 6 OF 1


                            DRAFT APPENDIX RECORDING

                                  EXHIBIT III-A
                                   PAGE 1 OF 1
                                     4/09/97


           BASIS OF COMPENSATION [RATES TO BE CONSISTENT WITH ORDER.]

                        EFFECTIVE: _____________________

        LSP shall pay SWBT the following amounts for services provided under the Recording, Message Processing and Provision of Message Detail Appendix.

        TYPE OF ACTIVITY                                       RATE

        A.          Recording
                            Per AUR                            $.0100

        B.          Assembly and Editing
                            Per Message and/or AUR             $.0050

        C.          Rating
                            Per Message                        $.0050

        D.          Message Processing
                            Per Message and/or AUR             $.0050

        E.          Provision of Message Detail
                            Per Record                         $.0030

                                              APPENDIX RECORDING - EXHIBIT III-B
                                                                     PAGE 7 OF 2


                            DRAFT APPENDIX RECORDING

                                  EXHIBIT III-B
                                   PAGE 1 OF 2
                                     4/09/97


                               INVOICE DESIGNATION


   COMPANY NAME:  _______________________________________________________

   EXCHANGE COMPANY I.D. NUMBER (OCN):  _____  _____  _____  _____



   BILLABLE INVOICE INTERVAL:

         Check One:

                           Daily (Full Status RAO Companies will receive billable messages daily.)


                           Bill period (A maximum of five dates may be chosen.) A file is created five workdays from each bill period date, and three additional days should be allowed for distribution. Circle a maximum of five bill period dates:


                    1 3 5 7 9 11 13 15 17 19 21 23 25 27 29


TAPE MAILING ADDRESS: (Full RAO Companies will receive AURs at the same address as billable message toll.)

  ------------------------------------------------------------------------

  ------------------------------------------------------------------------

  ------------------------------------------------------------------------

  ------------------------------------------------------------------------

                                              APPENDIX RECORDING - EXHIBIT III-B
                                                                     PAGE 8 OF 2


                            DRAFT APPENDIX RECORDING

                                  EXHIBIT III-B
                                   PAGE 2 OF 2
                                     4/09/97


  AUR INVOICE INTERVAL:

         Check One:


                           Daily (Full Status RAO Companies will receive AURs daily.)


                           Bill period (A maximum of five dates may be chosen.) A file is created five workdays from each bill period date, and three additional days should be allowed for distribution. Circle a maximum of five bill period dates:


                    1 3 5 7 9 11 13 15 17 19 21 23 25 27 29


TAPE MAILING ADDRESS: (Full RAO Companies will receive AURs at the same address as billable message toll.)

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                               APPENDIX WIRELESS
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                               APPENDIX WIRELESS

         This Appendix sets forth the terms and conditions under which the Parties will distribute revenue from their joint provision of Wireless Interconnection Service for traffic originated on a Commercial Mobile Radio Service (CMRS) Provider's network and terminating through the Parties' respective wireline switching networks within a Local Access and Transport Area
(LATA). The Parties will be compensated under this Appendix only to the extent that they are not compensated for Wireless Interconnection Service under other tariffs, settlement agreements, contracts or other mechanism. This Appendix is subject to the terms and conditions of applicable tariffs.

I.       DEFINITIONS

        A. Wireless Interconnection Service - The interchange of traffic originated from a Commercial Mobile Radio Service (CMRS) Provider's Mobile Telephone Switching Office (MTSO) through SWBT's or LSP's point of switching for termination on the relevant Party's wireline switching network.

        B. Commercial Mobile Radio Service (CMRS) Provider - A radio common carrier provider of domestic public cellular telecommunication service, as defined in Part 22, Part 24, or Part 90 of the FCC Rules and Regulations.

        C. End Office - SWBT or LSP switching system where exchange service customer station loops are terminated for the purpose of interconnection to each other and to the network.

        D. Local Access and Transport Area ("LATA") - A geographic area marking the boundaries beyond which a Bell Operating Company formerly could not carry telephone calls pursuant to the terms of the Modification of Final Judgment (MFJ), U.S. vs. American Tel. & Tel. Co., 552 F. Supp. 131 (D.D.C. 1983), affirmed sub nom. Maryland v. United States, 460 U.S. 1001 (1983).

        E. Local Calling Area or Local Calling Scope - That area in which the message telephone exchange service between two or more end offices, without a toll charge, is provided.

        F. Minutes of Use (MOU) - For the purposes of this Appendix, MOU means the Terminating Traffic as recorded by the Primary Company or MOU provided by the CMRS Provider to the Primary Company where the Primary Company is unable to measure the actual terminating usage.

        G. Mobile Telephone Switching Office ("MTSO") - A CMRS Provider's switching equipment or terminal used to provide CMRS Provider's switching services or,




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          alternatively, any other point of termination designated by the CMRS
          Provider. The MTSO directly connects the CMRS Provider's customers within its licensed serving area to the Primary Company's facilities.

     H. Primary Company - The Party that provides the End Office or Tandem Office where the CMRS Provider chooses to connect terminating traffic. The Primary Company also bills the CMRS Provider for Wireless Interconnection Service.

     I. Revenues - Those monies the Primary Company bills and collects from the CMRS Provider for jointly provided Wireless Interconnection Service.

     J. Secondary Company - The Party that receives Terminating Traffic from the Primary Company.

     K. Tandem Office - a Party's switching system that provides an intermediate switching point for traffic between end offices or the network.

     L. Terminating Traffic - That traffic which is delivered by a CMRS Provider to the Primary Company for termination at a point on the intraLATA wireline switching network.

II.  ADMINISTRATION OF REVENUE DISTRIBUTION

     A. The Primary Company will compute, bill, collect and distribute the revenue for jointly provided Wireless Interconnection Service for calls terminating within a LATA. On jointly provided Wireless Interconnection Service, the Primary Company will distribute a portion of the Local Transport (LT) Revenues as described below with the Secondary Company for its part in terminating traffic from the CMRS Provider. The Primary Company will distribute applicable Local Switching (LS) and Carrier Common Line (CCL) charges which are collected from the CMRS Provider to the Secondary Company, as described below.

     B. Distribution of revenues will be computed using the rate elements as defined in SWBT's applicable Wireless Interconnection Tariff.

     C. For terminating traffic, actual monthly wireless MOU will be measured by the Primary Company for each office in the LATA or provided to the Primary Company by the CMRS Provider in those cases where the Primary Company is unable to measure the actual terminating usage.

     D. Each month, the amount of CCL and LS revenue (based on the rates in the Primary Company's applicable tariffs) due the Secondary Company from the Primary Company will be determined by totaling the actual terminating MOU associated with each of the Secondary Company's end offices and multiplying those MOU by the appropriate rates as set out above. The LT revenues due to the
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          Secondary Company will be determined for each Secondary Company end office by multiplying the billed MOU by the appropriate LT rate multiplied by the applicable end office percentage ownership of facilities listed in Exhibit A to this Appendix.

     E. The Primary Company will prepare a revenue and usage statement on a monthly basis. Within 90 calendar days after the end of each billing period, except in cases of disputes, the Primary Company will remit the compensation amount due the Secondary Company. When more than one compensation amount is due, they may be combined into a single payment. No distribution will be made for the revenue the Primary Company is unable to collect.

     F. The revenue and usage statement will contain the following information:

          1. The number of MOU for each of the Secondary Company's end offices, the corresponding rate elements to be applied to the MOU for each end office, and the resulting revenues;

          2.   The total of the MOU and revenues for the Secondary Company;

          3. The percent ownership factor used to calculate the distribution of Local Transport revenues; and,

          4.   Adjustments for uncollectibles.

     G. The Parties agree that revenue distribution under this Appendix will apply as of the effective date of this Agreement. The Primary Company will start revenue distribution on usage within 60 calendar days from the date this Appendix is effective.

III. TERMINATION PROVISIONS

     A. This Appendix shall remain in effect until terminated by either Party upon a minimum of 30 calendar days' written notice by such Party to the designated representative of the other.

     B. This Appendix may be terminated by an order of an appropriate regulatory commission or a court of competent jurisdiction.

IV.  MISCELLANEOUS PROVISIONS

     A. Exhibit A to this Appendix is attached and incorporated into this Appendix by reference. From time to time, by written agreement of both parties, new Exhibits may be substituted for the attached Exhibit A, superseding and canceling the Exhibit A previously in effect.
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     B.   Each party will promptly upon request, furnish to the other such information as may be required to perform under this Appendix.

V.   NOTICE

     In the event any notices are required under the terms of this Appendix, they shall be sent by registered mail, return receipt requested to:

     if to SWBT _____________________________________

     if to LSP  _____________________________________

                                                               APPENDIX WIRELESS
                                                                     PAGE 1 OF 1


                         EXHIBIT A TO APPENDIX WIRELESS

           END OFFICE PERCENT OWNERSHIP OF LOCAL TRANSPORT FACILITIES


CLLI CODE               NPA-NXX              % OWNERSHIP OF TRANSPORT FACILITIES